The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-267431-04
SUBJECT TO COMPLETION, DATED OCTOBER 27, 2022
Prospectus Supplement
(To Prospectus dated September 15, 2022)
Prologis, L.P.
C$
  % Notes due
Prologis, L.P. is offering        Canadian dollars (“CAD” or “C$”) aggregate principal amount of     % notes due         (the “notes”). Interest on the notes will be paid semi-annually in arrears in equal installments on             and             of each year, beginning on            , 2023. The notes will mature on            ,            . We may redeem some or all of the notes at any time and from time to time at our option. The redemption prices are discussed under the heading “Description of Notes — Optional Redemption.”
The notes will be Prologis, L.P.’s unsecured senior obligations and will rank equally in right of payment with all of its other unsecured and unsubordinated indebtedness from time to time outstanding and will be effectively subordinated to its mortgages and other secured indebtedness and all of the indebtedness of its subsidiaries. The notes will be issued in book-entry form only, in minimum denominations of C$2,000 and integral multiples of C$1,000 in excess thereof.
The notes are a new issue of securities with no established trading market. We have not applied and do not intend to apply for the listing of the notes on any securities exchange or for quotation on any automated dealer quotation system.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and under the caption “Risk Factors” in the documents incorporated by reference in the accompanying prospectus for a discussion of certain risks that should be considered in connection with an investment in the notes.
	Per Note	Total
Price to public(1)	%	C$
Underwriting discount	%	C$
Proceeds to us, before expenses	%	C$

(1)
Plus accrued interest, if any, from            , 2022, if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes in fully-registered, book-entry form on or about            , 2022 through the facilities of CDS Clearing and Depository Services Inc. for the accounts of its participants. Investors may hold their notes through Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank SA/NV, or its successor as operator of the Euroclear system.
Joint Book-Running Managers
Scotiabank	TD Securities
The date of this prospectus supplement is            , 2022.

Prospectus Supplement
Prospectus

S-i

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and the information contained in any free writing prospectus that we may provide to you. We have not, and the underwriters have not, authorized anyone else to provide you with different or additional information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or contained in any free writing prospectus that we provide to you. We are not, and the underwriters are not, making an offer of these securities or soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we provide to you or the documents incorporated by reference is accurate on any date other than their respective dates, even though this prospectus supplement and the accompanying prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.
Notice to Canadian Investors
The notes will be sold in Canada on a private placement basis to “accredited investors” who, in certain circumstances, are also “permitted clients”, each as defined under applicable Canadian securities laws.
Each underwriter has, severally and not jointly, represented to and agreed with us that the sale and delivery of the notes to any purchaser resident in a province of Canada by such underwriter will be made so as to be exempt from the prospectus filing requirements, and so as to be exempt from or made in compliance with applicable dealer registration requirements and all applicable securities laws, regulations, rules, instruments, rulings and orders, including those applicable in each of the provinces of Canada and the applicable policy statements issued by any securities regulator having jurisdiction. Each underwriter has also, severally and not jointly, represented to and agreed with us that such underwriter has not and will not provide to any purchaser any document or other material that would constitute an offering memorandum (other than the Canadian offering memorandum, dated            , 2022 (and the preliminary version thereof) that incorporates this prospectus supplement and the accompanying prospectus) with respect to the private placement of the notes in the provinces of Canada within the meaning of applicable Canadian provincial securities laws.
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 the (“Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither the Prologis, L.P. nor the underwriters have authorised, nor do they authorise, the making of any offer of notes other than to EEA Qualified Investors.
Prohibition of Sales to EEA Retail Investors — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

S-ii

Notice to Prospective Investors in the United Kingdom
None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither the Prologis, L.P. nor the underwriters have authorised, nor do they authorise, the making of any offer of notes other than to UK Qualified Investors.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a UK Qualified Investor. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.
It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” in the accompanying prospectus.
References in this prospectus supplement to “U.S. dollars,” “U.S.$,” “dollar” or “$” are to the currency of the United States of America. References to “Canadian dollars,” “CAD” or “C$” are to the currency of Canada.
Prologis, Inc. is a real estate investment trust and operates its business primarily through its consolidated subsidiary, Prologis, L.P., a Delaware limited partnership. As of September 30, 2022, Prologis, Inc. owned an approximate 97.27% common general partnership interest in Prologis, L.P., and 100% of the preferred units in Prologis, L.P. Prologis, Inc. only holds a de minimis amount of assets outside of Prologis, L.P. Unless otherwise indicated or unless the context requires otherwise, each reference in this prospectus supplement and the accompanying prospectus to:
•
“Prologis,” “we,” “us,” or “our” means Prologis, Inc. and its consolidated subsidiaries, including Prologis, L.P., except where it is made clear that the terms mean Prologis, Inc., Prologis, L.P. or both only; and

•
the “Operating Partnership” means Prologis, L.P., a Delaware limited partnership.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in the notes. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, including the risk factors, financial data and related notes, before making an investment decision.
Overview
We are the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of September 30, 2022, we owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.0 billion square feet (97 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,800 customers principally across two major categories: business-to-business and retail/online fulfillment.
Prologis, Inc. began operating as a fully integrated real estate company in 1997 and elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and believes the current organization and method of operation will enable Prologis, Inc. to maintain its status as a real estate investment trust.
Prologis, L.P., a Delaware limited partnership, was formed in 1997. We operate our business primarily through the Operating Partnership. As of September 30, 2022, Prologis, Inc. owned an approximate 97.27% general partnership interest in Prologis, L.P., and 100% of the preferred units in Prologis, L.P. As the sole general partner of the Operating Partnership, Prologis, Inc. has complete responsibility and discretion in the day-to-day management and control of Prologis, L.P. Prologis, Inc. only holds a de minimis amount of assets outside of Prologis, L.P.
We own, manage and develop well-located, high-quality logistics facilities in 19 countries across four continents. Our teams actively manage our portfolio to provide comprehensive real estate services, including leasing, property management, development, acquisitions and dispositions. We invest significant capital each year into new logistics properties principally through our development activity and third-party acquisitions. Our property dispositions allow us to recycle capital and contribute to self-funding these development and acquisition activities. The majority of our properties in the United States (“U.S.”) are wholly owned, while our properties outside the U.S. are generally held in co-investment ventures to mitigate our exposure to foreign currency movements.
Recent Developments
Preliminary Operational and Financial Condition Data for the Years Ended September 30, 2022 and 2021 and as of September 30, 2022 and December 31, 2021
The following information for the years ended September 30, 2022 and 2021 and as of September 30, 2022 and December 31, 2021 sets forth Prologis L.P.’s preliminary operating and financial condition data. Prologis, L.P.’s results of operations for such periods are not necessarily indicative of results that may be expected for any future period.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating Data (in millions, expect per share data)
Revenues:
Rental	$1,152	$1,037	$3,322	$3,074
Strategic capital	594	142	886	391
Development management and other	4	4	14	17
Total revenues	1,750	1,183	4,222	3,482
Expenses:
Rental	285	257	831	780
Strategic capital	130	52	239	147
General and administrative	88	67	246	219
Depreciation and amortization	401	391	1,200	1,181
Other	7	4	28	15
Total expenses	911	771	2,544	2,342
Operating income before gains on real estate transactions, net	839	412	1,678	1,140
Gains on dispositions of development properties and land, net	75	139	391	500
Gains on other dispositions of investments in real estate, net	1	214	585	358
Operating income	915	765	2,654	1,998
Other income (expense):
Earnings from unconsolidated entities, net	85	92	241	231
Interest expense	(64)	(64)	(188)	(203)
Foreign currency and derivative gains, net and interest and other income, net	172	64	365	143
Losses on early extinguishment of debt, net	—	—	(19)	(187)
Total other income (expense)	193	92	399	(16)
Earnings before income taxes	1,108	857	3,053	1,982
Income tax expense	(39)	(59)	(118)	(134)
Consolidated net earnings	1,069	798	2,935	1,848
Less net earnings attributable to noncontrolling interests	25	54	79	110
Net earnings attributable to controlling interests	1,044	744	2,856	1,738
Less preferred stock dividends	1	2	5	5
Net earnings attributable to common stockholders	$1,043	$742	$2,851	$1,733
Weighted average common shares outstanding – Basic	753.6	751.6	753.5	751.8
Weighted average common shares outstanding – Diluted	766.4	764.9	766.0	764.6
Net earnings per share attributable to common stockholders – Basic	$1.37	$0.98	$3.74	$2.28
Net earnings per share attributable to common stockholders – Diluted	$1.36	$0.97	$3.72	$2.27

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
FFO(1): (in millions)
Net earnings attributable to common stockholders	$1,043	$742	$2,851	$1,733
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	389	380	1,163	1,149
Gains on other dispositions of investments in real estate, net of taxes (excluding development properties and land)	(1)	(188)	(591)	(332)
Reconciling items related to noncontrolling interests	(30)	(1)	(74)	(46)
Our share of reconciling items related to unconsolidated co-investment ventures	80	52	225	200
Our share of reconciling items related to other unconsolidated ventures	5	7	16	22
NAREIT defined FFO(1)	1,486	992	3,590	2,726
Add (deduct) our defined adjustments:
Unrealized foreign currency and derivative gains, net	(76)	(67)	(231)	(150)
Deferred income tax expense (benefit)	6	(4)	24	10
Current income tax expense on dispositions related to acquired tax liabilities	—	—	—	3
Reconciling items related to noncontrolling interests	—	1	—	1
Our share of reconciling items related to unconsolidated co-investment ventures	(16)	—	(14)	(2)
FFO, as modified by Prologis(1)	1,400	922	3,369	2,588
Adjustments to arrive at Core FFO attributable to common stockholders/unitholders*:
Gains on dispositions of development properties and land, net	(75)	(139)	(391)	(500)
Current income tax expense on dispositions	1	5	7	29
Losses on early extinguishment of debt, net	—	—	19	187
Reconciling items related to noncontrolling interests	—	7	4	7
Our share of reconciling items related to unconsolidated co-investment ventures	1	—	1	3
Our share of reconciling items related to other unconsolidated ventures	1	—	1	(2)
Core FFO(1)	$1,328	$795	$3,010	$2,312
	September 30, 2022	December 31, 2021
	(unaudited)	(audited)
Financial Position (in millions):
Net investments in real estate properties	$47,396	$45,337
Investments in and advances to unconsolidated entities	8,659	8,611
Cash and cash equivalents	636	556
Total assets	60,946	58,486
Total debt	18,139	17,715
Total liabilities	21,339	20,744
Noncontrolling interests	3,324	3,398
Total capital	39,606	37,742
Number of common units outstanding	753	752
Number of Class A common limited partnership units outstanding	9	9

(1)
FFO, as modified by Prologis attributable to common stockholders/unitholders (“FFO, as modified by Prologis”); Core FFO attributable to common stockholders/unitholders (“Core FFO”); AFFO attributable to common stockholders/unitholders (“AFFO”); (collectively referred to as “FFO”). FFO is a non-GAAP financial measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings.

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as earnings computed under GAAP to exclude historical cost depreciation and gains and losses from sales net of any related tax, along with impairment charges, of previously depreciated properties. We also exclude the gains on revaluation of equity investments upon acquisition of a controlling interest and the gain recognized from a partial sale of our investment, as these are similar to gains from the sales of previously depreciated properties. We exclude similar adjustments from our unconsolidated entities and the third parties’ share of our consolidated co-investment ventures.
Our FFO Measures
Our FFO measures begin with NAREIT’s definition and we make certain adjustments to reflect our business and the way that management plans and executes our business strategy. While not infrequent or unusual, the additional items we adjust for in calculating FFO, as modified by Prologis, Core FFO and AFFO, as defined below, are subject to significant fluctuations from period to period. Although these items may have a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long term. These items have both positive and negative short-term effects on our results of operations in inconsistent and unpredictable directions that are not relevant to our long-term outlook.
We calculate our FFO measures, as defined below, based on our proportionate ownership share of both our unconsolidated and consolidated ventures. We reflect our share of our FFO measures for unconsolidated ventures by applying our average ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by adjusting our FFO measures to remove the noncontrolling interests share of the applicable reconciling items based on our average ownership percentage for the applicable periods.
These FFO measures are used by management as supplemental financial measures of operating performance and we believe that it is important that stockholders, potential investors and financial analysts understand the measures management uses. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.
We analyze our operating performance principally by the rental revenues of our real estate and the revenues from our strategic capital business, net of operating, administrative and financing expenses. This income stream is not directly impacted by fluctuations in the market value of our investments in real estate or debt securities.
FFO, as modified by Prologis
To arrive at FFO, as modified by Prologis, we adjust the NAREIT defined FFO measure to exclude the impact of foreign currency related items and deferred tax, specifically:
(i)
deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)
current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in earnings that is excluded from our defined FFO measure;

(iii)
foreign currency exchange gains and losses resulting from (a) debt transactions between us and our foreign entities, (b) third-party debt that is used to hedge our investment in foreign entities,

(c) derivative financial instruments related to any such debt transactions, and (d) mark-to-market adjustments associated with other derivative financial instruments.
We use FFO, as modified by Prologis, so that management, analysts and investors are able to evaluate our performance against other REITs that do not have similar operations or operations in jurisdictions outside the U.S.
Core FFO
In addition to FFO, as modified by Prologis, we also use Core FFO. To arrive at Core FFO, we adjust FFO, as modified by Prologis, to exclude the following recurring and nonrecurring items that we recognize directly in FFO, as modified by Prologis:
(i)
gains or losses from the disposition of land and development properties that were developed with the intent to contribute or sell;

(ii)
income tax expense related to the sale of investments in real estate;

(iii)
impairment charges recognized related to our investments in real estate generally as a result of our change in intent to contribute or sell these properties;

(iv)
gains or losses from the early extinguishment of debt and redemption and repurchase of preferred stock; and

(v)
expenses related to natural disasters.

We use Core FFO, including by segment and region, to: (i) assess our operating performance as compared to other real estate companies; (ii) evaluate our performance and the performance of our properties in comparison with expected results and results of previous periods; (iii) evaluate the performance of our management; (iv) budget and forecast future results to assist in the allocation of resources; (v) provide guidance to the financial markets to understand our expected operating performance; and (vi) evaluate how a specific potential investment will impact our future results.
Limitations on the use of our FFO measures
While we believe our modified FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, these are only a few of the many measures we use when analyzing our business. Some of the limitations are:
•
The current income tax expenses that are excluded from our modified FFO measures represent the taxes that are payable.

•
Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Furthermore, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of logistics facilities are not reflected in FFO.

•
Gains or losses from property dispositions and impairment charges related to expected dispositions represent changes in value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of disposed properties arising from changes in market conditions.

•
The deferred income tax benefits and expenses that are excluded from our modified FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our modified FFO measures do not currently reflect any income or expense that may result from such settlement.

•
The foreign currency exchange gains and losses that are excluded from our modified FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.
•
The gains and losses on extinguishment of debt or preferred stock that we exclude from our Core FFO, may provide a benefit or cost to us as we may be settling our obligation at less or more than our future obligation.

•
The natural disaster expenses that we exclude from Core FFO are costs that we have incurred.

We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. This information should be read with our complete Consolidated Financial Statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our modified FFO measures to our net earnings computed under GAAP.

The Offering
The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.
Issuer
Prologis, L.P., a Delaware limited partnership
Securities Offered
C$      aggregate principal amount of    % notes due
Maturity Date
      ,       , unless earlier redeemed
Original Issue Date
            , 2022
Interest
    % per year
Interest Payment Dates
Interest is payable semi-annually in arrears in equal installments on       and        of each year, beginning on             , 2023.
Currency of Payments
All payments of interest and principal, including payments made upon any redemption of the notes, will be made in CAD, except under the limited circumstances provided herein. See “Currency Conversion.”
Ranking
The notes will be Prologis, L.P.’s unsecured senior obligations and will rank equally with its other unsecured and unsubordinated indebtedness. However, the notes will be effectively subordinated to the mortgages and other secured indebtedness of Prologis, L.P. and all of the indebtedness of its subsidiaries. As of September 30, 2022, we had approximately $18.1 billion of indebtedness outstanding, of which approximately $0.5 billion was secured mortgage debt and approximately $10.6 billion consisted of indebtedness of our consolidated subsidiaries. The notes will not be guaranteed by Prologis, Inc.
Denominations
Prologis, L.P. will issue the notes in minimum denominations of C$2,000 and integral multiples of C$1,000 in excess thereof.
Optional Redemption
At any time prior to          ,          (such date, the “par call date”), the notes will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of:
•
100% of the principal amount of the notes to be redeemed; or

•
the Canada Yield Price (as defined herein).

In addition, on or after the par call date, the notes will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed.
In each case, we will pay the accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, the redemption date. For additional information, including the definition of “Canada Yield Price,” see “Description of Notes — Optional Redemption” in this prospectus supplement.

Additional Amounts
If a withholding or deduction is required for any present or future taxes, duties, assessments or other governmental charges imposed by the United States (as defined below) or any political subdivision or taxing authority thereof, we will, subject to exceptions and limitations, pay to the holder of any note that is beneficially owned by a United States Alien, as additional interest, such Additional Amounts as may be necessary in order that every net payment on the note, by us or a paying agent, after deduction or withholding for any present or future tax, duty, assessment or other governmental charge imposed upon such payment by the United States or any political subdivision or taxing authority thereof, will not be less than the amount provided in the note to be due and payable. For additional information, including the definitions of “United States,” “United States Alien” and “Additional Amounts,” see “Description of Notes — Payment of Additional Amounts” in this prospectus supplement.
Redemption for Tax Reasons
We may, at our option, redeem the notes, in whole but not in part, in the event of certain changes in United States (as defined below) tax laws at a redemption price equal to 100% of the principal amount of the notes, plus any accrued and unpaid interest thereon (and Additional Amounts, if any) to the date fixed for redemption, as described under “Description of Notes — Redemption for Tax Reasons.”
Covenants
The indenture governing the notes will restrict, among other things, Prologis L.P.’s ability to incur additional indebtedness and to merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of its assets. See “Description of Notes — Covenants” and “Description of Debt Securities of Prologis, L.P. — Covenants” in the accompanying prospectus.
Use of Proceeds
We intend to use the net proceeds from the offering of the notes for general corporate purposes, including to repay or repurchase other indebtedness or manage other capital needs. In the short term, we may also use the amounts received from the issuance of the notes to repay borrowings under our global line of credit. See “Use of Proceeds.”
Further Issuance
We may in the future, without the consent of holders, issue additional notes of the series of notes offered hereby on the same terms and conditions and with the same CUSIP/ISIN number as the notes being offered hereby. The notes and any additional notes with the same terms subsequently issued under the indenture would be treated as a single series for all purposes under the indenture, including without limitation, waivers, amendments, redemptions and offers to purchase; provided that no such additional notes may be issued with the same CUSIP/ISIN unless they will be fungible with the outstanding notes for U.S. federal income tax purposes.
CUSIP/ISIN
74340XCD1/CA74340XCD18

Trustee
U.S. Bank Trust Company, National Association
Paying Agent, Authenticating Agent, Registrar and Transfer Agent
BNY Trust Company of Canada
Governing Law
New York
Book-Entry
The notes will be issued in fully-registered, book-entry form. One or more global notes will be deposited with CDS Clearing and Depository Services Inc. and registered in the name of CDS & Co., as nominee of CDS Clearing and Depository Services Inc. See “Description of Notes — Book-Entry Procedures.”
Risk Factors
An investment in the notes involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-10 of this prospectus supplement and under the caption “Risk Factors” in the documents incorporated by reference in this prospectus supplement.
Trading
The notes are a new issue of securities for which there is currently no established trading market. An active or liquid market may not develop for the notes or, if developed, may not be maintained.
We have not applied and do not intend to apply for the listing of the notes on any securities exchange or for quotation on any automated dealer quotation system.

RISK FACTORS
Before you decide to invest in the notes, you should consider the factors set forth below as well as the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference into this prospectus supplement. See “Incorporation of Certain Information by Reference” in this prospectus supplement.
Holders of the notes will receive payments solely in CAD, except under the limited circumstances provided herein.
All payments of interest, premium, if any, and the principal of the notes, any redemption price for the notes, and any Additional Amounts payable in respect of the notes will be made in CAD, except under the circumstances described under “Currency Conversion.” We, the underwriters, the trustee and the paying agent with respect to the notes will not be obligated to convert, or to assist any registered owner or beneficial owner of notes in converting, payments of interest, principal, premium, any redemption price or any Additional Amounts in CAD made with respect to the notes into U.S. dollars or any other currency.
Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to CAD.
The initial investors in the notes will be required to pay for the notes in CAD. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining CAD or in converting other currencies into CAD to facilitate the payment of the purchase price for the notes. An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”) entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks include the possibility of:
•
significant changes in rates of exchange between CAD and the investor’s home currency;

•
the imposition or subsequent modification of foreign exchange controls with respect to CAD or the investor’s home currency; and

•
the imposition or subsequent modification of any foreign exchange gains results from an investment in the notes.

Even if there are no actual exchange controls, it is possible that CAD would not be available to us when payments on a note are due because of circumstances beyond our control. As described below under “Currency Conversion,” if CAD are unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until CAD are again available to us.
We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events and the supply of and demand for CAD that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, the perceived stability of political conditions in various countries and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance.
Rates of exchange between CAD and other currencies have been volatile and similar or greater volatility may occur in the future. However, the exchange rates of an investor’s home currency for CAD and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of CAD against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note, the price payable upon any redemption of notes and any Additional Amounts, and generally in the investor’s home currency equivalent market value of that note. Appreciation of CAD in relation to the investor’s home currency would have the opposite effects.
Canada may, in the future, impose exchange controls and/or modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of CAD at the time of payment of principal of, interest on, or any redemption payment or Additional Amounts with respect to, the notes.
This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial, tax and legal advisors as to the risks involved in an investment in the notes.
The notes permit us to make payments in U.S. dollars if we are unable to obtain CAD.
If CAD are unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until CAD are again available to us. In those circumstances, the amount payable on any date in CAD will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for CAD, as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default (as defined in the accompanying prospectus under the caption “Description of Debt Securities of Prologis, L.P. — Events of Default; Notice and Waiver”) under the notes or the indenture governing the notes. There can be no assurance that this exchange rate will be as favorable to holders of notes as the exchange rate that might otherwise be determined by applicable law or the exchange rate that might have been used had that rate been determined as of a specific date or with reference to a specific publication or other source of exchange rate data. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the notes.
Judgments in a foreign currency could result in a substantial loss to you.
The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than U.S. dollars. It is not clear, however, whether in granting any judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered, the date when the obligation is actually paid (as several states of the United States have adopted the Uniform Foreign Money Claims Act, which endorses the “payment date” rule) or some other date.
Under the New York judiciary law, an action based upon an obligation denominated in CAD will be rendered in CAD. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. The exchange rate on the date of judgment could be more or less favorable than the exchange rate on the date the judgment is paid. There will be no provision for any further payments if exchange rates continue to change after the judgment is rendered.
A public trading market for the notes may not develop.
The notes are a new issue of securities for which no established trading market exists. We have not applied and do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. As a result, no assurance can be given that a trading market for the notes will develop or be maintained. If an active trading market does not develop for the notes, noteholders may not be able to resell them at all or at prices acceptable to them. Although the underwriters for this offering have advised us that they intend to make a market in the notes after completion of the offering, they are not obligated to do so and may discontinue market making at any time.

The market price of the notes may be volatile.
The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including:
•
our financial performance;

•
the amount of indebtedness we and our subsidiaries have outstanding;

•
market interest rates;

•
the market for similar securities;

•
competition;

•
the size and liquidity of the market for the notes; and

•
general economic conditions.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.
An increase in interest rates could result in a decrease in the relative value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
Ratings of notes may not reflect all risks of an investment in the notes.
We expect that the notes will be rated by at least one nationally recognized statistical rating organization. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold the notes. These ratings do not correspond to market price or suitability for a particular investor. In addition, ratings prevailing at any time may be lowered or withdrawn in their entirety. As a result, the ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes.
Prologis, L.P. may require cash from its subsidiaries to make payments on the notes.
Prologis, L.P. conducts the majority of its operations through its consolidated subsidiaries and unconsolidated joint ventures and co-investment ventures, some of which are not wholly owned, and Prologis, L.P. relies to a significant extent on dividends, distributions, proceeds from intercompany transactions, interest payments and loans from those entities to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses, including interest payments on the notes, which may be subject to contractual restrictions. Further, a substantial portion (amounting to approximately 63%) of the total assets of Prologis, L.P. as of September 30, 2022 were held directly by Prologis, L.P.’s subsidiaries (excluding intercompany receivables). Accordingly, the cash flow of Prologis, L.P. and the consequent ability to service its debt, including the notes, are partially dependent on the earnings of such consolidated subsidiaries and unconsolidated joint ventures and co-investment ventures. Holders of notes may look only to Prologis, L.P.’s assets, and not directly to any of Prologis, L.P.’s consolidated subsidiaries or unconsolidated joint ventures and co-investment ventures, for payments on the notes. If Prologis, L.P. is unable to obtain cash from such entities to fund required payments in respect of the notes, Prologis, L.P. may be unable to make payments of principal of or interest on those notes.
The notes restrict, but do not eliminate, Prologis, L.P.’s and its subsidiaries’ ability to incur additional debt or prohibit any of them from taking other action that could negatively impact holders of the notes.
Prologis, L.P. and its subsidiaries are restricted from incurring additional indebtedness under the terms of the notes and the indenture governing the notes. However, these limitations are subject to numerous exceptions. See “Description of Notes — Covenants” in this prospectus supplement and “Description of

Debt Securities of Prologis, L.P. — Covenants — Limitations on incurrence of debt” in the accompanying prospectus. Prologis L.P.’s and its subsidiaries’ ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the notes and the indenture governing the notes, including repurchasing indebtedness or common or preferred shares or units, as applicable, or paying dividends, could have the effect of diminishing Prologis, L.P.’s ability to make payments on the notes when due. Additionally, except as set forth under “Description of Notes — Covenants” in this prospectus supplement and “Description of Debt Securities of Prologis, L.P. — Covenants — Limitations on incurrence of debt” in the accompanying prospectus, the indenture governing the notes does not contain any provisions applicable to these notes that would afford holders of the notes protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.
The notes are not secured by any of Prologis, L.P.’s assets and any secured creditors would have a prior claim on Prologis, L.P.’s assets.
The notes are not secured by any of Prologis, L.P.’s assets. If Prologis, L.P. becomes insolvent or is liquidated, or if payment under any of the agreements governing Prologis, L.P.’s secured debt is accelerated, the lenders under Prologis, L.P.’s secured debt agreements, as applicable, will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to agreements governing that debt. Accordingly, the lenders will have a prior claim on Prologis, L.P.’s assets, as applicable. In that event, because the notes are not secured by any of Prologis, L.P.’s assets, it is possible that there will be no assets remaining from which claims of the holders of the notes can be satisfied or, if any assets remain, the remaining assets might be insufficient to satisfy those claims in full. As of September 30, 2022, we had approximately $18.1 billion of indebtedness outstanding, of which approximately $0.5 billion was secured mortgage debt and approximately $10.6 billion consisted of indebtedness of our consolidated subsidiaries.
The notes are effectively subordinated to the indebtedness of Prologis, L.P.’s consolidated subsidiaries, unconsolidated joint ventures and co-investment ventures.
Prologis, L.P.’s right to participate in any distribution of assets of any of its consolidated subsidiaries, unconsolidated joint ventures and co-investment ventures upon that subsidiary’s or venture’s dissolution, winding-up, liquidation, reorganization or otherwise (and thus the ability of the holders of the notes to participate indirectly from the distribution) is subject to the prior claims of the creditors of that subsidiary or venture, except to the extent that Prologis, L.P. is a creditor of the subsidiary or venture and Prologis, L.P.’s claims are recognized. Therefore, the notes are effectively subordinated to all indebtedness and other obligations of Prologis, L.P.’s consolidated subsidiaries, unconsolidated joint ventures and co-investment ventures. Prologis, L.P.’s subsidiaries, joint ventures and co-investment ventures are separate legal entities and have no obligations to pay, or make funds available for the payment of, any amounts due on the notes. The indenture governing the notes restricts Prologis, L.P. and its subsidiaries from incurring additional indebtedness; however, these limitations are subject to numerous exceptions. The incurrence of additional indebtedness and other liabilities by Prologis, L.P. or its subsidiaries, joint ventures or co-investment ventures could adversely affect Prologis, L.P.’s ability to pay obligations on the notes. As of September 30, 2022, we had approximately $18.1 billion of indebtedness outstanding, of which approximately $0.5 billion was secured mortgage debt and approximately $10.6 billion consisted of indebtedness of our consolidated subsidiaries. All of the debt of Prologis L.P.’s consolidated subsidiaries (other than secured debt) was guaranteed by Prologis, L.P.
Our financial performance and other factors could adversely impact our ability to make payments on the notes.
Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control.
If Prologis, L.P. were to become subject to a substantially higher rate of U.S. federal, state, local or foreign tax, Prologis, L.P.’s cash available for payment on the notes could be substantially reduced.
Current law may change so as to cause Prologis, L.P. to become subject to a substantially higher rate of U.S. federal, state, local and/or foreign tax. In particular, some states and localities impose, or have considered imposing, entity level income, franchise or similar taxes on partnerships. An increase in the overall tax imposed upon Prologis, L.P. could result in a material reduction of its anticipated cash flows, which could substantially reduce the amount of cash available for payment on, and cause a reduction in the value of, the notes.
We may elect to cause the redemption of the notes when prevailing interest rates are relatively low.
At any time prior to           ,           , we may redeem the notes in whole at any time, or in part from time to time, at a price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the Canada Yield Price, plus, in either case, accrued interest to the redemption date. In addition, on or after the par call date, the notes will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date. See “Description of Notes — Optional Redemption.”
If we were to redeem the notes at a time when prevailing interest rates are less than the interest rate on the notes being redeemed, you may not be able to reinvest the proceeds from the redemption to obtain a comparable yield.

CURRENCY CONVERSION
All payments of principal, premium, if any, and interest on the notes, including payments made upon any redemption, and any Additional Amounts that may be payable with respect to the notes, will be payable in CAD, provided that, if CAD are unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until CAD are again available to us. In such circumstances, the amount payable on any date in CAD will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for CAD, as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. See “Risk Factors — The notes permit us to make payments in U.S. dollars if we are unable to obtain CAD.”
Investors will be subject to foreign exchange risks as to payments on the notes that may have important economic and tax consequences to them. See “Risk Factors.”
As of October 26, 2022, the CAD/U.S. dollar exchange rate was C$1.3565 = U.S.$1.00, as published by the Bank of Canada.

USE OF PROCEEDS
We expect to receive net proceeds from this offering of approximately C$      million, after deducting the underwriting discount and estimated transaction expenses payable by us.
We intend to use the net proceeds for general corporate purposes, including to repay or repurchase indebtedness or manage other capital needs. In the short term, we may use the net proceeds to repay borrowings under our global line of credit.
As of October 25, 2022, there was approximately $1.4 billion outstanding under our global line of credit. As of October 25, 2022, the weighted average interest rate under our global line of credit was 2.56% per annum. Our global line of credit matures on June 30, 2026.

CAPITALIZATION
The following table sets forth the cash and cash equivalents and capitalization of Prologis, L.P. as of September 30, 2022, on an actual basis and as adjusted basis to give effect to this offering and the application of the net proceeds of C$       , after deducting the underwriting discount and estimated transaction expenses payable by us, as described under “Use of Proceeds.”
The amount of proceeds ultimately received from this offering is dependent upon numerous factors and subject to general market conditions. Accordingly, the actual amounts shown in the “As Adjusted” column may differ materially from those shown below.
The capitalization table should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of September 30, 2022
	Actual	As Adjusted
	(In millions)
Cash and cash equivalents:	$636	$
Debt:
Credit facilities	$520	$
Senior notes(1)	15,748
Notes offered hereby(2)
Term loans and other debt	1,377
Secured mortgage	494
Total debt	18,139
Prologis, L.P. capital:
Partners’ capital	36,283
Noncontrolling interests:	3,323
Total capital	39,606
Total capitalization:	$57,745	$

(1)
The Senior notes line does not give effect to our offers to exchange Duke Realty Notes for notes to be issued by Prologis, L.P. in the aggregate principal amount of up to $3.375 billion, which was completed on October 6, 2022.

(2)
The aggregate principal amount of the notes to be sold in this offering is based on the CAD/U.S. dollar exchange rate of C$1.3747 = U.S.$1.00 in effect on September 30, 2022.

DESCRIPTION OF NOTES
The following description of the terms of the notes, which are referred to in the accompanying prospectus as the “debt securities,” supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, to which reference is hereby made.
General
The notes constitute a separate series of debt securities to be issued pursuant to an Indenture, dated as of June 8, 2011 (the “Original Indenture”), among Prologis, L.P., as issuer, Prologis, Inc. and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee, as amended and supplemented by the Fifth Supplemental Indenture, dated as of August 15, 2013 (the “Fifth Supplemental Indenture”), as amended and supplemented by the Ninth Supplemental Indenture, to be entered into in connection with the issuance of the notes (the “Ninth Supplemental Indenture” and, together with the Fifth Supplemental Indenture and the Original Indenture, the “Indenture”). The terms of the notes include those provisions contained in the Indenture, portions of which are described in this prospectus supplement and the accompanying prospectus, and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are subject to all of these terms, and holders of notes are referred to the Indenture and the Trust Indenture Act for a statement of those terms. As of September 30, 2022, Prologis, L.P. had $6.3 billion aggregate principal amount of debt securities outstanding under the Indenture.
The notes will not be guaranteed by Prologis, Inc. and the provisions under the heading “Description of Debt Securities of Prologis, L.P. — Guarantees” in the accompanying prospectus do not apply to the notes.
Capitalized terms used but not defined under the caption “Description of Notes” have the meaning given to them in the Original Indenture.
The notes will be limited initially to C$      aggregate principal amount. Prologis, L.P. may in the future, without the consent of holders, issue additional notes of the series of notes offered hereby on the same terms and conditions and with the same CUSIP/ISIN number as the notes being offered hereby. The notes and any additional notes of such series subsequently issued under the Indenture would be treated as a single series for all purposes under the Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase, provided that if such additional notes are not fungible with the original notes of such series for U.S. federal income tax purposes, such additional notes will have separate CUSIP and ISIN numbers.
The Indenture permits Prologis, L.P. to issue different series of debt securities from time to time. The notes we are offering will be a single, distinct series of debt securities. The specific terms of each other series may differ from those of the notes. Except as described in this prospectus supplement under “Description of Notes — Covenants” and the accompanying prospectus under “Description of Debt Securities of Prologis, L.P. — Covenants,” the Indenture does not limit the aggregate amount of debt securities that may be issued under the Indenture, nor does it limit the number of other series or the aggregate amount of any particular series. When we refer to a “series of debt securities,” we mean a series of debt securities, such as the series of notes we are offering by means of this prospectus supplement and the accompanying prospectus, issued under the Indenture. When we refer to “the notes,” or “these notes,” we mean the notes we are offering by means of this prospectus supplement and accompanying prospectus.
Reference is made to the sections entitled “Description of Notes — Covenants” in this prospectus supplement and “Description of Debt Securities of Prologis, L.P. — Covenants” in the accompanying prospectus for a description of the covenants applicable to the notes. The defeasance and covenant defeasance provisions of the Indenture described under “Description of Debt Securities of Prologis, L.P. — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes. Each of the covenants described in “Description of Notes — Covenants” in this prospectus supplement and the accompanying prospectus under the caption “Description of Debt Securities of Prologis, L.P. — Covenants” will be subject to defeasance. Except as set forth in this prospectus supplement under the caption

“Description of Notes — Covenants” and in the accompanying prospectus under the caption “Description of Debt Securities of Prologis, L.P. — Covenants — Limitations on incurrence of debt,” the Indenture does not contain any provisions applicable to the notes that would limit Prologis, L.P.’s or its subsidiaries’ ability, to incur indebtedness or that would afford holders of the notes protection in the event of a highly leveraged or similar transaction involving Prologis, L.P. or in the event of a change of control.
The notes will be issued in book-entry form only, in minimum denominations of C$2,000 and integral multiples of C$1,000 in excess thereof.
Principal and Interest
The notes will bear interest at the rate of    % per year and will mature on           ,           . Interest on the notes will accrue from                 , 2022 and will be payable semi-annually in arrears in equal installments on           and           of each year, commencing on           , 2023 (each such date being an “interest payment date”), to the persons in whose names the notes are registered in the security register on the preceding           or           , whether or not a business day, as the case may be (each such date being a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
For an interest period that is not a full semi-annual interest period, interest on the notes will be computed on the basis of a 365-day year and the actual number of days in such interest period.
Solely for the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which the rate used in such computation is equivalent during any particular period is the rate so used (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by the number of days based on which such rate is calculated.
If any interest payment date, maturity date or earlier date of redemption falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that interest payment date, that maturity date or that date of redemption, as the case may be, until the next business day. For purposes of the notes, a business day means any day, other than a Saturday or Sunday, or legal holidays on which banks in The City of New York or Los Angeles, California are not required or authorized by law or executive order to be closed. The principal of, and premium or make-whole amounts, if any, and interest or additional amounts on the notes will be payable at the corporate trust office of the trustee, initially located at 100 Wall Street, Suite 1600, New York, New York 10005; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled to the payment as it appears in the security register or by wire transfer of funds to the person to an account maintained within the United States. Notes may be surrendered for registration of transfer or exchange, and notices or demands to or upon us in respect of the notes and the Indenture may be served, at such corporate trust office as well.
Issuance in CAD; Payment on the Notes
Initial holders will be required to pay for the notes in CAD, and all payments of principal of, premium (if any), and interest and Additional Amounts (as defined below, if any) on, the notes will be payable in CAD, provided, that if on or after the date of this prospectus supplement CAD are unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until CAD are again available to us. In such circumstances, the amount payable on any date in CAD will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for CAD, as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default (as defined in the accompanying prospectus under “Description of Debt Securities of Prologis, L.P. — Events of Default”) under the notes or the indenture governing the notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing. See “Risk Factors — The notes permit us to make payments in U.S. dollars if we are unable to obtain CAD.” All determinations referred to above in this paragraph made by Prologis, L.P. shall be at its sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on holders of the notes.
Investors will be subject to foreign exchange risks as to payments on the notes that may have important economic and tax consequences to them. See “Risk Factors” in this prospectus supplement.
The Trustee, Paying Agent, Transfer Agent and Security Registrar
U.S. Bank Trust Company, National Association will be the trustee with respect to the notes and maintains various commercial and investment banking relationships with us and with affiliates of ours. BNY Trust Company of Canada will initially act as paying agent, transfer agent, authenticating agent and security registrar for the notes, acting through its corporate trust office currently located at 1 York Street, 6th Floor, Toronto, Ontario, M5J 0B6. BNY Trust Company of Canada and its affiliates maintain various commercial and investing banking relationships with us and with affiliates of ours.
Optional Redemption
At any time prior to the Par Call Date, the notes will be redeemable in whole at any time or in part from time to time, at Prologis, L.P.’s option, at a redemption price calculated by Prologis, L.P. and equal to the greater of:
(1)
the Canada Yield Price, and

(2)
100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest, if any, to, but not including, the redemption date.
In addition, on or after the Par Call Date, the notes will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date.
“Par Call Date” means           ,           (      months prior to the maturity date of the notes).
“Canada Yield Price” means, in respect of any notes being redeemed, the price, in respect of the principal amount of the notes, calculated by us as of the third business day prior to the redemption date of such notes, equal to the sum of the present values of the remaining scheduled payments of interest (not including any portion of the payments of interest accrued as of the date of redemption) and principal on the notes to be redeemed from the redemption date to the Par Call Date using as a discount rate the sum of the Government of Canada Yield on such business day plus      basis points.
“Government of Canada Yield” means, on any date, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two investment dealers in Canada selected by us, assuming semi-annual compounding and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in Canadian dollars in Canada at 100% of its principal amount on such date with a term to maturity that most closely approximates the remaining term to the Par Call Date.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Unless Prologis, L.P. defaults in payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date.
If less than all of the notes are to be redeemed at our option, Prologis, L.P. will notify the trustee under the Indenture at least 45 days prior to the redemption date, or any shorter period as may be satisfactory to the trustee, of the aggregate principal amount of the notes of such series to be redeemed and the redemption date. The trustee will select, in the manner as it deems fair and appropriate, the notes to be redeemed. Notes may be redeemed in part in the minimum authorized denomination for notes or in any integral multiple of such amount.
Payment of Additional Amounts
All payments of principal and interest with respect to the notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed by the United States or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof). If a withholding or deduction is required, we will, subject to certain exceptions and limitations set forth below, pay to the holder of any note that is beneficially owned by a United States Alien (as defined below), as additional interest, such amounts (“Additional Amounts”) as may be necessary in order that every net payment on such note (including payment of the principal of and interest on such note) by us or a paying agent, after deduction or withholding for or on account of any Tax imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in such note to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to:
a.   any Tax that would not have been so imposed but for:
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the existence of any present or former connection between such holder or beneficial owner of such note (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or a trust, or a member or shareholder of such holder, if such holder is a partnership or corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as a resident thereof or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein; or

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such holder’s or beneficial owner’s past or present status, as applicable (under prior or current law), as a personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organization with respect to the United States, passive foreign investment company or controlled foreign corporation for United States tax purposes or corporation that accumulates earnings to avoid United States Federal income tax;

b.   any estate, inheritance, gift, excise, sales, transfer, wealth, capital gains or personal property Tax or any similar Tax;
c.   any Tax that would not have been imposed but for the presentation by the holder of a note for payment more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;
d.   any Tax that is payable otherwise than by withholding or deduction from a payment on a note;
e.   any Tax required to be withheld by any paying agent from a payment on a note, if such payment could be made without such withholding by any other paying agent;
f.    any Tax that would not have been imposed but for a failure to comply with applicable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a note or any intermediary of such holder or beneficial owner if such compliance is required by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to relief or exemption from such Tax (including, for the avoidance of doubt, any backup withholding Tax imposed pursuant to Section 3406 of the Code (or any amended or successor provision));
g.   any Tax imposed on a holder or beneficial owner that actually or constructively owns 10 percent or more of the combined voting power of all classes of our stock or that is a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; or
h.   any combination of items (a), (b), (c), (d), (e), (f) and (g);
nor shall Additional Amounts be paid with respect to a payment on a note to a holder or beneficial owner that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to Additional Amounts (or payment of Additional Amounts would not have been necessary) had such beneficiary, settlor, member or beneficial owner been the holder of such note.
Notwithstanding anything to the contrary in the preceding paragraph, we, the trustee and any person making payments on behalf of us shall be entitled to deduct and withhold as required, and shall not be required to pay any Additional Amounts with respect to any withholding or deduction imposed on or in respect of any note, pursuant to Sections 1471 through 1474 of the Code and applicable U.S. Treasury Regulations issued thereunder (commonly referred to as “FATCA”) (or any amended or successor provisions), any treaty, law, regulation or other official guidance enacted by any jurisdiction implementing FATCA, any agreement between us or any other person and the United States or any jurisdiction implementing FATCA, or any law implementing an intergovernmental approach to FATCA.
A “United States Alien” means any person that, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust. As used under this caption “— Payment of Additional Amounts” and under the caption “— Redemption for Tax Reasons” below, the term “United States” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.
Redemption for Tax Reasons
If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (including of any political subdivision or taxing authority thereof or therein), or any change in the official application (including a ruling by a court of competent jurisdiction in the United States) or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or will become obligated to pay Additional Amounts on the notes or (b) any act is taken by a taxing authority of the United States (including of any political subdivision or taxing authority thereof or therein) on or after the date of this prospectus supplement, whether or not such act is taken with respect to us or any affiliate of ours, that results in a substantial likelihood that we will or may be required to pay Additional Amounts on the notes, then, we may, at our option, redeem the notes, as a whole but not in part, on not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest, accrued thereon (and Additional Amounts, if any) to the date fixed for redemption; provided that we determine, in our business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to us, not including substitution of the obligor under the notes or any action that would entail a material cost to us. No redemption will be made unless (i) we shall have received an opinion of independent counsel to the effect that the circumstances described in either of the above clauses (a) or (b) exist and (ii) we shall have delivered to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion we are entitled to redeem the notes pursuant to their terms. If we redeem the notes under the circumstances described in this paragraph, then, notwithstanding any provision to the contrary set forth above in this paragraph, installments of interest on the notes that are due and payable on any interest payment date falling on or prior to the redemption date for the notes will be payable to the registered holders of the notes (or one or more predecessor notes) of record at the close of business on the relevant record date, all as provided in the indenture. Unless we default in the payment of the redemption price, interest on a note called for redemption will cease to accrue on the redemption date.
Covenants
The Indenture contains covenants that Prologis, L.P. makes for the benefit of the holders of the notes and the other debt securities issued under the Indenture. The covenants are described in the accompanying prospectus under the caption “Description of Debt Securities of Prologis, L.P. — Covenants.”
The covenants in the Indenture include a Total Unencumbered Assets test that provides that Prologis, L.P. and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of Prologis, L.P. and its Subsidiaries on a consolidated basis. On August 15, 2013, Prologis, L.P., as issuer, Prologis, Inc. and U.S. Bank National Association, the predecessor to U.S. Bank Trust Company, National Association, as trustee, entered into a Fifth Supplemental Indenture to the Indenture that amends the definition of Total Unencumbered Assets, as set forth below, and applies to the notes and to future issuances of debt securities, unless the Indenture is further modified or supplemented.
As provided in the Fifth Supplemental Indenture, the definition of “Total Unencumbered Assets” means the sum of Prologis, L.P.’s and its Subsidiaries’ Undepreciated Real Estate Assets and the value determined in accordance with GAAP of all Prologis, L.P.’s and its Subsidiaries’ other assets, other than accounts receivable and intangibles, in each case not subject to an Encumbrance. “Total Unencumbered Assets” does not include investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.
You should read and consider the descriptions of the covenants set forth in the accompanying prospectus under the caption “Description of Debt Securities of Prologis, L.P. — Covenants” (including the definitions) together with the above amended definition of Total Unencumbered Assets.
Governing Law
The Indenture is governed by, and construed in accordance with, the laws of the State of New York, and once issued the notes will be as well.
Book-Entry Procedures
We have obtained the information in this section concerning CDS and its book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of CDS as they are currently in effect. Those systems could change their rules and procedures at any time.
The notes will be issued as fully-registered, book-entry global securities (which we sometimes refer to as “global securities” or “global notes”) which will be deposited with, or on behalf of, CDS and registered, at the request of CDS, in the name of CDS & Co. The notes will settle in immediately available funds through CDS. You may hold interests in a global security through organizations that participate, directly or indirectly, in the CDS system.
For as long as the notes are maintained in book-entry form at CDS, CDS or its nominee will be the registered holder of the notes for all purposes and all payments on the notes will be made to CDS and payments to beneficial owners of notes will be made in accordance with CDS’ procedures and the procedures of its participants. Consequently, you will need to look to CDS and its participants through which you own your interest in the notes for any payment or to exercise any rights in respect of the notes. We have no responsibility for the actions of CDS or its participants, and your ability to receive payments or exercise any rights in respect of the notes will be subject to their procedures.
CDS is Canada’s national securities depository, clearing and settlement hub, supporting Canada’s equity, fixed income and money markets. Functioning as a service utility for the Canadian financial community, CDS provides a wide variety of computer automated services for financial institutions and investment dealers active in domestic and international capital markets. CDS participants include banks, investment dealers and trust companies and may include certain of the underwriters. Indirect access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS participant. Transfers of ownership and other interests in notes in CDS, including cash distributions, may only be processed through CDS participants and will be completed in accordance with existing CDS rules and procedures. CDS is headquartered in Toronto and has offices in Montreal, Vancouver and Calgary. CDS is a subsidiary of The Canadian Depository for Securities Limited, part of TMX Group Limited. It is affiliated with CDS Inc., which provides services to the Canadian Securities Administrators, and CDS Innovations Inc., a commercial marketer of CDS information products such as CDS Bulletins and entitlements information.
You may elect to hold interests in the notes outside Canada through Clearstream Banking, société anonyme, Luxembourg, or “Clearstream,” and Euroclear Bank SA/NV, as operator of the Euroclear System, or “Euroclear,” if you are a participant in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through securities accounts in Clearstream’s and Euroclear’s names on the books of their respective sub-custodians. The interests are ultimately held through a CDS participant that acts as sub-custodian for Euroclear or Clearstream, as applicable.
Cross market transfers between persons holding directly or indirectly through CDS participants, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in CDS in accordance with CDS rules; however, such cross market transactions will require delivery of instructions to the relevant clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant clearing system will, if the transaction meets its settlement requirements, deliver instructions to CDS directly or through its Canadian sub-custodian to take action to effect final settlement on its behalf by delivering or receiving notes in CDS, and making or receiving payment in accordance with normal procedures for settlement in CDS. Clearstream participants and Euroclear participants may not deliver instructions directly to CDS or the Canadian sub-custodians.
Because of time zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a CDS participant may be made during subsequent securities settlement processing and dated the business day following the CDS settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a CDS participant will be received with value on the CDS settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in CDS.
Although CDS, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of CDS, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. We will not have any responsibility for the performance by CDS, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.
Form, Denomination and Book-Entry
The notes, subject to certain exceptions, will be represented by one or more fully-registered global securities held by, or on behalf of, CDS, as custodian of the global securities (for its participants) and registered in the name of CDS & Co., and registrations of interests in and transfers of the notes will be made only through the book-entry only system of CDS. Except as described below, owners of beneficial interests in notes will not be entitled to a certificate or other instrument from us or CDS evidencing the purchaser’s ownership thereof, owners of beneficial interests in notes held through CDS and its participants will not be considered the “holders” of those notes under the indenture and no such beneficial owner of notes will be shown on the records maintained by CDS, although we expect that such beneficial interests will be reflected through book-entry accounts of CDS’ direct and indirect participants acting on behalf of such beneficial owners. Each purchaser of notes represented by a global security is expected to receive a customer confirmation of purchase from the underwriter or other registered dealer from which the notes are purchased in accordance with the practices and procedures of the selling underwriter or dealer. The practices of the underwriters may vary but, generally, customer confirmations are issued promptly after execution of a customer order. CDS will be responsible for establishing and maintaining book-entry accounts for its direct participants having interests in global securities, and CDS’ direct and indirect participants will be responsible for maintaining book-entry accounts for beneficial owners holding interests in the global securities. Sales of interests in a global security can only be completed through participants in the book-entry only depositary service of CDS.
Neither we nor the underwriters will assume any liability for: (a) any aspect of the records relating to the beneficial ownership of the notes held by CDS or any of its direct or indirect participants or the payments relating thereto; (b) maintaining, supervising or retaining any records relating to the notes; or (c) any advice or representation made by, or with respect to, CDS or any action to be taken by CDS or at the direction of its participants.
CDS may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us. If CDS is no longer willing or able to discharge properly its responsibilities as depositary with respect to the notes, we will use commercially reasonable efforts to locate a qualified successor. However, definitive notes will be issued in exchange for beneficial interests in global notes, registered in the names of persons other than CDS or its nominee, only if (i) CDS’ book-entry only system ceases to exist, (ii) we determine that CDS is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes and we are unable to locate a qualified successor, (iii) we, at our option, elect to issue definitive notes in lieu of the book-entry system through CDS with respect to all or a portion of the notes, (iv) required by law or (v) an Event of Default with respect to the notes has occurred and is continuing. In the event that definitive notes are to be issued as aforesaid, we will promptly execute, and the trustee or an authenticating agent, upon receipt of an order from us for the authentication and delivery of definitive notes, will authenticate and deliver definitive notes in an aggregate principal amount equal to the principal amount of the global securities in exchange for beneficial interests in such global securities in accordance with the instructions, if any, of CDS.
If we issue definitive notes in exchange for global securities as described in the preceding paragraph, such definitive notes shall be issued in denominations of C$2,000 and integral multiples of C$1,000 in excess thereof and each such definitive note will have the same stated maturity and other terms as the global security for which it is exchanged.
The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.
Transfers of Notes
Transfers of beneficial ownership of notes represented by a global security will be effected only through records maintained by CDS for such global security (with respect to interests of participants) and on the records of its direct and indirect participants (with respect to interests of persons other than participants). Beneficial owners who are not participants in the book-entry only depositary service of CDS, but who desire to purchase, sell or otherwise transfer ownership of or other interests in a global security, may do so only through participants in the book-entry only depositary service of CDS.
The ability of a beneficial owner of an interest in a note represented by a global security to pledge the notes or otherwise take action with respect to such owner’s interest in the notes represented by a global security (other than through a participant) may be limited due to the lack of possession of a certificate representing physical notes.
If definitive notes are issued under the limited circumstances described above, registration of transfers or exchanges of certificated notes may be made by delivery of those certificated notes, duly endorsed or accompanied by instruments of transfer duly endorsed, by the registered holders thereof, at the office of a registrar for the notes.

As described under “Description of Debt Securities of Prologis, L.P. — Registration and Transfer” in the accompanying prospectus, the indenture under which the notes will be issued provides that we are not required to register the physical transfer of or exchange of (i) notes during a period beginning at the opening of business 15 days before any selection of notes to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, (ii) any notes or portion thereof called for redemption, except the unredeemed portion of any note being redeemed in part or (iii) notes which have been surrendered for repayment, except the portion, if any, of notes not to be repaid.
Payment of Interest and Principal
As long as CDS or its nominee is the registered owner of the global securities, CDS or its nominee will be considered the sole owner of the global securities for the purposes of receiving payments of interest and principal on such global securities. Payments of principal and any interest on notes in book-entry form represented by one or more global securities will be made by us in immediately available funds through the paying agent to CDS or its nominee, as the case may be, as the holder of the global security or global securities representing such notes in book-entry form.
We expect that CDS, upon receipt of any payment of principal or interest in respect of a global security, will credit, on the date principal or interest is payable, its participants’ accounts with payments in amounts proportionate to their respective interests in the principal amount of such global security as shown on the records of CDS. We also expect that payments of principal and interest by the participants to the owners of beneficial interests in such global security held through such participants in the depositary service of CDS will be governed by standing instructions and customary practices and will be the responsibility of such participants. Our responsibility and liability in respect of notes represented by a global security is limited to making payment of any principal and interest due on such global security to CDS. The rules governing CDS provide that it acts as the agent and depositary for its participants. As a result, such participants must look solely to CDS and beneficial owners of notes must look solely to participants for the payment of the principal and interest on the notes paid by or on behalf of us to CDS.
If definitive notes are issued under the limited circumstances described above, we will make payments of principal and the redemption price, if any, thereof upon presentation of the definitive notes at the office of a paying agent for the notes. At our option, payments of interest on definitive notes, if issued, due on any interest payment date (other than on the maturity date or any redemption date) may be made by cheque mailed to the addresses of the persons entitled thereto as such addresses shall appear in the register of notes or by wire transfer of immediately available funds to the accounts of the holders of such definitive notes if appropriate wire transfer instructions have been received in writing by the paying agent not less than 15 days prior to the applicable interest payment date. Notwithstanding the foregoing, we will make payments of interest on any interest payment date (other than on the maturity date or any redemption date) to each registered holder of C$10,000,000 or more in aggregate principal amount of definitive notes by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the paying agent not less than 15 days prior to the applicable interest payment date. Any wire transfer instructions received by the paying agent shall remain in effect until revoked by the applicable registered holder.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
General
The following is a general summary of certain U.S. federal income tax consequences of the purchase, ownership, and disposition of the notes. This discussion is for Holders (as defined below) that hold the notes as capital assets within the meaning of Section 1221 of the Code, and does not purport to discuss all U.S. federal income tax consequences that may be applicable to the individual circumstances of Holders in special tax situations, including but not limited to banks, insurance companies, certain former citizens or residents of the United States, tax-exempt organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, accrual method taxpayers that file applicable financial statements (as described in Section 451(b) of the Code), Holders that hold the notes as part of a hedge, straddle, or an integrated or conversion transaction, or U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, or are partnerships or other pass-through entities. In all cases, prospective investors are advised to consult their own tax advisors regarding the U.S. federal income tax consequences of purchasing, owning, and disposing of notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other taxing jurisdiction. In addition, this summary of certain U.S. federal income tax consequences is for general information only and is not tax advice for any particular Holder. Additionally, this summary does not address U.S. federal estate and gift tax consequences of holding the notes, any alternative minimum tax, or the tax laws of any state, locality or other political subdivision of the United States or other countries or jurisdictions.
As we use the term, a “U.S. person” means any of the following:
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an individual who, for U.S. federal income tax purposes, is a citizen or resident of the United States;

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a corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation without regard to its source; or

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a trust if a court within the United States is able to exercise primary supervision over its administration and at least one U.S. person has authority to control all substantial decisions of the trust. Certain trusts in existence on August 20, 1996, that were treated as “U.S. persons” within the meaning of Section 7701(a)(30) of the Code before that date may have in effect an election to continue to be treated as U.S. persons.

“U.S. Holder” means a U.S. person that beneficially owns a note. “Non-U.S. Holder” means a beneficial owner of a note that is an individual, a corporation, an estate, or a trust that is not a U.S. person. “Holder” means either a U.S. Holder or a Non-U.S. Holder. If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the treatment of a partner will generally depend upon the status of the particular partner and the activities of the partnership. If a partnership (or other entity or arrangement treated as such) holds notes, the partnership and its partners should consult their own tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.
The discussion below is based upon the Code, U.S. Treasury regulations thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date of this Prospectus Supplement and any of which may at any time be repealed, revoked or modified or subject to differing interpretations, potentially retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.
The summary of the U.S. federal income tax consequences set out below is for general information only. Prospective Holders are encouraged to consult their own tax advisors regarding the tax consequences to them of purchasing, owning, and disposing of notes, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

Certain Contingent Payments
In certain circumstances, we may redeem the notes at times earlier than the final maturity. See “Description of Notes — Optional Redemption” and “Description of Notes — Redemption for Tax Reasons” above. In addition, in certain circumstances, we may be required to pay additional amounts to Non-U.S. Holders in respect of U.S. tax withholding or deductions. See “Description of Notes — Payment of Additional Amounts” above. The possibility of such redemptions or the payment of such additional amounts may implicate the provisions of U.S. Treasury regulations relating to “contingent payment debt instruments.” Under the applicable U.S. Treasury regulations, however, the possibility of redemption of the notes or the payment of additional amounts will not affect the amount, timing or character of income recognized by a Holder with respect to the notes if, as of the date the notes are issued, there is only a remote chance that we will redeem the notes or otherwise pay additional amounts on the notes, or certain other exceptions apply. We intend to take the position that the contingencies associated with any redemption or the payment of any additional amounts should not cause the notes to be subject to the contingent payment debt instrument rules. Our determination is binding on a Holder unless such Holder discloses its contrary position in the manner required by applicable U.S. Treasury regulations. Our determination is not, however, binding on the Internal Revenue Service (“IRS”), and if the IRS were to successfully challenge this determination, a Holder might be required to accrue interest income at a higher rate than the stated interest rate on the notes, and to treat as ordinary income any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Prospective Holders are encouraged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.
U.S. Federal Income Tax Consequences to U.S. Holders
Payments of Interest and Principal
Payments of stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. Holder’s usual method of accounting for U.S. federal income tax purposes.
Stated interest paid in CAD will be included in a U.S. Holder’s gross income in an amount equal to the U.S. dollar value of the CAD received regardless of whether such CAD are converted into U.S. dollars. Generally, a U.S. Holder that uses the cash method of tax accounting will determine such U.S. dollar value using the spot rate of exchange on the date of receipt. A cash method U.S. Holder generally will not realize foreign currency gain or loss on the receipt of the interest payment but may have foreign currency gain or loss attributable to the actual disposition of CAD received. Generally, a U.S. Holder that uses the accrual method of tax accounting will determine the U.S. dollar value of accrued interest income using the average rate of exchange for the accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within each taxable year). Alternatively, an accrual basis U.S. Holder may make an election (which must be applied consistently to all debt instruments from year-to-year and cannot be changed without the consent of the IRS) to translate accrued interest income at the spot rate of exchange on the last day of the accrual period (or the last day of the portion of the accrual period within each taxable year in the case of a partial accrual period) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss on the receipt of an interest payment if the exchange rate in effect on the date payment is received differs from the rate used in translating the accrual of that interest. The amount of foreign currency gain or loss to be recognized by such U.S. Holder will be an amount equal to the difference between the U.S. dollar value of the CAD interest payment determined on the basis of the spot rate on the date of receipt and the U.S. dollar value of the interest income that has accrued during the accrual period (as determined above), regardless of whether the payment is in fact converted to U.S. dollars. This foreign currency gain or loss will be ordinary income or loss and generally will not be treated as an adjustment to interest income or expense.
Any payments of principal on the notes will be payable in CAD. With respect to payments of principal on a note, a U.S. Holder will recognize foreign exchange gain or loss measured by the difference between the U.S. dollar equivalent of the principal payment received (translated at the spot rate on the date such payment is received) and the U.S. dollar equivalent of such amount translated at the spot rate in effect on the date such U.S. Holder acquired the note.
Original Issue Discount
It is expected that the issue price of the notes will equal the stated principal amount of the notes or the notes will be issued with no more than a de minimis amount of original issue discount (“OID”) for U.S. federal income tax purposes.
OID is treated as de minimis for U.S. federal income tax purposes if it is less than 1/4% of the principal amount of the notes multiplied by the number of complete years to maturity of the notes. If the notes are in fact issued at a greater than a de minimis OID or are treated as having been issued with OID under the U.S. Treasury regulations, then generally, the excess of the “stated redemption price at maturity” of the notes offered hereunder (generally equal to their principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over their original issue price (in this case, the initial offering price at which a substantial amount of the notes offered hereunder are sold to the public) will constitute OID. A Holder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.
OID on a note will be determined for any accrual period in CAD and then translated into U.S. dollars, in the same manner as interest income accrued by a U.S. Holder on the accrual basis, as described above. Upon receipt of a payment attributable to OID (an “OID payment”), a U.S. Holder generally will recognize ordinary gain or loss with respect to each OID payment (including, upon the sale of a note, the receipt of proceeds attributable to OID previously included in income) equal to the U.S. dollar value of such OID payment (determined by translating CAD received at the spot rate for such foreign currency on the date such payment is received), minus the U.S. dollar value of the accrued OID previously included in income by such holder with respect to such OID payment (determined in the same manner as for accrued interest). For these purposes, all receipts on a note with OID will be viewed: (i) first, as the receipt of any stated interest payments called for under the terms of the note; (ii) second, as receipts of previously accrued OID (to the extent thereof), with such receipts attributed to the earliest accrual period in which OID has accrued and to which prior receipts have not been attributed; and (iii) third, as the receipt of principal, if any.
Sale, Exchange and Redemption of Notes
When a U.S. Holder sells, exchanges or otherwise disposes of a note in a taxable transaction, including by retirement or redemption, such U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount realized on the disposition or retirement (not including any amount attributable to accrued but unpaid interest) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the amount paid for the note, increased by the amount of any OID (if any) included in the U.S. Holder’s income with respect to the note. If a U.S. Holder purchases a note with CAD, then the U.S. dollar cost of such investment generally will be the U.S. dollar value of the purchase price on the date of purchase calculated at the spot rate of exchange on that date.
The amount realized upon the disposition of a note generally will be the U.S. dollar value of the amount received on the date of the disposition calculated at the spot rate of exchange on that date; however, if the note is traded on an established securities market, a cash basis U.S. Holder (and, if it so elects, an accrual basis U.S. Holder) should determine the U.S. dollar value of the cost of or amount received on the note, as applicable, by translating the amount paid or received at the spot rate of exchange on the settlement date of the purchase or disposition, as applicable. The election available to accrual basis U.S. Holders in respect of the purchase and disposition of notes traded on an established securities market must be applied consistently from year-to-year and cannot be changed without the consent of the IRS. Subject to the foreign currency rules discussed below, any gain or loss recognized by a U.S. Holder on the sale, exchange or other disposition of a note will be capital gain or loss and will be long-term capital gain or loss if the note was held by the U.S. Holder for more than one year.
Gain or loss recognized by a U.S. Holder on the sale, exchange, retirement or other disposition of a note will generally be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in foreign currency exchange rates during the period in which the U.S. Holder held such note. Such foreign currency gain or loss will equal the difference between: (a) the U.S. dollar value of the U.S. Holder’s CAD purchase price for the note calculated at the spot rate of exchange on the date of the sale, exchange, retirement or other disposition and (b) the U.S. dollar value of the U.S. Holder’s CAD purchase price for the note calculated at the spot rate of exchange on the date of purchase of the note. If the note is traded on an established securities market, with respect to a cash basis U.S. Holder (and, if it so elects, an accrual basis U.S. Holder), such foreign currency gain or loss will equal the difference between: (i) the U.S. dollar value of the U.S. Holder’s CAD purchase price for the note calculated at the spot rate of exchange on the settlement date of the disposition and (ii) the U.S. dollar value of the U.S. Holder’s CAD purchase price for the note calculated at the spot rate of exchange on the settlement date of the purchase of the note. The realization of any foreign currency gain or loss, including foreign currency gain or loss with respect to amounts attributable to accrued and unpaid stated interest, will be limited to the amount of overall gain or loss realized on the disposition of the notes.
Exchange of Amounts in Other than U.S. Dollars
If a U.S. Holder of a note receives CAD as interest on a note or on the sale, exchange, retirement or other disposition of a note, then such U.S. Holder’s tax basis in such CAD will equal its U.S. dollar value when the interest is received or at the time of the sale, exchange, retirement or other disposition. If a U.S. Holder of a note purchased such note with previously owned non-U.S. currency, then gain or loss will be recognized in an amount equal to the difference, if any, between the U.S. Holder’s tax basis in such currency and the spot rate of the foreign currency on the date of purchase. Any such gain or loss generally will be treated as ordinary income or loss.
Net Investment Income
A tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. U.S. Holders are encouraged to consult their own tax advisors regarding the possible implications of this tax in their particular circumstances.
U.S. Federal Income Tax Consequences to Non-U.S. Holders
Interest
The notes are intended to be treated as notes issued in registered form for U.S. federal income tax purposes. Subject to the discussion of backup withholding and FATCA below, payments of interest (including OID, if any) on a note held by a Non-U.S. Holder will be subject to a 30% U.S. federal income tax withheld at source, unless:
•
such Non-U.S. Holder meets the requirements for the portfolio interest exemption for Non-U.S. Holders described below;

•
such Non-U.S. Holder meets the requirements for a reduced rate of or exemption from withholding under a tax treaty or other statutory exemption (e.g., Section 892 of the Code); or

•
the interest is effectively connected with a trade or business conducted by such Non-U.S. Holder within the United States and the Non-U.S. Holder provides the required certification on IRS Form W-8ECI (or successor form).

In some circumstances, you may be able to claim amounts that are withheld as a refund or a credit against your U.S. federal income tax liability.
Portfolio Interest Exemption for Non-U.S. Holders.    Payments of interest on a note held by a Non-U.S. Holder that are not effectively connected with a trade or business of the Non-U.S. Holder within the United States (or if an income tax treaty applies, are not attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder) generally will be exempt from U.S. federal income and withholding taxes if the following conditions are satisfied:

•
the person otherwise required to withhold (the “Withholding Agent”) receives, in the manner provided by U.S. tax authorities, a certification that the Non-U.S. Holder is not a U.S. person. A Non-U.S. Holder may provide this certification either (a) by providing a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E or other documentation as may be prescribed by U.S. tax authorities updated as required, (b) by holding its note directly through a qualified intermediary and certain conditions are satisfied or (c) if a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the non-U.S. Holder certifies to the Withholding Agent under penalties of perjury that it, or the financial institution between it and the non-U.S. Holder, has received from the non-U.S. Holder a statement, under penalties of perjury, that such holder is not a United States person and provides the Withholding Agent with a copy of such statement. The appropriate documentation must be effective as to the interest and be provided prior to the payment of such interest. If a change in circumstances makes any information on such documentation incorrect, then the Non-U.S. Holder must report the change within 30 days and provide new documentation.

•
the Non-U.S. Holder (1) is not a bank that receives payments on the notes that are described in Section 881(c)(3)(A) of the Code, (2) does not own a 10% or greater interest in our capital or profits within the meaning of Section 871(h)(3) of the Code, and (3) is not a controlled foreign corporation related to us within the meaning of Section 881(c)(3)(C) of the Code.

Payments of interest on a note held by a Non-U.S. Holder that are effectively connected with a trade or business of the Non-U.S. Holder within the United States (and if an income tax treaty applies, are attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder) may be exempt from U.S. federal withholding taxes, provided the Non-U.S. Holder provides a properly completed Form W-8ECI (or successor form) to the Withholding Agent. Although exempt from the 30% U.S. federal withholding tax, such payments may be subject to U.S. federal income tax on a net basis at graduated rates as if such Non-U.S. Holder were a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation, may also be subject to U.S. federal branch profits tax.
Sale, Exchange and Redemption of Notes
Subject to the discussion of backup withholding and FATCA below, non-U.S. Holders will generally not be subject to U.S. federal income tax on gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a note (other than amounts attributable to accrued interest) unless:
•
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of sale, exchange, redemption, retirement or other taxable disposition and meets certain conditions; or

•
the gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder, and if an income tax treaty applies, is attributable to a permanent establishment in the United States maintained by the Non-U.S. Holder.

If any gain realized on a taxable disposition of a note is effectively connected with a U.S. trade or business of a Non-U.S. Holder (and if an income tax treaty applies, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), such payments may be subject to U.S. federal income tax on a net basis at graduated rates as if such Non-U.S. Holder were a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation, such gain may also be subject to U.S. federal branch profits tax.
Information Reporting and Backup Withholding
Payments of interest (including OID, if any) on notes held by non-exempt U.S. Holders are required to be reported to the IRS and the U.S. Holders. Payments of interest (including OID, if any) on notes held by Non-U.S. Holders generally will be reported to the IRS and the Non-U.S. Holders.
Backup withholding of U.S. federal income tax at the applicable rate may apply to payments made on the notes and payments of proceeds from the sale of a note. Backup withholding will apply to such payments to beneficial owners who are not exempt recipients and that fail to provide certain identifying information, such as their taxpayer identification number, in the manner required. Generally, individuals are not exempt recipients, while certain entities and Non-U.S. Holders who certify their status as such are exempt recipients.
If a Holder (other than an exempt recipient) sells a note before the stated maturity to (or through) certain brokers, the broker must report the sale to the IRS and the Holder unless, in the case of a Non-U.S. Holder, the Non-U.S. Holder certifies that it is not a U.S. person (and certain other conditions are met). The broker may be required to withhold U.S. federal income tax at the applicable rate on the entire sale price unless such Holder provides certain information and, in the case of a Non-U.S. Holder, the Non-U.S. Holder certifies that it is not a U.S. person (and certain other conditions are met).
Any amounts withheld under the backup withholding rules from a payment to a Holder would be allowed as a refund or credit against such Holder’s U.S. federal income tax liability, provided the required information is timely provided to the IRS.
FATCA Withholding
Pursuant to the Sections 1471 through 1474 of the Code and the U.S. Treasury regulations promulgated thereunder (“FATCA”), a U.S. withholding tax at the rate of 30% is imposed on payments of interest made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on the notes as a result of a Holder’s failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither we nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, Holders may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for Non-U.S. Holders in (or Holders indirectly holding notes through financial institutions in) those countries. Non-U.S. Holders should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the notes.

UNDERWRITING
We are offering the notes described in this prospectus supplement through a number of underwriters. Scotia Capital Inc. and TD Securities Inc. are the representatives of the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each of the underwriters has severally and not jointly agreed to purchase, the aggregate principal amount of notes listed next to its name in the following table:
Name	Principal Amount of notes
Scotia Capital Inc.	C$
TD Securities Inc.
Total	C$
The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the notes if they buy any of them. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us.
The underwriters have advised us that they propose initially to offer the notes to the public for cash at the public offering price set forth on the cover of this prospectus supplement, and may offer the notes to certain dealers at such price less a concession not in excess of    % of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of    % of the principal amount of the notes to certain other dealers. After the public offering of the notes, the public offering price and other selling terms may be changed. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately C$      million.
We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The notes are a new issue of securities for which no established trading market exists. We have not applied and do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. As a result, no assurance can be given that a trading market for the notes will develop or be maintained. If an active trading market does not develop for the notes, noteholders may not be able to resell them at all or at prices acceptable to them. Although the underwriters for this offering have advised us that they intend to make a market in the notes after completion of the offering, they are not obligated to do so and may discontinue market making at any time.
In connection with the offering of the notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may over-allot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the prices of the notes. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Any of these activities, as well as other purchases by the underwriters for their own accounts, may stabilize or maintain the market prices of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.
A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate notes to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We expect to deliver the notes against payment for the notes on or about           , 2022, the fifth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes before the second business day prior to the date of delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.
Relationships
Each of the underwriters and their affiliates have provided to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees, commissions and reimbursement of expenses. From time to time, in the ordinary course of their various businesses, each of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities (or related derivative securities) or financial instruments (including bank loans), and may do so in the future. If an underwriter or its affiliates have a lending relationship with us, they routinely hedge, or may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriter and its affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Sales Outside the United States
The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted. The underwriters have represented and agreed that they have not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any of the notes or distribute this prospectus supplement, the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will, to the best of their knowledge and belief, result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as agreed to with us in advance of such offer, sale or delivery.
Canada
The notes will be sold in Canada on a private placement basis to “accredited investors” who, in certain circumstances, are also “permitted clients”, each as defined under applicable Canadian securities laws.
Each underwriter has, severally and not jointly, represented to and agreed with us that the sale and delivery of the notes to any purchaser resident in a province of Canada by such underwriter will be made so as to be exempt from the prospectus filing requirements, and so as to be exempt from or made in compliance with applicable dealer registration requirements and all applicable securities laws, regulations, rules, instruments, rulings and orders, including those applicable in each of the provinces of Canada and the applicable policy statements issued by any securities regulator having jurisdiction. Each underwriter has also, severally and not jointly, represented to and agreed with us that such underwriter has not and will not provide to any purchaser any document or other material that would constitute an offering memorandum (other than the Canadian offering memorandum, dated           , 2022 (and the preliminary version thereof) that incorporates this prospectus supplement and the accompanying prospectus) with respect to the private placement of the notes in the provinces of Canada within the meaning of applicable Canadian provincial securities laws.
Purchasers of the notes in any jurisdiction are hereby notified that certificates representing the notes will bear a legend about resales of the notes in Canada to the following effect:

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THESE NOTES MUST NOT TRADE THE NOTES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I)                 , 2022, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.
Prohibition of Sales to EEA Retail Investors
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not an EEA Qualified Investor; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Prohibition of Sales to United Kingdom Retail Investors
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the United Kingdom. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA;

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/ 2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(iii)
not a UK Qualified Investor; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Other Regulatory Restrictions in the United Kingdom
Each underwriter has represented and agreed that:
(a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Prologis, L.P.; and
(b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong
No notes have been offered or sold, and no notes will be offered or sold, in Hong Kong, by means of any document other than: (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the notes has been issued or has been in the possession of any person for the purposes of issue or will be issued or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been and will not be lodged or registered as a prospectus under the Securities and Futures Act 2001, (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than: (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to
Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(a)   a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or (b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except: (i) to an Institutional Investor, an Accredited Investor, a Relevant Person or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4) of the SFA (in the case of that trust); (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland
The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes or this offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to us, this offering or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.
Notice to Prospective Investors in United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan through a public offering or in any offering that requires registration, filing or approval of the Financial Supervisory Commission of Taiwan except pursuant to the applicable laws and regulations of Taiwan and the competent authority’s rulings thereunder.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Mayer Brown LLP, Chicago, Illinois. Certain legal matters in connection with this offering will be passed upon for the underwriters by Sidley Austin LLP, New York, New York. Blake, Cassels & Graydon LLP has advised us with respect to the laws of Canada, and Stikeman Elliott LLP has advised the underwriters with respect to such matters.
EXPERTS
Prologis
The consolidated financial statements and financial statement schedule III of Prologis, Inc. and Prologis, L.P. and subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting of Prologis, Inc. as of December 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Duke Realty
The consolidated financial statements and financial statement schedule III of Duke Realty Corporation and Duke Realty Limited Partnership as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:
•
Combined Annual Report of Prologis and Prologis OP on Form 10-K for the fiscal year ended December 31, 2021, filed on February 9, 2022;

•
Combined Quarterly Report of Prologis and Prologis OP on Form 10-Q for the fiscal quarter ended March 31, 2022, filed on April 26, 2022;

•
Combined Quarterly Reports of Prologis and Prologis OP on Form 10-Q for the fiscal quarter ended June 30, 2022, filed on August 8, 2022;

•
Combined Current Reports of Prologis and Prologis OP on Form 8-K, filed on February 8, 2022, February 15, 2022 (as amended by a Form 8-K/A filed on April 5, 2022), May 9, 2022, May 10, 2022, June 13, 2022 (Items 1.01 and 9.01 (excluding Exhibits 99.1 and 99.2)), July 6, 2022, August 10, 2022, September 15, 2022, September 15, 2022, September 16, 2022, September 20, 2022, September 27, 2022, September 29, 2022, October 3, 2022 (Items 2.01, 5.02 and 9.01 (excluding Exhibit 99.1)) and October 6, 2022; and

•
All documents filed by Prologis, Inc. and Prologis, L.P. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering (but excluding any documents or portions of documents which are deemed “furnished” and not filed with the SEC).

This prospectus supplement also incorporates by reference the documents listed below that Duke Realty, (File No. 001-09044), and Duke Realty OP (File No. 000-20625), have previously filed with the SEC;

provided, however, we are not incorporating by reference any documents, portion of documents or information deemed to have been furnished and not filed in accordance with SEC rules. These documents contain important information about Duke Realty and Duke Realty OP, their financial condition or other matters:
•
Combined Annual Report of Duke Realty and Duke Realty OP on Form 10-K for the fiscal year ended December 31, 2021, filed on February 18, 2022;

•
Combined Quarterly Report of Duke Realty and Duke Realty OP on Form 10-Q for the fiscal quarter ended March 31, 2022, filed on April 29, 2022; and

•
Combined Quarterly Reports of Duke Realty and Duke Realty OP on Form 10-Q for the fiscal quarter ended June 30, 2022, filed on August 8, 2022.

This prospectus supplement is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect the registration statement, including exhibits, at the SEC’s website at http://www.sec.gov or on our website at http://www.prologis.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC. Our statements in this prospectus supplement about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to:
Prologis, Inc.
Prologis, L.P.
Attn: Investor Relations
Pier 1, Bay 1
San Francisco, CA 94111
(415) 394-9000

Prologis, Inc.
Common Stock
Preferred Stock
Rights to Purchase Common Stock
Guarantees of Debt Securities
Warrants to Purchase Common Stock
Prologis, L.P.
Debt Securities
Guarantees of Debt Securities
Prologis Euro Finance LLC
Debt Securities
Prologis Yen Finance LLC
Debt Securities
Prologis Sterling Finance LLC
Debt Securities
Prologis, Inc., a Maryland corporation, may offer, from time to time, in one or more series or classes, separately or together, and in amounts, at prices and on terms that Prologis, Inc. will determine at the time of offering, shares of Prologis, Inc.’s common stock, par value $.01 per share, shares of Prologis, Inc.’s preferred stock, par value $.01 per share, rights to purchase common stock and/or warrants to purchase common stock. In addition, selling stockholders to be named in a prospectus supplement may offer and sell, from time to time, shares of Prologis, Inc.’s common stock and preferred stock in such amounts as set forth in a prospectus supplement. Any such shares may be issued in exchange for partnership units of Prologis, L.P. or Prologis 2, L.P.
Prologis, L.P., a Delaware limited partnership, may offer, from time to time, its debt securities in one or more series, which may be either senior or subordinated, at prices and on terms that it will determine at the time of offering. Prologis, Inc. may unconditionally guarantee the payment obligations on the debt securities on the terms described in this prospectus and in the applicable supplement to this prospectus.
Prologis Euro Finance LLC, a Delaware limited liability company, may offer, from time to time, its debt securities in one or more series, which may be either senior or subordinated, at prices and on terms that it will determine at the time of offering. Prologis, Inc. and/or Prologis, L.P. may unconditionally guarantee the payment obligations on the debt securities on the terms described in this prospectus and in the applicable supplement to this prospectus. Prologis Euro Finance LLC is an indirect wholly owned finance subsidiary of Prologis, L.P.
Prologis Yen Finance LLC, a Delaware limited liability company, may offer, from time to time, its debt securities in one or more series, which may be either senior or subordinated, at prices and on terms that it will determine at the time of offering. Prologis, Inc. and/or Prologis, L.P. may unconditionally guarantee the payment obligations on the debt securities on the terms described in this prospectus and in the applicable supplement to this prospectus. Prologis Yen Finance LLC is an indirect wholly owned finance subsidiary of Prologis, L.P.
Prologis Sterling Finance LLC, a Delaware limited liability company, may offer, from time to time, its debt securities in one or more series, which may be either senior or subordinated, at prices and on terms that it will determine at the time of offering. Prologis, Inc. and/or Prologis, L.P. may unconditionally guarantee the payment obligations on the debt securities on the terms described in this prospectus and in the applicable supplement to this prospectus. Prologis Sterling Finance LLC is an indirect wholly owned finance subsidiary of Prologis, L.P.
In this prospectus, we refer to the common stock, preferred stock, guarantees, rights to purchase common stock, warrants to purchase common stock and debt securities registered hereunder collectively as the “securities.”
We will provide specific terms of the offering of any securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.
Prologis, Inc. is organized and conducts its operations in a manner which we believe allows Prologis, Inc. to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. To assist Prologis, Inc. in complying with certain federal income tax requirements applicable to REITs, among other purposes, Prologis, Inc.’s charter contains certain restrictions relating to the ownership and transfer of Prologis, Inc. stock, including an ownership limit of 9.8% in value or number (whichever is more restrictive) of Prologis, Inc. common stock. See “Description of Common Stock,” “Description of Preferred Stock” and “Restrictions on Ownership and Transfer of Capital Stock.”
The securities may be offered directly by us or by any selling stockholder through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.
Prologis, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “PLD.” On September 14, 2022, the last reported sales price of Prologis, Inc.’s common stock on the New York Stock Exchange was $121.08 per share.
Investment in any securities offered by this prospectus involves risk. See Risk Factors in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 15, 2022.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell the securities and seeking offers to buy the securities only in jurisdictions where offers and sales are permitted.
We have not authorized any dealer or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying supplement to this prospectus. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus sets forth certain terms of the securities that we may offer.
Each time we offer securities, we will attach a prospectus supplement to this prospectus. The prospectus supplement will contain the specific description of the terms of the offering. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus.
It is important for you to read and consider all information contained in this prospectus and the applicable prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” in this prospectus.
Prologis, Inc. is a REIT and operates its business primarily through its consolidated subsidiary, Prologis, L.P., a Delaware limited partnership. Prologis Euro Finance LLC, Prologis Yen Finance LLC and Prologis Sterling Finance LLC, all Delaware limited liability companies, are consolidated subsidiaries of Prologis, Inc. As of June 30, 2022, Prologis, Inc. owned an approximate 97.28% common general partnership interest in Prologis, L.P. and 100% of the preferred units in Prologis, L.P. Prologis, L.P. indirectly owns 100% of the limited liability company interests in each of Prologis Euro Finance LLC, Prologis Yen Finance LLC and Prologis Sterling Finance LLC. Unless otherwise indicated or unless the context requires otherwise, each reference in this prospectus to “Prologis,” “we,” “us,” or “our” means Prologis, Inc. and its consolidated subsidiaries, including Prologis, L.P., Prologis Euro Finance LLC, Prologis Yen Finance LLC and Prologis Sterling Finance LLC, except where it is made clear that the terms mean Prologis, Inc., Prologis, L.P., Prologis Euro Finance LLC, Prologis Yen Finance LLC and Prologis Sterling Finance LLC only, and the “Operating Partnership” means Prologis, L.P., a Delaware limited partnership.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
The statements in this document that are not historical facts may contain “forward-looking statements.” These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis operates as well as beliefs and assumptions of management of Prologis. Such statements involve uncertainties that could significantly impact the financial results of Prologis. Such statements involve uncertainties that could significantly impact financial results of Prologis. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” and “will” including variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that Prologis expects or anticipates will occur in the future — including statements relating to rent and occupancy growth, acquisition and development activity, contribution and disposition activity, general conditions in the geographic areas where Prologis operates, Prologis’ debt, capital structure and financial position, Prologis’ ability to earn revenues from co-investment ventures, form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although Prologis believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, Prologis can give no assurance that these expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to:
(i)
risks related to the market value of the Prologis common stock to be issued in the proposed transaction;

(ii)
national, international, regional and local economic and political climates;

(ii)
changes in global financial markets, interest rates and foreign currency exchange rates;

(iii)
increased or unanticipated competition for each of Prologis’ properties;

(iv)
risks associated with acquisitions, dispositions and development of properties, including increased development costs due to additional regulatory requirements related to climate change;

(v)
maintenance of REIT status, tax structuring and changes in income tax laws and rates;

(vi)
availability of financing and capital, the levels of debt that Prologis maintains and its credit ratings;

(vii)
risks related to Prologis’ investments in its co-investment ventures, including its ability to establish new co-investment ventures;

(viii)
risks of doing business internationally, including currency risks;

(ix)
environmental uncertainties, including risks of natural disasters; and

(x)
those additional risks and factors discussed in the reports filed with the SEC by Prologis from time to time, including those discussed under the heading “Risk Factors” in its most recently filed reports on Form 10-K and Form 10-Q.

Prologis does not undertake any duty to update any forward-looking statements appearing in this document except as may be required by law.

PROLOGIS, INC., PROLOGIS, L.P., PROLOGIS EURO FINANCE LLC, PROLOGIS YEN FINANCE LLC AND PROLOGIS STERLING FINANCE LLC
Prologis, Inc., a Maryland corporation, is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of June 30, 2022, we owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.0 billion square feet (95 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,800 customers principally across two major categories: business-to-business and retail/online fulfillment.
Prologis, Inc. began operating as a fully integrated real estate company in 1997 and elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and believes the current organization and method of operation will enable Prologis, Inc. to maintain its status as a real estate investment trust.
Prologis, L.P., a Delaware limited partnership, was also formed in 1997. We operate our business primarily through the Operating Partnership. As of June 30, 2022, Prologis, Inc. owned an approximate 97.28% general partnership interest in Prologis, L.P., and 100% of the preferred units in Prologis, L.P. As the sole general partner of the Operating Partnership, Prologis, Inc. has complete responsibility and discretion in the day-to-day management and control of Prologis, L.P. Prologis, Inc. only holds a de minimis amount of assets outside of Prologis, L.P.
We own, manage and develop well-located, high-quality logistics facilities, with a focus on the consumption side of the global supply chain. Our local teams actively manage our portfolio, which encompasses leasing and property management, capital deployment and opportunistic dispositions, generally allowing us to recycle capital to self-fund our development and acquisition activities. The majority of our properties in the United States are wholly owned, while our properties outside the United States are primarily held in co-investment ventures which has the benefit of mitigating our exposure to foreign currency movements.
Prologis Euro Finance LLC, a Delaware limited liability company, was formed in July 2018 for the sole purpose of issuing debt obligations. As of June 30, 2022, Prologis, L.P. indirectly owns 100% of the limited liability company interests in Prologis Euro Finance LLC. As the indirect sole member of Prologis Euro Finance LLC, Prologis, L.P. has the exclusive and complete responsibility for and discretion in its day-to-day management and control.
Prologis Yen Finance LLC, a Delaware limited liability company, was formed in August 2018 for the sole purpose of issuing debt obligations. As of June 30, 2022, Prologis, L.P. indirectly owns 100% of the limited liability company interests in Prologis Yen Finance LLC. As the indirect sole member of Prologis Yen Finance LLC, Prologis, L.P. has the exclusive and complete responsibility for and discretion in its day-to-day management and control.
Prologis Sterling Finance LLC, a Delaware limited liability company, was formed in October 2018 for the sole purpose of issuing debt obligations. As of June 30, 2022, Prologis, L.P. indirectly owns 100% of the limited liability company interests in Prologis Sterling Finance LLC. As the indirect sole member of Prologis Sterling Finance LLC, Prologis, L.P. has the exclusive and complete responsibility for and discretion in its day-to-day management and control.
Our global headquarters are located at Pier 1, Bay 1, San Francisco, California 94111; our telephone number is (415) 394-9000. Our other principal office locations are in Amsterdam, Denver, Luxembourg, Mexico City, Shanghai, Singapore and Tokyo. Our internet website address is http://www.prologis.com. Information contained on our website is not and should not be deemed a part of this prospectus, the accompanying prospectus supplement or any other report or filing filed with the Securities and Exchange Commission.
USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be used for the acquisition and development of properties as suitable opportunities arise, for the repayment of any outstanding indebtedness, for capital improvements to properties and for general corporate purposes.
Additionally, unless Prologis, Inc. indicates otherwise in the applicable prospectus supplement, Prologis, Inc. will initially contribute any proceeds from the sale of common stock and preferred stock to the Operating Partnership, which, unless indicated otherwise in the applicable prospectus supplement, will directly or indirectly use the proceeds as described above. Pending the application of the net proceeds, the Operating Partnership may invest the proceeds in short-term securities or reduce borrowings under credit facilities.
Neither Prologis, Inc. nor the Operating Partnership will receive any proceeds from any sale of the common stock and preferred stock by any selling stockholders.
GENERAL DESCRIPTION OF SECURITIES
We or any selling stockholders named in a prospectus supplement, directly or through dealers, agents or underwriters designated from time to time, may offer, issue and sell, separately or together, in one or more offerings any of the securities listed on the cover page of this prospectus. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.
DESCRIPTION OF COMMON STOCK
The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement which provides for common stock issuable pursuant to subscription offerings or rights offerings or upon conversion of preferred stock which are offered pursuant to such prospectus supplement and convertible into common stock for no additional consideration, and will apply to any common stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The description of the common stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of our charter and bylaws and the Maryland General Corporation Law. See “Where You Can Find More Information.”
General
Our charter provides that we are authorized to issue 1,000,000,000 shares of common stock, par value $.01 per share. As of August 31, 2022, we had 1,279,000 shares of common stock issued and outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters presented to stockholders generally for a vote, including the election of directors. Except as otherwise required by law and except as provided in any resolution adopted by the board of directors establishing any other class or series of stock, the holders of common stock possess the exclusive voting power, subject to the provisions of our charter regarding the ownership of shares of common stock in excess of the ownership limit or any other limit specified in our charter, or as otherwise permitted by the board of directors. Holders of shares of common stock do not have any conversion, exchange, sinking fund, redemption or appraisal rights or any preemptive rights to subscribe for any of our securities or cumulative voting rights in the election of directors. All shares of our common stock that are issued and outstanding are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series or classes of stock, including our preferred stock, and to the provisions of our charter regarding ownership of shares of common stock in excess of the ownership limit, or such other limit specified in our charter or as otherwise permitted by the board of directors, we may pay distributions to the holders of shares of common stock if and when authorized by the board of directors and declared by us out of funds legally available for distribution.
Under the Maryland General Corporation Law, stockholders are generally not liable for our debts or obligations. If we liquidate, subject to the right of any holders of preferred stock to receive preferential distributions, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities, including debts and liabilities arising out of our status as general partner of the Operating Partnership.

Subject to the provisions of our charter regarding the ownership of shares of common stock in excess of the ownership limit, or such other limit specified in our charter, or as otherwise permitted by the board of directors as described below, all shares of common stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights.
Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless advised by its board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Under the Maryland General Corporation Law, the term “substantially all of the company’s assets” is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Our charter does not provide for a lesser percentage in any of the above situations.
Our charter authorizes the board of directors to reclassify any unissued shares of capital stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.
Transfer Agent, Registrar and Dividend Disbursing Agent
The transfer agent, registrar and dividend disbursing agent for our common stock is currently Computershare Trust Company, N.A.
DESCRIPTION OF PREFERRED STOCK
Our charter provides that we are authorized to issue 100,000,000 shares of preferred stock, par value $.01 per share, of which 2,000,000 shares are of a separate class designated as series Q cumulative redeemable preferred stock. As of June 30, 2022, we had 1,279,000 shares of series Q preferred stock issued and outstanding.
The following description summarizes certain general terms and provisions of the preferred stock to which any prospectus supplement may relate and will apply to any preferred stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The description of the preferred stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary) and bylaws and the Maryland General Corporation Law. See “Where You Can Find More Information.”
General
We may issue additional shares of preferred stock from time to time, in one or more classes or series, as authorized by our board of directors. Prior to the issuance of shares of each class or series of preferred stock, our board of directors is required by the Maryland General Corporation Law and our charter to fix for each class or series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because our board of directors has the power to establish the preferences, powers and rights of each class or series of preferred stock, it may afford the holders of any class or series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of common stock, and, subject to any limitations applicable to any outstanding class or series of preferred stock, senior to the rights of the holders of our then outstanding preferred stock. The terms of outstanding shares of series Q preferred stock provide that shares of preferred stock having senior dividend or liquidation rights may not be authorized or issued by us without the prior approval of the holders of each of such series. The issuance of preferred stock, depending on the terms of such class or series, could have the effect of delaying or preventing a change of control that might involve a premium price for holders of shares of preferred stock or shares of common stock or otherwise be in their best interest.

Preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to the class or series. The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in a prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series. A prospectus supplement relating to each class or series of preferred stock will specify the following terms:
•
the title and stated value of the preferred stock;

•
the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•
the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•
whether the preferred stock is cumulative or not and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•
the provision for a sinking fund, if any, for the preferred stock;

•
the provision for redemption, if applicable, of the preferred stock;

•
any listing of the preferred stock on any securities exchange;

•
the terms and conditions, if applicable, upon which the preferred stock will be converted into common stock, including the conversion price (or manner of calculation thereof);

•
a discussion of any material federal income tax considerations applicable to the preferred stock;

•
any limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT;

•
the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•
any other specific terms, preferences, rights, limitations or restrictions of the preferred stock; and

•
any voting rights of the preferred stock.

Rank
Unless otherwise specified in the applicable prospectus supplement, the preferred stock will be, with respect to dividends and upon our voluntary or involuntary liquidation, dissolution or winding up:
•
senior to all classes or series of common stock and to all of our equity securities the terms of which provide that the equity securities rank junior to the preferred stock;

•
junior to all equity securities that we issue or have issued the terms of which provide that such equity securities rank senior to the preferred stock; and

•
on a parity with all equity securities that we issue or have issued other than those that are referred to in the bullet points above.

The term “equity securities” does not include convertible debt securities.
Dividends
Holders of shares of the preferred stock of each class or series will be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends at the rates and on the dates as we will set forth in the applicable prospectus supplement. Dividends will be payable to holders of record as they appear on our stock transfer books on the record dates that the board of directors will fix.
Dividends on any class or series of preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any class or series of preferred stock for which dividends are noncumulative, then the holders of the class or series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on the dividend payment date, and we will have no obligation to pay the dividend accrued for the period, whether or not dividends on the class or series are declared or paid for any future period.
No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on any series or class of preferred stock which may be in arrears. Any dividend payment that we make on shares of a series or class of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series or class that remains payable.
Redemption
If we so provide in the applicable prospectus supplement, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case on the terms, at the times and at the redemption prices set forth in the prospectus supplement.
The prospectus supplement relating to a series or class of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that we will redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which will not, if the preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any class or series is payable only from the net proceeds of the issuance of our stock, the terms of the preferred stock may provide that, if no such preferred stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of the applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.
Notwithstanding the foregoing, if the class or series of preferred stock has a cumulative dividend, unless full cumulative dividends on all outstanding shares of the class or series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, we may not redeem any shares of the class or series of preferred stock unless we simultaneously redeem all outstanding shares of the class or series of preferred stock; provided, however, that the foregoing will not prevent the purchase or acquisition of shares of the series or class of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the series or class of preferred stock. In addition, unless full cumulative dividends on all outstanding shares of the class or series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, we may not purchase or otherwise acquire directly or indirectly any shares of such class or series of preferred stock or any of our equity securities ranking junior to or on a parity with such class or series of preferred stock as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up (except by conversion into or exchange for our equity securities ranking junior to such class or series of preferred stock as to dividends and upon voluntary or involuntary liquidation, dissolution or winding up).
The foregoing provisions will not prevent us from acquiring shares of preferred stock pursuant to the provisions of the applicable articles supplementary providing for limitations on ownership and transfer in order to ensure that we remain qualified as a REIT for federal income tax purposes. See “Restrictions on Ownership and Transfer of Capital Stock.”

If we redeem fewer than all of the outstanding shares of a class or series of preferred stock, we will select the shares that we will redeem pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that we determine. If this redemption is to be by lot and, as a result of the redemption, any holder of shares of the class or series of preferred stock would become a holder of a number of shares of the class or series of preferred stock in excess of the ownership limit because we did not redeem the holder’s shares of the class or series of preferred stock, or we only redeemed those shares in part, then, except as otherwise provided in our charter, we will redeem the requisite number of shares of the series or class of preferred stock of the holder such that no holder will hold in excess of the ownership limit subsequent to the redemption. See “Restrictions on Ownership and Transfer of Capital Stock.”
We will mail a notice of redemption, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the preferred stock to be redeemed at their respective addresses as they appear on our share transfer records. No failure to give notice or any defect in notice or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of the series or class of preferred stock except as to the holder to whom notice was defective or not given. Each notice will state the following:
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the redemption date;

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the redemption price;

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the number of shares of the series or class of preferred stock to be redeemed;

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the place or places where the certificates representing shares of the series or class of preferred stock are to be surrendered for payment of the redemption price; and

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that dividends on the series or class of preferred stock to be redeemed will cease to accumulate on the redemption date.

If we will redeem fewer than all the shares of the class or series of preferred stock held by any holder, the notice that we mail to the holder will also specify the number of shares of the class or series of preferred stock that we will redeem from the holder.
The holders of shares of a class or series of preferred stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the shares of the class or series of preferred stock held on the corresponding dividend payment date notwithstanding the redemption of the shares between the dividend record date and the corresponding dividend payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of any class or series of preferred stock to be redeemed.
Subject to applicable law and the limitation on purchases when dividends on a class or series of preferred stock are in arrears, we may, at any time and from time to time, purchase any shares of the class or series of preferred stock in the open market, by tender or by private agreement.
Liquidation Preference
In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus an amount equal to any accumulated and unpaid dividends to the date of payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the class or series of preferred stock as to voluntary or involuntary liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the class or series of preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange by us or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not be considered a liquidation, dissolution or winding up.
If, upon any voluntary or involuntary liquidation, dissolution or winding up, our assets are insufficient to make full payment to holders of such class or series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our equity securities ranking on a parity with the class or series of preferred stock as to liquidation rights, then the holders of the class or series of preferred stock and all other such classes or series of equity securities will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up) by dividend, redemption or other acquisition of shares of stock or otherwise is permitted under the Maryland General Corporation Law, no effect will be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of the class or series of preferred stock whose preferential rights upon dissolution are superior to those receiving the distribution.
Voting Rights
Holders of the preferred stock will not have any voting rights, except as set forth below or as we indicate in the applicable prospectus supplement.
Unless provided for otherwise by any class or series of preferred stock, so long as any shares of preferred stock of a class or series remain outstanding, we will not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of such outstanding shares, given in person or by proxy, either in writing or at a meeting (the class or series voting separately as a class) do any of the following:
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authorize or create, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to such series or class of preferred stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up;

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reclassify any of our authorized stock into any class or series of stock ranking senior to such series or class of preferred stock;

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create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any class or series of stock ranking senior to such series or class of preferred stock; or

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amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the class or series of preferred stock.

So long as shares of the class or series of preferred stock (or shares issued by a surviving entity in substitution for the class or series of preferred stock) remain outstanding with their terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of an event set forth in the fourth bullet point above will not be considered to materially and adversely affect the rights, preferences, privileges or voting powers of holders of such class or series of preferred stock. Additionally, any increase in the number of authorized shares of preferred stock, any increase in the number of authorized shares of such series or class of preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in the number of authorized shares of any other class or series of preferred stock, in each case ranking on a parity with or junior to such series or class of preferred stock with respect to payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.
The foregoing voting provisions will not apply to any class or series of preferred stock if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such class or series of preferred stock have been redeemed or called for redemption upon proper notice and sufficient funds deposited in trust to effect such redemption.
Conversion Rights
We will specify in the applicable prospectus supplement the terms and conditions upon which any shares of any class or series of preferred stock are convertible into common stock. The terms will include:

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the number of shares of common stock into which the shares of preferred stock are convertible;

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the conversion price (or method for calculating the conversion price);

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the conversion period;

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provisions regarding whether conversion will be at the option of the holders of the class or series of preferred stock or the Operating Partnership;

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the events requiring an adjustment of the conversion price; and

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provisions affecting conversion in the event of the redemption of the class or series of preferred stock.

Transfer Agent, Registrar and Dividend Disbursing Agent
The transfer agent, registrar and dividend disbursing agent for our preferred stock is currently Computershare Trust Company, N.A. If different, we will specify in the applicable prospectus supplement the transfer agent, registrar and dividend disbursing agent for any class or series of preferred stock offered by that prospectus supplement.
RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK
In order for us to qualify as a REIT under the Code, no more than 50% in value of all classes of our outstanding shares of capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which we have made an election to be treated as a REIT). In addition, if we, or an owner of 10% or more of our capital stock, actually or constructively own 10% or more of one of our tenants (or a tenant of any partnership or limited liability company in which we are a partner or member), the rent received by us (either directly or through the partnership or limited liability company) from the tenant will not be qualifying income for purposes of the gross income tests for REITs contained in the Code. A REIT’s stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).
Because our board of directors currently believes it is desirable for us to qualify as a REIT, our charter, subject to certain exceptions as discussed below, provides that no person may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, (i) more than 9.8% (by value or number of shares, whichever is more restrictive) of our issued and outstanding common stock or (ii) series Q preferred stock, that, together with all other capital stock owned or deemed owned by such person, would cause such person to own or be deemed to own more than 9.8% (by value or number of shares, whichever is more restrictive) of our issued and outstanding capital stock. Further, subject to certain exceptions, no person, or persons acting as a group, shall at any time directly or indirectly acquire ownership of more than 25% of the series Q preferred stock. With respect to the 9.8% ownership limit, the constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock, any series of outstanding preferred stock or any other capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, common stock, any series of outstanding preferred stock or any other capital stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock or any other capital stock, as the case may be, and thereby subject the common stock, any series of outstanding preferred stock or any other capital stock to the applicable ownership limit. The board of directors may, but in no event will be required to, waive the 9.8% and 25% ownership limits, as applicable, with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT and the board of directors otherwise decides such action would be in our best interest. As a condition of such waiver, the board of directors may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our REIT status.
Our charter also provides that:

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no person may actually or constructively own common stock or series Q preferred stock that would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT;

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no person may transfer common stock or series Q preferred stock if a transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons; and

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any person who acquires or attempts or intends to acquire actual or constructive ownership of common stock or series Q preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to notify us immediately and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT.

These restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by the affirmative vote of holders owning at least two-thirds of the shares of our outstanding capital stock entitled to vote thereon. Except as otherwise described above, any change in the applicable ownership limit would require an amendment to our charter, which must be declared advisable by our board of directors and approved by the affirmative vote of holders owning at least two-thirds of the shares of our outstanding capital stock entitled to vote on the amendment.
Under our charter, if any attempted transfer of shares of stock or any other event would otherwise result in any person violating an ownership limit, any other limit imposed by our board of directors or the other restrictions in the charter, then any such attempted transfer will be void and of no force or effect with respect to the purported transferee as to that number of shares that exceeds the applicable ownership limit or such other limit or restriction (referred to as “excess shares”). Under those circumstances, the prohibited transferee will acquire no right or interest (or, in the case of any event other than an attempted transfer, the person or entity holding record title to any shares in excess of the applicable ownership limit will cease to own any right or interest) in the excess shares. Any excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. This automatic transfer will be considered to be effective as of the close of business on the business day prior to the date of the violating transfer or event. Within 20 days of receiving notice from us of the transfer of shares to such trust, the trustee of such trust will be required to sell the excess shares to a person or entity who could own the shares without violating the applicable ownership limit, or any other limit imposed by our board of directors, and distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by such trust for the excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the applicable market price of the excess shares as of the date of the event or the sales proceeds received by such trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner will be distributed to the beneficiary. Prior to a sale of any excess shares by such trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and also will be entitled to exercise all voting rights with respect to the excess shares. Subject to Maryland law, effective as of the date that the shares have been transferred to such trust, the trustee will have the authority (at the trustee’s sole discretion) to rescind as void any vote cast by a prohibited transferee or prohibited owner prior to the time that we discover that the shares have been automatically transferred to such trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If we pay the prohibited transferee or prohibited owner any dividend or other distribution before we discover that the shares were transferred to such trust, the prohibited transferee or prohibited owner will be required to repay the trustee upon demand for distribution to the beneficiary. If the transfer to such trust is not automatically effective (for any reason), to prevent violation of the applicable ownership limit or any other limit provided in our charter or imposed by the board of directors, then our charter provides that the transfer of the excess shares will be void ab initio and the intended transferee will acquire no rights to such shares.

In addition, shares of stock held in such trust will be considered to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to such trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the applicable market price on the date that we, or our designee, accept the offer. We have the right to accept the offer until the trustee has sold the shares held in such trust. Upon that sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee or prohibited owner.
If any attempted transfer of shares would cause us to be beneficially owned by fewer than 100 persons, our charter provides that the transfer will be void ab initio and the intended transferee will acquire no rights to such shares.
All certificates representing shares will bear a legend referring to the restrictions described above.
Under our charter, owners of our issued and outstanding common stock must, upon our demand, provide us with a completed questionnaire containing information regarding ownership of the shares, as set forth in the treasury regulations, and must upon demand disclose to us in writing such information that we may request in order to determine the effect, if any, of the stockholder’s actual and constructive ownership of shares of our stock, on our status as a REIT and to ensure compliance with each ownership limit, or any other limit specified in our charter or required by the board of directors. In addition, owners of any series of outstanding preferred stock (currently only series Q preferred stock is outstanding) must provide to us information that we request, in good faith, in order to determine our status as a REIT.
CERTAIN PROVISIONS OF MARYLAND LAW AND
OF OUR CHARTER AND BYLAWS
We have summarized certain terms and provisions of the Maryland General Corporation Law and our charter and bylaws. This summary is not complete and is qualified by the provisions of our charter and bylaws, and the Maryland General Corporation Law. See “Where You Can Find More Information.”
For restrictions on ownership and transfer of our capital stock contained in our charter, see “Restrictions on Ownership and Transfer of Capital Stock.”
Board of Directors
Our charter provides that the number of our directors shall be established by the bylaws, but cannot be less than the minimum number required by the Maryland General Corporation Law, which is one. Our bylaws provide the board of directors with the authority to increase or decrease the number of directors, without amendment of the bylaws, to a number of directors not fewer than five nor more than thirteen. Because our board has the power to amend our bylaws, it could modify the bylaws to change that range. Subject to the rights of holders of our preferred stock, our board of directors may fill any vacancy (including a vacancy caused by removal) subject in the case of a vacancy caused by removal to approval by the stockholders. Our bylaws provide that a majority of our board of directors must be independent directors, as defined from time to time by the listing standards of the New York Stock Exchange and any other relevant laws, rules and regulations. Our bylaws also provide for the election of directors by a majority vote in uncontested elections.
Removal of Directors
While our charter and the Maryland General Corporation Law empower our stockholders to fill vacancies in our board of directors that are caused by the removal of a director, our charter precludes stockholders from removing incumbent directors except upon a substantial affirmative vote. Specifically, our charter provides that stockholders may remove a director only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, subject to the rights of the holders of shares of our preferred stock to elect and remove directors elected by such holders under certain circumstances. The Maryland General Corporation Law does not define the term “cause.” As a result, removal for “cause” is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation. This provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon a substantial affirmative vote and filling the vacancies created by removal with their own nominees.
Opt Out of Business Combinations and Control Share Acquisition Statutes
We have elected in our bylaws not to be governed by the “control share acquisition” provisions of the Maryland General Corporation Law (Sections 3-701 through 3-709), and our board of directors has determined, by irrevocable resolution, that we will not be governed by the “business combination” provision of the Maryland General Corporation Law (Section 3-602). Our bylaws provide that we cannot at a future date determine to be governed by either provision without the approval of a majority of the outstanding shares of common stock entitled to vote. In addition, the irrevocable resolution adopted by our board of directors may only be changed by the approval of a majority of the outstanding shares of common stock entitled to vote.
Certain Elective Provisions of Maryland Law
Any Maryland corporation that has a class of securities registered under the Exchange Act, and at least three independent directors may elect to be governed in whole or in part by Maryland law provisions relating to extraordinary actions and unsolicited takeovers. We have not elected to be governed by these specific provisions, but we currently have more than three independent directors, so, except as described below, our board of directors could elect to provide for any of the following provisions. Pursuant to these provisions, the board of directors of any Maryland corporation fitting such description, without obtaining stockholder approval and notwithstanding a contrary provision in its charter or bylaws, may elect to:
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classify the board;

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increase the required stockholder vote to remove a director to two-thirds of all the votes entitled to be cast by the shareholders generally in the election of directors; and/or

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require that a stockholder requested special meeting need be called only upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

Additionally, the board could provide that:
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the number of directors may be fixed only by a vote of the board of directors;

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each vacancy on the board of directors (including a vacancy resulting from the removal of a director by the stockholders) may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum; and/or

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any director elected to fill a vacancy will hold office for the full remainder of the term of the class of directors in which the vacancy occurred, rather than until the next election of directors.

These provisions do not provide for limits on the power of a corporation to confer on the holders of any class or series of preferred stock the right to elect one or more directors. In addition, a corporation’s charter may contain a provision or the board of directors of the corporation may adopt a resolution that prohibits the corporation from electing to be subject to any or all of these provisions. Our board adopted a resolution prohibiting us from electing to be subject to the classified board provision in Section 3-803 of the Maryland General Corporation Law. This resolution is irrevocable without the approval of a majority of the outstanding shares of common stock entitled to vote.
Although we have opted out of the classified board and are not currently governed by any of the remaining provisions, our charter and/or bylaws already provide for a two-thirds vote to remove directors and only for cause, and provide that the number of directors may be determined by a resolution of our board (or by our stockholders through a bylaw amendment), subject to a minimum and maximum number, and that our secretary must call a special meeting of stockholders only upon the written request of stockholders entitled to cast at least 50% of all votes entitled to be cast at the meeting.
Amendment to Our Charter and Bylaws
Our charter may not be amended without the affirmative vote of at least two-thirds of the shares of capital stock outstanding and entitled to vote on the amendment, voting together as a single class.

Except as described in the following paragraph, our bylaws may be amended by the vote of a majority of the board of directors or by a vote of a majority of the shares of our capital stock entitled to vote on the amendment, except with respect to the following bylaw provisions (each of which requires the approval of a majority of the shares of common stock entitled to vote on the amendment):
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provisions opting out of the control share acquisition statute;

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provisions confirming that our board of directors has determined by irrevocable resolution that we will not be governed by the business combination provisions of the Maryland General Corporation Law;

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the requirement in our bylaws that our independent directors approve transactions involving our executive officers or directors or any limited partners of the Operating Partnership and their affiliates; and

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provisions governing amendment of our bylaws.

Meetings of Stockholders
Our bylaws provide for annual meetings of stockholders to elect the board of directors and transact other business as may properly be brought before the meeting. A special meeting of stockholders may be called at any time by the chief executive officer, president, the chairman of the board of directors, a majority of the directors, or by a committee of the board of directors which has been duly designated by the board of directors to call such meetings. Additionally, our bylaws provide that the secretary shall call a special meeting of the stockholders upon the written request of stockholders entitled to cast at least 50% of all votes entitled to be cast at the meeting.
The Maryland General Corporation Law provides that stockholders may act without a meeting with respect to any action that they are required or permitted to take at a meeting, if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder and filed in paper or electronic form with the records of the stockholders’ meetings.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only:
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pursuant to the notice of the meeting;

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by or at the direction of the board of directors; or

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by a stockholder who is entitled to vote at the meeting, was a stockholder of record both at the time of giving notice and at the time of the meeting and has complied with the advance notice procedures and/or proxy access provisions set forth in our bylaws.

Our bylaws also provide that with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting. Nomination of individuals for election to our board of directors at a special meeting may only be made:
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pursuant to our notice of meeting;

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by or at the direction of our board of directors;

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by any committee of persons appointed by the board of directors with authority therefor; or

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provided that our board of directors has determined that directors will be elected at the special meeting, by a stockholder who has complied with the advance notice provisions of the bylaws and was a stockholder of record both at the time of giving notice and at the time of the meeting.

The provisions in our charter regarding amendments to the charter and the advance notice provisions of our bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.
Dissolution of Prologis, Inc.
Under the Maryland General Corporation Law, we may be dissolved upon the affirmative vote of a majority of the entire board of directors declaring dissolution to be advisable, and approval of the dissolution at any annual or special stockholders meeting by the affirmative vote of the holders of two-thirds of the total number of shares of capital stock outstanding and entitled to vote on the dissolution, voting as a single class.
Indemnification and Limitation of Directors’ and Officers’ Liability
Our officers and directors are indemnified under the Maryland General Corporation Law, our charter and the partnership agreement of the Operating Partnership against certain liabilities. Our charter and bylaws require us to indemnify our directors and officers to the fullest extent permitted from time to time by the Maryland General Corporation Law.
The Maryland General Corporation Law permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A corporation may indemnify a director or officer against judgments, penalties, fines, settlements and reasonable expenses that the director or officer actually incurs in connection with the proceeding unless the proceeding is one by or in the right of the corporation and the director or officer has been adjudged to be liable to the corporation. In addition, a corporation may not indemnify a director or officer with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that a personal benefit was improperly received. A court may order indemnification in these circumstances but only for expenses. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.
The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. Our charter contains this provision. The Maryland General Corporation Law does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that:
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it is proved that the person actually received an improper benefit or profit in money, property or services; or

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a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

This provision does not limit our ability or our stockholders’ ability to obtain other relief, such as an injunction or rescission. The partnership agreement of the Operating Partnership also provides for our indemnification, as general partner, and our officers and directors to the same extent indemnification is provided to our officers and directors in our charter, and limits our liability and the liability of our officers and directors to the Operating Partnership and the partners of the Operating Partnership to the same extent liability of our officers and directors to us and our stockholders is limited under our charter.
Insofar as the foregoing provisions permit indemnification for liability arising under the Securities Act of directors, officers or persons controlling us, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other matters, that we indemnify our executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted.

DESCRIPTION OF CERTAIN PROVISIONS OF THE PARTNERSHIP AGREEMENT OF
PROLOGIS, L.P.
Substantially all of our assets are held, and all of our operations are conducted, by or through the Operating Partnership. As the sole general partner of the Operating Partnership, we have the exclusive right and power to manage the Operating Partnership. Our interest in the Operating Partnership is designated as a general partner interest. Except with respect to distributions of cash and allocations of income and loss, and except as otherwise noted in this prospectus, the description in this section of common limited partnership units is also applicable to performance units. See “— Performance Units” below. We have summarized certain terms and provisions of the Operating Partnership’s partnership agreement. This summary is not complete and is qualified by the provisions of the partnership agreement. See “Where You Can Find More Information.”
General
Holders of limited partnership units hold limited partnership interests in the Operating Partnership, and all holders of partnership interests (including us in our capacity as general partner) are entitled to share in cash distributions from, and in the profits and losses of, the Operating Partnership. The number of general partnership units held by us is approximately equal to the total number of outstanding shares of our common stock and preferred stock. Accordingly, the distributions that we pay per share of common stock are expected to be equal to the distributions per unit that the Operating Partnership pays on the common units. Similarly, the distributions that we pay per share of series Q preferred stock outstanding are expected to be equal to the distributions per unit that the Operating Partnership pays on the corresponding series of preferred units. The units have not been registered pursuant to federal or state securities laws, and they will not be listed on the New York Stock Exchange or any other exchange or quoted on any national market system. However, the shares of common stock and preferred stock that we may issue upon exchange of the common units and the preferred units of the Operating Partnership may be sold in registered transactions or transactions exempt from registration under the Securities Act. The limited partners of the Operating Partnership have the rights to which limited partners are entitled under the partnership agreement and the Delaware Revised Uniform Limited Partnership Act. The partnership agreement imposes certain restrictions on the transfer of Operating Partnership units, as described below.
Purpose, Business and Management
The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the partnership agreement. We are the sole general partner of the Operating Partnership and conduct substantially all of our business through the Operating Partnership. The primary purpose of the Operating Partnership is, in general, to acquire, purchase, own, operate, manage, develop, redevelop, invest in, finance, refinance, sell, lease and otherwise deal with properties and assets related to those properties, and interests in those properties and assets. The Operating Partnership is authorized to conduct any business that a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act may lawfully conduct, subject to the limitation that the partnership agreement requires the Operating Partnership to conduct its business in such a manner that will permit us to be classified as a REIT under Section 856 of the Code, unless we cease to qualify as a REIT for reasons other than the conduct of the business of the Operating Partnership. The Operating Partnership is generally authorized to take any lawful actions consistent with this purpose. This includes the authority to enter into partnerships, joint ventures or similar arrangements and to own interests directly or indirectly in any other entity.
As the general partner of the Operating Partnership we have the exclusive power and authority to conduct the business of the Operating Partnership, subject to the consent of the limited partners in certain limited circumstances (as discussed below) and except as expressly limited in the partnership agreement.
We have the right to make all decisions and take all actions with respect to the Operating Partnership’s acquisition and operation of our properties and all other assets and businesses of or related to the Operating Partnership. No limited partner may take part in the conduct or control of the business or affairs of the Operating Partnership by virtue of its interest in the partnership. In particular, each limited partner expressly acknowledges in the partnership agreement that as general partner, we are acting on behalf of the Operating Partnership’s limited partners and our stockholders, collectively, and are under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the Operating Partnership. We and the Operating Partnership have no liability to any limited partner as a result of any liabilities or damages incurred or suffered by, or benefits not derived by, a limited partner as a result of our action or inaction as general partner of the Operating Partnership so long as we acted in good faith. Limited partners have no right or authority to act for or to bind the Operating Partnership. Limited partners of the Operating Partnership have no authority to transact business for, or to otherwise participate in the management activities or decisions of, the Operating Partnership, except as expressly provided in the partnership agreement or as required by applicable law.
Engaging in Other Businesses; Conflicts of Interest; Transactions With Us and Our Affiliates
We may not conduct any business other than in connection with the ownership, acquisition and disposition of Operating Partnership interests as a general partner and the management of the business of the Operating Partnership, our operation as a public reporting company with a class (or classes) of securities registered under the Exchange Act, our operation as a REIT and activities that are incidental to these activities without the consent of the holders of a majority of the limited partnership interests. Unless it otherwise agrees, each limited partner, and its affiliates, is free to engage in any business or activity, even if the business or activity competes with or is enhanced by the business of the Operating Partnership. The Operating Partnership’s partnership agreement does not prevent another person or entity that acquires control of us in the future from conducting other businesses or owning other assets, even if it would be in the best interests of the limited partners for the Operating Partnership to own those businesses or assets.
In the exercise of our power and authority under the partnership agreement, we may contract and otherwise deal with, or otherwise obligate the Operating Partnership to, entities in which we or any one or more of our officers, directors or stockholders may have an ownership or other financial interest. We may retain persons or entities that we select (including ourselves, any entity in which we have an interest, or any entity with which we are affiliated) to provide services to or on behalf of the Operating Partnership. Except as expressly permitted by the partnership agreement, however, our affiliates may not engage in any transactions with the Operating Partnership except on terms that are fair and reasonable to the Operating Partnership and no less favorable to the Operating Partnership than it would obtain from an unaffiliated third party.
Our Reimbursement
We do not receive any compensation for our services as general partner of the Operating Partnership. However, as a partner in the Operating Partnership, we have rights to allocations and distributions as a partner of the Operating Partnership. In addition, the Operating Partnership reimburses us for all expenses we incur relating to ownership of interests in and operation of, or for the benefit of, the Operating Partnership. The Operating Partnership will reimburse us for all expenses incurred relating to the ongoing operation of the Operating Partnership and any issuance of additional partnership interests in the Operating Partnership. These expenses include those incurred in connection with the administration and activities of the Operating Partnership, such as the maintenance of the Operating Partnership’s books and records, management of the Operating Partnership’s property and assets, and preparation of information regarding the Operating Partnership provided to the partners in the preparation of their individual tax returns.
Our Exculpation and Indemnification
The partnership agreement generally provides that neither we, as general partner of the Operating Partnership, nor any of our officers, directors or employees, will be liable to the Operating Partnership or any limited partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything that we may do or not do in connection with the business and affairs of the Operating Partnership if we carry out our duties in good faith. Our liability in any event is limited to our interest in the Operating Partnership. We have no further liability for the loss of any limited partner’s capital. In addition, we are not responsible for any misconduct, negligent act or omission of any of our consultants, contractors or agents, or any of the Operating Partnership’s consultants, contractors or agents provided that we have used good faith in the selection of those contractors, consultants and agents. We may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors that we select. Any action we take or fail to take in reliance upon the opinion of such a consultant on a matter that we reasonably believe is within the consultant’s professional or expert competence is presumed to be done in good faith.
The partnership agreement also requires the Operating Partnership to indemnify us, our directors and officers, and other persons that we may from time to time designate against any loss or damage, including reasonable legal fees and court costs incurred by the person by reason of anything the person may do or not do for or on behalf of the Operating Partnership or in connection with its business or affairs unless it is established that:
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the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either the indemnified person committed the act or omission in bad faith or as the result of active and deliberate dishonesty;

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the indemnified person actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Any indemnification claims must be satisfied solely out of the assets of the Operating Partnership and any insurance proceeds from the liability policy covering our officers and directors and such other persons that we may from time to time designate. The Operating Partnership may also purchase and maintain insurance on behalf of our directors and officers, and other persons that we may from time to time designate, against any liability, and related expenses, that may be asserted against such person in connection with the activities of the Operating Partnership, regardless of whether the partnership would have the power to indemnify that person against such liability under the partnership agreement.
Sales of Assets; Liquidation
Under the partnership agreement, as general partner, we generally have the exclusive authority to determine whether, when and on what terms, the Operating Partnership will sell its assets (including our properties, which we own through the Operating Partnership). However, we have agreed, in connection with the contribution of properties from taxable investors in our formation transactions and certain property acquisitions for limited units in the Operating Partnership, not to dispose of certain assets in a taxable sale or exchange for a mutually agreed upon period and, thereafter, to use commercially reasonable or best efforts to minimize the adverse tax consequences of any sale. We may enter into similar or other agreements in connection with other acquisitions of properties for units.
A merger of the Operating Partnership with another entity generally requires an affirmative vote of the partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest (including the interest held directly or indirectly by us) of all partners other than preferred limited partners, subject to certain consent rights of holders of limited partnership units as described below under “Amendment of the Partnership Agreement.” A sale or disposition of all or substantially all of the Operating Partnership’s assets generally requires an affirmative vote of the limited partners (other than the general partner, the preferred limited partners and any limited partner 50% or more of whose equity is owned, directly or indirectly, by the general partner) holding a majority of the outstanding percentage interest of all limited partners (other than the general partner, the preferred limited partners and any limited partner 50% or more of whose equity is owned, directly or indirectly, by the general partner). A dissolution or liquidation of the Operating Partnership generally requires our approval as well as the consent of limited partners holding ninety percent (90%) of the outstanding percentage interest of all limited partners.
Capital Contribution
The Operating Partnership’s partnership agreement provides that if the Operating Partnership requires additional funds at any time and from time to time in excess of funds available to the Operating Partnership from borrowings or capital contributions, we may borrow funds from a financial institution or other lender or through public or private debt offerings and lend the funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of the funds. As an alternative to borrowing funds required by the Operating Partnership, we may contribute the amount of the required funds as an additional capital contribution to the Operating Partnership. We may also raise additional funds by accepting additional capital contributions, in the form of cash, real property or other non-cash assets. If we contribute additional capital to the Operating Partnership, our partnership interest in the Operating Partnership will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we make additional capital contributions.
Distributions
The partnership agreement generally provides that the Operating Partnership will make quarterly distributions of available cash (as defined below), as determined in the manner provided in the partnership agreement, to the partners of the Operating Partnership in proportion to their percentage interests in the Operating Partnership (which for any partner is determined by the number of units it owns relative to the total number of units outstanding). If any preferred units are outstanding, the Operating Partnership will pay distributions to holders of preferred units in accordance with the rights of each class of preferred units (and, within each such class, pro rata in proportion to the respective percentage interest of each holder), with any remaining available cash distributed in accordance with the previous sentence. “Available cash” is generally defined as the sum of the partnership’s net income or net loss, depreciation and all non-cash charges deducted to determine net income or net loss, the reduction in reserves of the partnership, the excess of net proceeds from the sale, exchange, disposition or refinancing of partnership property over the gain or loss recognized from such transaction and all other cash received by the partnership, minus all principal debt payments, capital expenditures, investments in any entity, expenditures and payments not deducted in determining net income or net loss, any amount included in determining net income or net loss that was not received by the partnership, increases in reserves and amount of any working capital accounts and other cash or similar balances which we, as general partner, determine to be necessary or appropriate. Other than as described below, neither we nor the limited partners are currently entitled to any preferential or disproportionate distributions of available cash with respect to the units.
Preferred Units
General.   As of August 31, 2022, only series Q and series T preferred units of the Operating Partnership are outstanding. In accordance with the terms of the partnership agreement, we are required to contribute the net proceeds of the sale of any new series of preferred stock to the Operating Partnership in exchange for the issuance by the Operating Partnership of a corresponding series of preferred units that generally mirror the rights, preferences and other terms of the preferred stock. Additionally, the Operating Partnership may from time to time issue additional series of preferred units to unitholders from time to time in exchange for cash or other property.
Each series of preferred units of the Operating Partnership rank, with respect to distribution rights and rights upon liquidation, winding up or dissolution of the Operating Partnership:
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senior to the common units of the Operating Partnership and to all units of the Operating Partnership that provide that they rank junior to such series of preferred units;

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junior to all units which rank senior to such series of preferred units; and

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on a parity with all units expressly designated by the Operating Partnership to rank on a parity with such series of preferred units.

Redemption.   If we redeem any shares of a series of preferred stock, the Operating Partnership will redeem the number of preferred units of the corresponding series equal to the number of such series of preferred stock to be redeemed at a redemption price payable in cash equal to the product of the number of such series of preferred units being redeemed and the sum of the stated liquidation preference for such series plus any deficiency still owing under prior distributions.
Liquidation Preference.   The distribution and income allocation provisions of the partnership agreement have the effect of providing each series of preferred unit with a liquidation preference to each holder of such series of preferred units equal to the holder’s capital contributions, plus any accrued but unpaid distributions, in preference to any other class or series of partnership interest of the Operating Partnership, other than any parity preferred units and any senior preferred units that we may issue.
Common Limited Partnership Units
Redemption Rights.   Holders of common limited partnership units in the Operating Partnership have the right, commencing generally on or before the first anniversary of the holder becoming a limited partner of the Operating Partnership (or such other date agreed to by the Operating Partnership and the applicable unit holders), to require the Operating Partnership to redeem part or all of their common units for cash (based upon the fair market value of an equivalent number of shares of our common stock at the time of redemption) or the Operating Partnership may, in its sole and absolute discretion (subject to the limits on ownership and transfer of common stock set forth in our charter) elect to have us exchange those common units for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of certain rights, certain extraordinary distributions and similar events. With each redemption or exchange, our percentage ownership interest in the Operating Partnership will increase. Common limited partners may exercise this redemption right from time to time, in whole or in part, subject to the limitations that limited partners may not exercise the right if exercise would result in any person actually or constructively owning shares of common stock in excess of the ownership limit or any other amount specified by the board of directors, assuming common stock was issued in the exchange. Holders of performance units also have limited redemption rights, as discussed under the caption “Performance Units” below.
Registration Rights.   We have granted to common limited partners certain registration rights with respect to the shares of stock issuable upon exchange of common limited partnership units in the Operating Partnership or otherwise. We have agreed to file and generally keep continuously effective (unless an exemption from registration is available for the resale of those shares) generally beginning on or as soon as practicable after one year after issuance of common limited partnership units a registration statement covering the issuance of shares of common stock upon exchange of the units and the resale of the shares. We will bear expenses incident to our registration obligations upon exercise of registration rights, including the payment of federal securities and state blue sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to registration of the shares.
Class A Common Units
The Operating Partnership has issued and has outstanding a class of common limited partnership units that have been designated class A common limited partnership units. The class A common units generally have the same rights as the existing common limited partnership units of the Operating Partnership described above, except that the class A units are entitled to a quarterly distribution equal to $0.64665 per unit so long as the common limited partnership units receive a quarterly distribution of at least $0.40 per unit (in the event the common limited partnership units receive a quarterly distribution of less than $0.40 per unit, the class A common unit distribution would be reduced by a proportionate amount). Class A common units were initially convertible into common limited partnership units at an initial conversion rate of one-for-one. The conversion rate will be increased or decreased to the extent that, at the time of conversion, the net present value of the distributions paid with respect to the class A common units are less or more than the distributions paid on common limited partnership units from the time of issuance of the class A common units until the time of conversion. At June 30, 2022 the class A common units were convertible into 8.0 million common limited partnership units. The Operating Partnership may redeem the class A common units at any time after October 7, 2025, for an amount in cash equal to the then-current number of the common limited partnership units into which the class A common units are convertible, multiplied by $43.11, subject to the holders’ right to convert the class A common units into common limited partnership units.
Series T Preferred Units
The Operating Partnership has issued and has outstanding a class of preferred limited partnership units that have been designated “6.25% Series T Cumulative Redeemable Preferred Partnership Units” (the “Series T Preferred Units”). The Series T Preferred Units generally have the same rights as the existing preferred limited partnership units of the Operating Partnership described above, except that the Series T

Preferred Units are entitled to cumulative preferential cash distributions at the rate per annum of 6.25% of the stated value of $25 per Series T Preferred Unit. Such distributions are payable (i) quarterly in arrears, on or before March 31, June 30, September 30 and December 31 of each year commencing on the first such date to occur after the original date of issuance, and (ii) in the event of a redemption of Series T Preferred Units, on the redemption date.
Holders of Series T Preferred Units may require the Operating Partnership to redeem their Series T Preferred Units, in whole or in part, upon ten (10) days written notice, at a redemption price, payable in cash, equal to the original capital contribution of such holder with respect to such Series T Preferred Units plus the cumulative preferential cash distributions with respect to such Series T Preferred Units, whether or not declared, to the redemption date to the extent not previously distributed (the “Series T Redemption Price”). Partial redemptions at the holder’s option are limited to once per calendar quarter, and must be in a minimum amount of one thousand (1,000) Series T Preferred Units. Subject to holding periods set forth in the Operating Partnership’s partnership agreement, the Operating Partnership may, at its sole option, redeem the Series T Preferred Units in whole or in part, upon at least thirty (30) days’ written notice, at the Series T Redemption Price.
Performance Units
Notwithstanding the foregoing discussion of distributions and allocations of income or loss of the Operating Partnership, certain of our current and former executive officers, in their capacity as limited partners of the Operating Partnership, have received performance units. The performance units are similar to common limited partnership units in many respects, including the right to share in operating distributions, and allocations of operating income and loss of the Operating Partnership on a pro rata basis with common limited partnership units, and certain redemption rights, including limited rights to cause the Operating Partnership to redeem the performance units for cash or, at the Operating Partnership’s option, to have us exchange the performance units for shares of our common stock. However, a holder of performance units may not require the Operating Partnership to redeem, and the Operating Partnership may not redeem, any performance units in excess of the number of performance units equal to the amount of the unitholder’s capital account balance immediately following the revaluation of the Operating Partnership assets pursuant to the partnership agreement, divided by the fair market value of a share of our common stock.
LTIP Units
We may issue LTIP units in the Operating Partnership to certain of our officers. An LTIP unit represents a partnership interest in the Operating Partnership. The LTIP units are similar to common limited partnership units in many respects, including the right to share in operating distributions and allocations of operating income and loss of the Operating Partnership on a pro rata basis with common limited partnership units. After vesting and the satisfaction of certain conditions, an LTIP unit may be exchangeable for a common unit in the Operating Partnership and then redeemable for a share of common stock or cash at the election of the Operating Partnership.
Removal of the General Partner; Transferability of Our Interests; Treatment of Limited Partnership Units in Significant Transactions
The limited partners may not remove us as general partner of the Operating Partnership, with or without cause, other than with our consent. The partnership agreement provides that we may not withdraw from the Operating Partnership (whether by sale, statutory merger, consolidation, liquidation or otherwise) without the consent of limited partners other than the preferred limited partners, holding a majority of limited partner units (excluding any preferred limited units) then outstanding and the admission of a successor general partner. However, except as set forth below, we may transfer or assign our general partner interest in connection with a merger, consolidation or sale of substantially all of our assets without limited partner consent.
Neither we nor the Operating Partnership may engage in any merger, consolidation or other combination, or effect any reclassification, recapitalization or change of its outstanding equity interests, and we may not sell all or substantially all of our assets unless in connection with such a termination transaction all holders of limited partnership units other than preferred units either will have the right to receive, for each unit, an amount of cash, securities or other property equal to the product of the number of shares of common stock into which each unit is then exchangeable and the greatest amount of cash, securities or other property paid to the holder of one share of common stock as consideration pursuant to such a termination transaction. If, in connection with the termination transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding shares of our common stock, each holder of limited partnership units other than preferred units will have the right to receive, the greatest amount of cash, securities or other property that the holder would have received had it exercised its right to redemption and received shares of common stock in exchange for its units immediately prior to the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer. Performance units also have the benefit of these provisions, irrespective of the capital account then applicable to the performance units. We and the Operating Partnership may also engage in a merger, consolidation or other combination, or effect any reclassification, recapitalization or change or our outstanding equity interests, and we may also sell all or substantially all of our assets if the following conditions are met:
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substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the Operating Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Operating Partnership;

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the holders of common limited partnership units, including the holders of any performance units, own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of the Operating Partnership and the other net assets of the surviving partnership immediately prior to the consummation of the transaction;

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the rights, preferences and privileges of the holders in the surviving partnership, including the holders of performance units, are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership (except, as to performance units, for such differences with units regarding liquidation, redemption or exchange as are described in the partnership agreement); and

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such rights of the common limited partners, including the holders of performance units issued or to be issued, include at least one of the following:

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the right to redeem their interests in the surviving partnership for the consideration available to them pursuant to the preceding paragraph; or

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the right to redeem their units for cash on terms equivalent to those in effect immediately prior to the consummation of the transaction, or, if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, the common equity securities, with an exchange ratio based on the relative fair market value of such securities and our common stock.

Our board of directors will reasonably determine fair market values and rights, preferences and privileges of the common limited partners of the Operating Partnership as of the time of the termination transaction and, to the extent applicable, the values will be no less favorable to the holders of common limited partnership units than the relative values reflected in the terms of the termination transaction.
In addition, in the event of a termination transaction, the arrangements with respect to performance units and performance shares will be equitably adjusted to reflect the terms of the transaction, including, to the extent that the shares are exchanged for consideration other than publicly traded common equity, the transfer or release of remaining performance shares, and resulting issuance of any performance units, as of the consummation of the termination transaction.
Duties and Conflicts
Except as otherwise provided by our conflicts of interest policies with respect to directors and officers and as provided in the non-competition agreements that most of our executive officers have entered into with us, any limited partner of the Operating Partnership may engage in other business activities outside the Operating Partnership, including business activities that directly compete with the Operating Partnership.
Meetings; Voting
As general partner, we may call meetings of the limited partners of the Operating Partnership on our own motion, and must call a meeting of the limited partners upon written request of limited partners owning at least 25% of the then outstanding limited partnership units that are entitled to vote on the matters to be voted upon at such meeting. Limited partners may vote either in person or by proxy at meetings. Limited partners may take any action that they are required or permitted to take either at a meeting of the limited partners or without a meeting if consents in writing setting forth the action taken are signed by limited partners owning not less than the minimum number of units that would be necessary to authorize or take the action at a meeting of the limited partners at which all limited partners entitled to vote on the action were present. On matters for which limited partners are entitled to vote, each limited partner has a vote equal to the number of units the limited partner holds. A transferee of limited partnership units who has not been admitted as a substituted limited partner with respect to the units will have no voting rights with respect to the units, even if the transferee holds other units as to which it has been admitted as a limited partner. The partnership agreement does not provide for, and we do not anticipate calling, annual meetings of the limited partners.
Amendment of the Partnership Agreement
We or limited partners owning at least 25% of the then outstanding limited partnership units entitled to vote may propose amendments to the Operating Partnership’s partnership agreement. Generally, the partnership agreement may be amended with our approval, as general partner, and partners (including us but not including the preferred limited partners) holding a majority of the partnership interests then outstanding other than preferred limited partnership interests. Certain provisions regarding, among other things, our rights and duties as general partner (e.g., restrictions on our power to conduct businesses other than as denoted herein) or the dissolution of the Operating Partnership, may not be amended without the approval of limited partners (other than preferred limited partners) holding a majority of the percentage interests of the limited partners other than preferred limited partners. As general partner, we have the power, without the consent of the limited partners, to amend the partnership agreement as may be required to, among other things:
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add to our obligations as general partner or surrender any right or power granted to us as general partner;

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reflect the admission, substitution, termination or withdrawal of partners in accordance with the terms of the partnership agreement;

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establish the rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the partnership agreement;

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reflect a change of an inconsequential nature that does not materially adversely affect any limited partner, or cure any ambiguity, correct or supplement any provisions of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement;

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satisfy any requirements of federal, state or local law;

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reflect such changes as are reasonably necessary for us to maintain our status as a REIT; and

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modify the manner in which capital accounts are computed.

We must approve, and each limited partner that would be adversely affected must approve, certain amendments to the partnership agreement, including amendments effected directly or indirectly through a merger or sale of assets of the Operating Partnership or otherwise, that would, among other things:
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convert a limited partner’s interest into a general partner’s interest;

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modify the limited liability of a limited partner;

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alter the interest of a partner in profits or losses, or the rights to receive any distributions (except as permitted under the partnership agreement with respect to the admission of new partners or the issuance of additional units, either of which actions will have the effect of changing the percentage interests of the partners and thereby altering their interests in profits, losses and distributions); or

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alter the limited partner’s redemption or exchange right.

Term
The Operating Partnership will continue in full force and effect for approximately 99 years from its formation or until sooner dissolved pursuant to the terms of the partnership agreement.
DESCRIPTION OF CERTAIN PROVISIONS OF THE
PARTNERSHIP AGREEMENT OF PROLOGIS 2, L.P.
A portion of our assets are held by or through Prologis 2, L.P. As the sole direct owner of AMB Property Holding Corporation, the general partner of Prologis 2, L.P., we have the exclusive right and power to manage Prologis 2, L.P. Our interest in Prologis 2, L.P. is designated as an indirect general partner interest. We have summarized certain terms and provisions of Prologis 2, L.P.’s partnership agreement. This summary is not complete and is qualified by the provisions of the partnership agreement. See “Where You Can Find More Information.”
General
Holders of limited partnership units hold limited partnership interests in Prologis 2, L.P., and all holders of partnership interests (including AMB Property Holding Corporation in its capacity as general partner) are entitled to share in cash distributions from, and in the profits and losses of, Prologis 2, L.P. The units have not been registered pursuant to federal or state securities laws, and they will not be listed on the New York Stock Exchange or any other exchange or quoted on any national market system. However, the shares of common stock that we may issue upon exchange of the class B common units and the shares of preferred stock that we may issue upon exchange of preferred units may be sold in registered transactions or transactions exempt from registration under the Securities Act. The limited partners of Prologis 2, L.P. have the rights to which limited partners are entitled under the partnership agreement and the Delaware Revised Uniform Limited Partnership Act. The partnership agreement imposes certain restrictions on the transfer of Prologis 2, L.P. units, as described below.
Purpose, Business and Management
Prologis 2, L.P. is organized as a Delaware limited partnership pursuant to the terms of the partnership agreement. AMB Property Holding Corporation, our wholly owned subsidiary, is the general partner of Prologis 2, L.P.
Prologis 2, L.P. is authorized to conduct any business that a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act may lawfully conduct, except that the partnership agreement requires that the partnership conduct its business in such a manner that will permit us to be classified as a REIT under Section 856 of the Code, unless we cease to qualify as a REIT for reasons other than the conduct of the business of Prologis 2, L.P. Subject to the foregoing limitation, Prologis 2, L.P. may enter into partnerships, joint ventures or similar arrangements and may own interests directly or indirectly in any other entity.
AMB Property Holding Corporation, the general partner of Prologis 2, L.P., has the exclusive power and authority to conduct the business of Prologis 2, L.P., subject to the consent of the limited partners in certain limited circumstances (as discussed below) and except as expressly limited in the partnership agreement.
AMB Property Holding Corporation, the general partner of Prologis 2, L.P., has the right to make all decisions and take all actions with respect to Prologis 2, L.P.’s acquisition and operation of our properties and all other assets and businesses of or related to Prologis 2, L.P. No limited partner may take part in the conduct or control of the business or affairs of Prologis 2, L.P. by virtue of its interest in the partnership. In particular, each limited partner expressly acknowledges in the partnership agreement that as general partner, AMB Property Holding Corporation is acting on behalf of Prologis 2, L.P., Prologis 2, L.P.’s limited partners and the stockholders of Prologis, Inc., collectively, and is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of Prologis 2, L.P. AMB Property Holding Corporation has no liability to a limited partner as a result of any liabilities or damages incurred or suffered by, or benefits not derived by, a limited partner as a result of its action or inaction as the general partner of Prologis 2, L.P. as long as AMB Property Holding Corporation acted in good faith. Limited partners have no right or authority to act for or to bind Prologis 2, L.P. Limited partners of Prologis 2, L.P. have no authority to transact business for, or participate in the management activities or decisions of, Prologis 2, L.P., except as provided in the partnership agreement or as required by applicable law.
Engaging in Other Businesses; Conflicts of Interest; Transactions Between Prologis 2, L.P. and the General Partner and its Affiliates
AMB Property Holding Corporation may not, without the consent of the holders of a majority of the limited partnership interests, conduct any business other than in connection with the ownership, acquisition and disposition of Prologis 2, L.P. interests as a general partner and the management of the business of Prologis 2, L.P., and activities that are incidental to these activities. Unless it otherwise agrees, each limited partner, and its affiliates, is free to engage in any business or activity, even if the business or activity competes with or is enhanced by the business of Prologis 2, L.P. The Prologis 2, L.P. partnership agreement does not prevent another person or entity that acquires control of us in the future from conducting other businesses or owning other assets, even if it would be in the best interests of the limited partners for Prologis 2, L.P. to own those businesses or assets. In the exercise of its power and authority under the partnership agreement, AMB Property Holding Corporation may contract and otherwise deal with or otherwise obligate Prologis 2, L.P. to entities in which AMB Property Holding Corporation, we or any one or more of our officers, directors or stockholders may have an ownership or other financial interest. AMB Property Holding Corporation may retain persons or entities that AMB Property Holding Corporation selects (including itself, us, any entity in which we have an interest or any entity with which we are affiliated) to provide services to or on behalf of Prologis 2, L.P.
Reimbursement of the General Partner
AMB Property Holding Corporation does not receive any compensation for its services as general partner of Prologis 2, L.P. However, as a partner in Prologis 2, L.P., AMB Property Holding Corporation has rights to allocations and distributions of the partnership. In addition, Prologis 2, L.P. reimburses AMB Property Holding Corporation for all expenses it incurs relating to ownership of interests in and operation of, or for the benefit of, Prologis 2, L.P. Prologis 2, L.P. will reimburse AMB Property Holding Corporation for all expenses incurred relating to the ongoing operation of Prologis 2, L.P. and any issuance of additional partnership interests in Prologis 2, L.P. These expenses include those incurred in connection with the administration and activities of Prologis 2, L.P., such as the maintenance of the partnership’s books and records, management of the partnership’s property and assets, and preparation of information regarding the partnership provided to the partners in the preparation of their individual tax returns.
Exculpation and Indemnification of the General Partner
The partnership agreement generally provides that neither the general partner of Prologis 2, L.P., nor any of its officers, directors or employees will be liable to Prologis 2, L.P. or any limited partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything that the general partner may do or not do in connection with the business and affairs of Prologis 2, L.P. if its general partner carries out its duties in good faith. In addition, the general partner is not responsible for any misconduct, negligent act or omission of any of its consultants, contractors or agents, or any of Prologis 2, L.P.’s consultants, contractors or agents, provided that the general partner uses good faith in the selection of those contractors, consultants and agents. The general partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisors that it selects. Any action taken or omitted to be taken in reliance upon the opinion of such a consultant on a matter that the general partner reasonably believes is within the consultant’s professional or expert competence is presumed to be done in good faith.

The partnership agreement also requires Prologis 2, L.P. to indemnify the general partner, its directors and officers, and other persons that the general partner may from time to time designate against any loss or damage, including reasonable legal fees and expenses incurred by the person by reason of anything the person may do or not do for or on behalf of Prologis 2, L.P. or in connection with its business or affairs unless it is established that:
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the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either the indemnified person committed the act or omission in bad faith or as the result of active and deliberate dishonesty;

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the indemnified person actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Any indemnification claims must be satisfied solely out of the assets of Prologis 2, L.P. and any insurance proceeds from the liability policy covering the general partner’s officers and directors and other persons that the general partner may from time to time designate. Prologis 2, L.P. may also purchase and maintain insurance on behalf of the general partner’s directors and officers, and other persons that the general partner may from time to time designate, against any liability, and related expenses, that may be asserted against such person in connection with the activities of Prologis 2, L.P., regardless of whether Prologis 2, L.P. would have the power to indemnify that person against such liability under the partnership agreement.
Sales of Assets; Liquidation
Under the partnership agreement, the general partner generally has the exclusive authority to determine whether, when and on what terms, Prologis 2, L.P. will sell its assets.
A merger of Prologis 2, L.P. with another entity generally requires an affirmative vote of the partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest (including the interest held directly or indirectly by us) of all partners other than preferred limited partners, subject to certain consent rights of holders of limited partnership units as described below under “Amendment of the Partnership Agreement.” A sale or disposition of all or substantially all of Prologis 2, L.P.’s assets generally requires an affirmative vote of the partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest of all limited partners holding common units (other than the preferred limited partners). A dissolution or liquidation of Prologis 2, L.P. generally requires our approval as well as the affirmative vote of limited partners holding ninety percent (90%) of the outstanding percentage interest of all limited partners.
Capital Contribution
Prologis 2, L.P.’s partnership agreement provides that if Prologis 2, L.P. requires additional funds at any time and from time to time in excess of funds available to Prologis 2, L.P. from borrowings or capital contributions, Prologis 2, L.P. may borrow funds from a financial institution or other lender. As an alternative to borrowing funds required by Prologis 2, L.P., the general partner may accept additional capital contributions to Prologis 2, L.P. Prologis 2, L.P. may also raise additional funds by accepting additional capital contributions, in the form of cash, real property or other non-cash assets. If additional capital contributions to Prologis 2, L.P. are accepted, the partnership interest of the contributors in Prologis 2, L.P. will be increased on a proportionate basis.
Distributions
The partnership agreement generally provides that Prologis 2, L.P. will make quarterly distributions of available cash (as defined below), as determined in the manner provided in the partnership agreement, to the partners of Prologis 2, L.P. in proportion to their percentage interests in the partnership (which for any partner is determined by the number of units it owns relative to the total number of units outstanding). If any preferred units are issued and outstanding, Prologis 2, L.P. will pay distributions to holders of preferred units in accordance with the rights of each class of preferred units (and, within each such class, pro rata in proportion to the respective percentage interest of each holder), with any remaining available cash distributed in accordance with the previous sentence. Except as provided for in the partnership agreement with respect to class B common units, no partnership interest is entitled to a distribution in preference to any other partnership interest. “Available cash” is generally defined as the sum of Prologis 2, L.P.’s net income or net loss, depreciation and all non-cash charges deducted to determine net income or net loss, the reduction in reserves of the partnership, the excess of net proceeds from the sale, exchange, disposition or refinancing of partnership property over the gain or loss recognized from such transaction and all other cash received by the partnership, minus all principal debt payments, capital expenditures, investments in any entity, expenditures and payments not deducted in determining net income or net loss, any amount included in determining net income or net loss that was not received by Prologis 2, L.P., increases in reserves and amount of any working capital accounts and other cash or similar balances which the general partner determines to be necessary or appropriate.
Class A Common Units
The class A common units rank junior to all partnership units of Prologis 2, L.P. including Class B common units, other than any class or series of partnership interest expressly designated as ranking junior to the class A common units. Holders of a majority of the class A common units may elect to remove the general partner, with or without cause, and select a successor general partner. The class A common units are not redeemable or exchangeable, and are not entitled to receive any distributions or liquidation preference.
All class A common units are limited partnership units, unless held by the general partner. All class B common units acquired by us pursuant to a redemption of the class B common units in exchange for shares of our common stock (as described more fully below) will automatically be converted into and deemed to be class A common units. We will contribute any such class A common units to our Operating Partnership in exchange for additional partnership units in our Operating Partnership.
As of the date of this prospectus, AMB Property Holding Corporation holds approximately 1% of the issued and outstanding class A common units, and the remainder of the issued and outstanding class A common units are held by the Operating Partnership.
Class B Common Units
General.   All class B common units are limited partnership units. The class B common units rank, with respect to distribution rights and rights upon liquidation, winding up or dissolution of the Prologis 2, L.P.:
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senior to Prologis 2, L.P.’s class A common units, all classes or series of common partnership units not expressly designated as ranking senior to the class B common units and any partnership units which by their terms are expressly designated as ranking junior to the class B common units;

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junior to all classes or series of preferred partnership units; and

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on parity with all partnership units which by their terms are expressly designated as raking on parity with the class B common units.

Distribution Rights.   Each class B common unit is entitled to receive cumulative preferential distributions equal to any dividends paid on our common stock, calculated as if each unit had been converted into a single share of common stock immediately prior to the record day for the payment of the respective dividend.
Redemption and Exchange.   Beginning one year after the date such units are issued, the holders of class B common units generally may require Prologis 2, L.P. to redeem some or all of their class B common units for cash at a price equal to the average of the daily market price of a share of our common stock for the ten consecutive trading days prior to such redemption, provided, however, that Prologis 2, L.P. may elect to have us acquire some or all of the class B common units so tendered in which case the class B common units shall be exchanged for our common stock on a one-for-one basis (as adjusted for dividends, distributions, splits, subdivisions, reverse splits or combinations).

The right of the holders of class B common units to cause a redemption, or of Prologis 2, L.P. to cause an exchange of the class B common units for shares of our common stock, shall in each case be subject to the restrictions on ownership and transfers set forth in our charter in order for us to maintain our qualification as a REIT for federal income tax purposes.
Registration Rights.   We have granted to the holders of class B common units certain registration rights with respect to the shares of our common stock issuable upon exchange of the class B common units.
Removal of the General Partner
The limited partners may not remove the general partner of Prologis 2, L.P. with or without cause; provided, however, that holders of a majority of the class A common units (all outstanding shares of which are held by AMB Property Holding Corporation and the Operating Partnership as of the date of this prospectus) may remove the general partner with or without cause.
Duties and Conflicts
Except as otherwise provided by our conflicts of interest policies with respect to directors and officers and as provided in the non-competition agreements that most of our executive officers have entered into with us, and subject to any agreements entered into by a limited partner or its affiliates with AMB Property Holding Corporation, us or the Operating Partnership (or a subsidiary of AMB Property Holding Corporation, us or the Operating Partnership), any limited partner of Prologis 2, L.P. may engage in other business activities outside Prologis 2, L.P., including business activities that directly compete with Prologis 2, L.P.
Meetings; Voting
The general partner may call meetings of the limited partners of Prologis 2, L.P. on its own motion, and shall call meetings of the limited partners upon written request of limited partners owning at least 25% of the then outstanding limited partnership units that are entitled to vote on the matters to be voted upon at such meeting. Limited partners may vote either in person or by proxy at meetings. Limited partners may take any action that they are required or permitted to take either at a meeting of the limited partners or without a meeting if consents in writing setting forth the action taken are signed by limited partners owning not less than the minimum number of units that would be necessary to authorize or take the action at a meeting of the limited partners at which all limited partners entitled to vote on the action were present. Except as otherwise provided in the partnership agreement, each limited partner has a vote equal to the number of units the limited partner holds on matters for which limited partners are entitled to vote. A transferee of limited partnership units who has not been admitted as a substituted limited partner with respect to the units will have no voting rights with respect to the units, even if the transferee holds other units as to which it has been admitted as a limited partner. The partnership agreement does not provide for, and we do not anticipate calling, annual meetings of the limited partners.
Amendment of the Partnership Agreement
Amendments to Prologis 2, L.P.’s partnership agreement may be proposed by the general partner or limited partners owning at least 25% of the then outstanding limited partnership units entitled to consent to or approve the matter addressed in the proposed amendment. Generally, the partnership agreement may be amended with the approval of the general partner and partners (including AMB Property Holding Corporation, but not including the preferred limited partners) holding a majority of all partnership interests then outstanding, other than preferred limited partners. Amendments of certain provisions regarding, among other things, the dissolution of Prologis 2, L.P., the general assignment for the benefit of creditors of Prologis 2, L.P.’s assets, the appointment of a custodian, receiver or trustee for any all of the Prologis 2, L.P.’s assets, the institution of bankruptcy proceedings, the confession of a judgment against Prologis 2, L.P. or the entrance into a merger, consolidation or other combination of the partnership with or into another entity, may not be made without the approval of partners (other than preferred limited partners) holding a majority of the percentage interests of the partners in addition to any consents of the limited partners required to be obtained by the partnership agreement. The general partner has the power, without the consent of the partners, to amend the partnership agreement as may be required to, among other things:

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add to the obligations of AMB Property Holding Corporation as general partner or surrender any right or power granted to AMB Property Holding Corporation as general partner for the benefit of the limited partners;

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reflect the admission, substitution, termination or withdrawal of partners or reduction in partnership units in accordance with the terms of the partnership agreement;

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establish the designations, rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the partnership agreement;

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reflect a change of an inconsequential nature that does not materially adversely affect any limited partner, or cure any ambiguity, correct or supplement any provisions of or make other changes concerning matters under the partnership agreement not inconsistent with law or with other provisions of the partnership agreement;

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satisfy any requirements of federal, state or local law;

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to reflect such changes as are reasonably necessary for us to maintain our status as a REIT; and

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modify the manner in which capital accounts are computed.

AMB Property Holding Corporation may not, without the consent of each limited partner that would be adversely affected, take any action or make certain amendments to the partnership agreement, including amendments effected directly or indirectly through a merger or sale of assets of Prologis 2, L.P. or otherwise, that would, among other things,
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convert a limited partner’s interest into a general partner’s interest;

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modify the limited liability of a limited partner;

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alter the rights of a partner to receive any distributions (except as permitted under the partnership agreement with respect to the admission of new partners or the issuance of additional units, either of which actions will have the effect of changing the percentage interests of the partners and thereby altering their interests in profits, losses and distributions); or

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alter the class B limited partners’ redemption or exchange rights.

Term
Prologis 2, L.P. will continue in full force and effect for approximately 99 years from its formation or until sooner dissolved pursuant to the terms of the partnership agreement.
DESCRIPTION OF DEBT SECURITIES OF PROLOGIS, L.P.
The debt securities of Prologis, L.P. are to be issued under an Indenture, dated as of June 8, 2011, (the “Original Indenture”) among Prologis, L.P., Prologis, Inc. as guarantor, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee. The Indenture has been supplemented by a First Supplemental Indenture dated as of June 8, 2011, a Second Supplemental Indenture dated as of June 8, 2011, a Third Supplemental Indenture dated as of June 8, 2011, a Fourth Supplemental Indenture dated as of June 8, 2011, a Fifth Supplemental Indenture dated as of August 15, 2013, a Sixth Supplemental Indenture dated as of December 3, 2013, a Seventh Supplemental Indenture dated as of February 20, 2014 and an Eighth Supplemental Indenture dated as of June 7, 2017. We collectively refer to the Original Indenture as amended and supplemented by the First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture, Seventh Supplemental Indenture and Eighth Supplemental Indenture as the “OP Indenture.” The Original Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture, Seventh Supplemental Indenture and Eighth Supplemental Indenture have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part and are available for inspection at the corporate trust office of the trustee at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071 or as described below under “Where You Can Find More Information.” The OP Indenture is subject to, and governed by, the Trust Indenture Act of 1939. The statements made in this prospectus relating to the OP Indenture and the debt securities to be issued pursuant to the OP Indenture are summaries of some of the provisions of the OP Indenture and do not purport to be complete. The statements are subject to and are qualified in their entirety by reference to all the provisions of the OP Indenture and the debt securities. As used in this section, “Description of Debt Securities of Prologis, L.P.,” the term “Operating Partnership” refers only to Prologis, L.P. and not to any of its subsidiaries and the term “Company” refers only to Prologis, Inc. and not to any of its subsidiaries. When used under this section “Description of Debt Securities of Prologis, L.P.,” the term “debt securities” refers to the debt securities issued under the OP Indenture.
General
The debt securities will be the Operating Partnership’s direct, unsecured and unsubordinated obligations and will rank pari passu with all of the Operating Partnership’s other unsecured and unsubordinated indebtedness outstanding from time to time and may be fully and unconditionally guaranteed by the Company except as may be limited to the maximum amount permitted under applicable federal or state law. Each guarantee of the debt securities will be an unsecured and unsubordinated obligation of the Company and will rank pari passu in right of payment with all of its current and future unsecured and unsubordinated indebtedness. The debt securities and each guarantee will be effectively subordinated to any current and future indebtedness of the Operating Partnership and the Company that is both secured and unsubordinated to the extent of the assets securing such indebtedness.
Except as set forth below under “— Covenants — Limitations on incurrence of debt,” the OP Indenture will not contain any provisions that would limit the Operating Partnership’s ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving the Operating Partnership or in the event of a change of control. Although the covenants described under “— Covenants — Limitations on incurrence of debt” impose certain limitations on the incurrence of additional indebtedness, the Operating Partnership and its subsidiaries will retain the ability to incur substantial additional secured and unsecured indebtedness and other liabilities in the future.
The OP Indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series. Under the OP Indenture, in addition to the ability to issue debt securities with terms different from other debt securities issued under the OP Indenture, the Operating Partnership will have the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of any series without the consent of the holders. Each series may be as established from time to time in or pursuant to authority granted by a resolution of the Company, as general partner of the Operating Partnership, or as established in one or more indentures supplemental to the OP Indenture.
Please refer to the prospectus supplement relating to the series of debt securities being offered for the specific terms of the debt securities, including:
(1)   the title of the series of debt securities;
(2)   the aggregate principal amount of the series of debt securities and any limit on the principal amount;
(3)   the percentage of the principal amount at which the debt securities of the series will be issued and, if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities, or the method by which any portion will be determined;
(4)   the date or dates, or the method by which the date or dates will be determined, on which the principal of the debt securities of the series will be payable and the amount of principal payable on the debt securities;
(5)   the rate or rates at which the debt securities will bear interest, if any — which may be fixed or variable — or the method by which the rate or rates will be determined;
(6)   the date or dates, or the method by which the date or dates will be determined, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the dates will be determined, the person to whom, and the manner in which, the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year comprised of twelve 30-day months;
(7)   the place or places where the principal of — and premium or make-whole amounts, if any — and interest and additional amounts, if any, on the debt securities of the series will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of the debt securities and the OP Indenture may be served;
(8)   the period or periods within which, the price or prices, including the premium or make-whole amounts, if any, at which, the currency or currencies in which, and the other terms and conditions upon which the debt securities of the series may be redeemed, as a whole or in part, at our option, if we are to have such an option;
(9)   our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the date or dates upon which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which the debt securities shall be redeemed, repaid or purchased, as a whole or in part, pursuant to that obligation;
(10)   if other than United States dollars, the currency or currencies in which the debt securities of the series are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating to the currency;
(11)   whether the amount of payments of principal — and premium or make-whole amounts, if any — or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which those amounts will be determined; the index, formula or method may be, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies;
(12)   whether the principal — and premium or make-whole amounts, if any — or interest or additional amounts, if any, on the debt securities of the series are to be payable, at our election or at the election of a holder of debt securities, in a currency or currencies, currency unit or units or composite currency or currencies, other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities are to be so payable;
(13)   any deletions from, modifications of or additions to the terms of the series of debt securities with respect to the events of default or covenants set forth in the OP Indenture;
(14)   whether the debt securities of the series will be issued in certificated or book-entry form;
(15)   whether the debt securities of the series will be in registered form and, if in registered form, the denominations of the debt securities if other than $1,000 and any integral multiple of the debt securities;
(16)   the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the OP Indenture to the series of debt securities and any additions to or substitutions of the provisions;
(17)   if the debt securities of the series are to be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;
(18)   whether and under what circumstances we will pay additional amounts as contemplated in the OP Indenture on the debt securities of the series in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts;

(19)   whether the debt securities will be guaranteed; and
(20)   any other terms of the series of debt securities not inconsistent with the provisions of the OP Indenture.
The Operating Partnership may issue original issue discount securities. “Original issue discount securities” refer to debt securities which may provide that less than the entire principal amount of the debt securities will be paid if their maturity is accelerated, or bear no interest or bear interest at a rate which at the time of issuance is below market rates. Special United States federal income tax, accounting and other considerations apply to original issue discount securities and will be described in the applicable prospectus supplement.
Guarantees
Unless specified otherwise in the applicable prospectus supplement, the OP Indenture provides that the Operating Partnership’s obligations under the debt securities will be guaranteed by the Company. The Company’s guarantee of the debt securities will rank pari passu in right of payment with all of the Company’s unsecured and unsubordinated indebtedness, including the Company’s indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other unsecured and unsubordinated indebtedness. The guarantee of the debt securities by the Company will be effectively subordinated to all of the mortgages and other secured indebtedness of the Company and all of the secured and unsecured indebtedness and other liabilities of its subsidiaries. The obligations of the Company under each guarantee will be limited to the maximum amount permitted under applicable federal or state law. A supplemental indenture or officer’s certificate establishing the terms of a particular series of debt securities may provide that such series will not be guaranteed by the Company.
Denominations
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series issued in registered form will be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Principal and interest
Unless otherwise specified in the applicable prospectus supplement, the principal of, and premium or make-whole amounts, if any, and interest on any series of debt securities will be payable at the corporate trust office of U.S. Bank Trust Company, National Association, currently located at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071; provided that, at the Operating Partnership’s option, payment of interest may be made by check mailed to the address of the person entitled to the payment as it appears in the security register or by wire transfer of funds to the person to an account maintained within the United States.
Unless specified otherwise in the applicable prospectus supplement, interest on any series of debt securities will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date, principal payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date, principal payment date or the maturity date, as the case may be, until the next business day. Unless specified otherwise in the applicable prospectus supplement, “Business day” means any day, other than a Saturday, Sunday or legal holidays, on which banks in the Place of Payment are not authorized or required by law or executive order to be closed. Any interest not punctually paid or duly provided for on any interest payment date with respect to any debt security, will cease to be payable to the holder on the applicable regular record date and either may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which will be given to the holder of the debt security not less than ten days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the OP Indenture.

Merger, Consolidation or Sale
The Operating Partnership may consolidate with or merge with or into another entity, or sell, lease or convey all or substantially all of its assets to another entity, provided that the following three conditions are met:
(1)   after the transaction, the Operating Partnership is, or a person organized and existing under the laws of the United States or one of the fifty states is, the continuing entity. If the continuing entity is an entity other than the Operating Partnership, that entity must also assume the Operating Partnership’s payment obligations under the OP Indenture, as well as the due and punctual performance and observance of all of the covenants contained in the OP Indenture;
(2)   after giving effect to the transaction and treating any indebtedness which became an obligation of the Operating Partnership or any of the Operating Partnership’s subsidiaries as a result of the transaction as having been incurred by the Operating Partnership or such subsidiary at the time of such transaction, an event of default (or an event which, with notice or lapse of time or both, would become an event of default) has not occurred under the OP Indenture; and
(3)   the continuing entity delivers an officers’ certificate and legal opinion covering (1) and (2) above.
The OP Indenture provides that the Company, as guarantor of the debt securities, and any other guarantor, will not, in any transaction or series of transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:
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either such guarantor is the continuing person or the successor person (if other than such guarantor) is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes such guarantor’s obligations with respect to the debt securities and the observance of all of the covenants and conditions contained in the OP Indenture and its guarantee;

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immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and shall be continuing; and

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such guarantor delivers to the trustee an officers’ certificate and legal opinion covering compliance with these conditions.

In the event that such guarantor is not the continuing entity, then, for purposes of the second bullet point above, the successor entity will be deemed to be such guarantor.
Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.
Covenants
This section describes covenants the Operating Partnership makes in the OP Indenture, for the benefit of the holders of certain series of debt securities.
Existence.   Except as permitted under “— Merger, Consolidation or Sale,” the Operating Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights, both charter and statutory, and franchises of the Operating Partnership and its subsidiaries; provided, however, that the Operating Partnership will not be required to preserve any right or franchise if the Operating Partnership determines that the preservation of the right or franchise is no longer desirable in the conduct of the Operating Partnership’s business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

Payment of taxes and other claims.   The Operating Partnership will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Operating Partnership or any subsidiary or upon its income, profits or property or any subsidiary and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Operating Partnership’s property or any subsidiary; provided, however, that the Operating Partnership will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Provision of financial information.   Whether or not the Operating Partnership or the Company are subject to Section 13 or 15(d) of the Exchange Act, the Operating Partnership and the Company will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which the Operating Partnership and the Company would have been required to file with the SEC pursuant to such Section 13 or 15(d) (the “Financial Statements”) if the Operating Partnership and the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the “Required Filing Dates”) by which the Operating Partnership and the Company would have been required so to file such documents if the Operating Partnership and the Company were so subject.
The Operating Partnership and the Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail or electronic transmittal to all holders, as their names and addresses appear in the security register, without cost to such Holders, copies of the annual reports and quarterly reports which the Operating Partnership and the Company are required to file or would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership and the Company were subject to such sections, and (ii) file with the trustee copies of annual reports, quarterly reports and other documents which the Operating Partnership and the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership and the Company were subject to such sections and (y) if filing such documents by the Operating Partnership and the Company with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.
Limitations on incurrence of debt.   The Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of the additional Debt, the aggregate principal amount of all the Operating Partnership’s outstanding Debt and that of its Subsidiaries on a consolidated basis as determined in accordance with GAAP is greater than 60% of the sum of (without duplication):
(1)   the Operating Partnership’s Total Assets as of the end of the calendar quarter covered in the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; and
(2)   the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.
Additionally, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:
(1)   such Debt and any other Debt incurred by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;

(2)   the repayment or retirement of any other Debt by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);
(3)   in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and
(4)   in the case of any acquisition or disposition by the Operating Partnership or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.
The Operating Partnership and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Operating Partnership and its Subsidiaries on a consolidated basis.
In addition to the foregoing limitations on the incurrence of Debt, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt for borrowed money secured by any mortgage, lien, charge, pledge, encumbrance or security interest upon any of the Operating Partnership’s property or the property of any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of the Operating Partnership’s outstanding Debt and the outstanding Debt of the Operating Partnership’s Subsidiaries on a consolidated basis for borrowed money which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on the Operating Partnership property or the property of any Subsidiary is greater than 40% of the sum of (without duplication):
(1)   the Operating Partnership’s Total Assets as of the end of the calendar quarter covered in the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; and
(2)   the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.
For purposes of the covenants described under this “— Limitations on incurrence of debt,” Debt shall be deemed to be “incurred” by the Operating Partnership or a Subsidiary whenever the Operating Partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.
Nothing in the above covenants shall prevent: (i) the incurrence by the Operating Partnership or any Subsidiary of Debt between or among the Operating Partnership, any Subsidiary or any Equity Investee or (ii) the Operating Partnership or any Subsidiary from incurring Refinancing Debt.
For purposes of the foregoing covenants the following definitions apply:
“Acquired Debt” means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.
“Annual Service Charge” as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, the Operating Partnership or its subsidiaries’ Debt and the amount of dividends which are payable in respect of any Disqualified Stock.

“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of the Operating Partnership and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):
(A)   interest on Debt of the Operating Partnership and its Subsidiaries,
(B)   provision for taxes of the Operating Partnership and its Subsidiaries based on income,
(C)   amortization of debt discount,
(D)   provisions for unrealized gains and losses, depreciation and amortization, and the effect of any other non-cash items,
(E)   extraordinary, non-recurring and other unusual items (including, without limitation, any costs and fees incurred in connection with any debt financing or amendments thereto, any acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)),
(F)   the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period,
(G)   amortization of deferred charges, and
(H)   any of the items described in clauses (D) and (E) above that were included in Earnings From Operations on account of an Equity Investee.
“Debt” of the Operating Partnership or any Subsidiary means any indebtedness of the Operating Partnership or any Subsidiary, excluding any accrued expense or trade payable, whether or not contingent, in respect of :
(1)   borrowed money evidenced by bonds, notes, debentures or similar instruments,
(2)   indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any Subsidiary, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any Subsidiary,
(3)   the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and called or amounts representing the balance deferred and unpaid of the purchase price of any property or services, or all conditional sale obligations or obligations under any title retention agreement,
(4)   the principal amount of all obligations of the Operating Partnership or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or
(5)   any lease of property by the Operating Partnership or any Subsidiary as lessee which is reflected on the Operating Partnership’s consolidated balance sheet as a capitalized lease in accordance with GAAP and to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on the Operating Partnership’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Operating Partnership or any Subsidiary).
“Disqualified Stock” means, with respect to any person, any capital stock of such person which by the terms of such capital stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the stated maturity of a series of debt securities.
“Earnings from Operations” for any period means net earnings excluding gains and losses on sales of investments, net, as reflected in the financial statements of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Encumbrance” means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any Subsidiary securing indebtedness for borrowed money, other than a Permitted Encumbrance.
“Equity Investee” means any Person in which the Operating Partnership or any Subsidiary hold an ownership interest that is accounted for by the Operating Partnership or a Subsidiary under the equity method of accounting.
“GAAP” means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided, that solely for purposes of calculating these financial covenants, “GAAP” means generally accepted accounting principles as used in the United States on August 14, 2009 consistently applied.
“Permitted Encumbrances” means leases, Encumbrances securing taxes, assessments and similar charges, mechanics liens and other similar Encumbrances.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Refinancing Debt” means Debt issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Debt (including the principal amount, accrued interest and premium, if any, of such Debt plus any fees and expenses incurred in connection with such refinancing); provided that (a) if such new Debt, or the proceeds of such new Debt, are used to refinance or refund Debt that is subordinated in right of payment to the notes, such new Debt shall only be permitted if it is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes and (b) such new Debt does not mature prior to the stated maturity of the Debt to be refinanced or refunded, and the weighted average life of such new Debt is at least equal to the remaining weighted average life of the Debt to be refinanced or refunded.
“Subsidiary” means, with respect to any Person, (i) a corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person, any other Subsidiary or Subsidiaries of such Person, and (ii) any other entity the accounts of which are consolidated with the accounts of such Person. For the purposes of this definition, “voting capital stock” means capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.
“Total Assets” means, as of any date, the sum of (i) Undepreciated Real Estate Assets and (ii) all of the Operating Partnership and its Subsidiaries’ other assets, but excluding accounts receivable and intangibles, determined in accordance with GAAP.
“Total Unencumbered Assets” means the sum of (i) Undepreciated Real Estate Assets not subject to an Encumbrance and (ii) the value (determined in accordance with GAAP) of all other assets (other than accounts receivable and intangibles) of the Operating Partnership and its Subsidiaries not subject to an Encumbrance; provided, however, “Total Unencumbered Assets” does not include investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation, amortization and impairment charges determined on a consolidated basis in accordance with GAAP.
“Unsecured Debt” means Debt of the types described in clauses (1), (3) and (4) of the definition thereof which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties of the Operating Partnership or any Subsidiary.
Maintenance of properties.   The Operating Partnership will cause all of its properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of the Operating Partnership’s properties, all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership and its subsidiaries will not be prevented from selling or otherwise disposing for value the Operating Partnership’s properties in the ordinary course of business.
Insurance.   The Operating Partnership will, and will cause each of the Operating Partnership’s subsidiaries to, keep in force upon all of the Operating Partnership’s properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.
Events of Default, Notice and Waiver
The OP Indenture provides that the following events are events of default with respect to any series of debt securities issued pursuant to it:
(1)   default in the payment of any installment of interest or additional amounts payable on any debt securities of such series which continues for 30 days;
(2)   default in the payment of the principal, or premium or make-whole amount, if any, on any debt securities of such series at its maturity or redemption date;
(3)   default in making any sinking fund payment as required for any debt securities of such series;
(4)   default in the performance of any other of the Operating Partnership’s covenants contained in the OP Indenture, other than a covenant in the OP Indenture solely for the benefit of another series of debt securities issued under the OP Indenture, which continues for 60 days after written notice as provided in the OP Indenture;
(5)   default in the payment of an aggregate principal amount exceeding $50,000,000 under any bond, note or other evidence of indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured (or any such indebtedness of any of the Operating Partnership’s subsidiaries, which the Operating Partnership has guaranteed), such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within ten days after written notice as provided in the OP Indenture;
(6)   the entry by a court of competent jurisdiction of final judgments, orders or decrees against the Operating Partnership or any of the Operating Partnership’s subsidiaries in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 for a period of 60 consecutive days; and
(7)   events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for the Operating Partnership, the Company or any significant subsidiary or for all or substantially all of the Operating Partnership’s or its significant subsidiary’s property.

The term significant subsidiary means each of the Operating Partnership’s significant subsidiaries, as defined in Regulation S-X promulgated under the Securities Act.
If an event of default under the OP Indenture with respect to a series of debt securities occurs and is continuing, then in every such case, unless the principal of the debt securities of such series shall already have become due and payable, the trustee or the holders of not less than 25% in principal amount of such series of debt securities may declare the principal and the make-whole amount on the debt securities of such series to be due and payable immediately by written notice to the Operating Partnership that payment of the debt securities is due, and to the trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to a series of debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the debt securities of a series may rescind and annul such declaration and its consequences if the Operating Partnership shall have deposited with the trustee all required payments of the principal of, and premium or make-whole amount and interest on, the debt securities of such series, plus fees, expenses, disbursements and advances of the trustee and all events of default, other than the nonpayment of accelerated principal, the make-whole amount or interest with respect to debt securities of such series have been cured or waived as provided in the OP Indenture. The OP Indenture also provides that the holders of not less than a majority in principal amount of the debt securities of a series may waive any past default with respect to such series and its consequences, except a default in the payment of the principal of, or premium or make-whole amount or interest payable on the debt securities or in respect of a covenant or provision contained in the OP Indenture that cannot be modified or amended without the consent of the holder of each outstanding the debt security affected by the proposed modification or amendment.
The trustee is required to give notice to the holders of the debt securities within 90 days of a default under the OP Indenture known to the trustee, unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of any default with respect to such series, except a default in the payment of the principal of, or premium or make-whole amount, if any, or interest or sinking fund installment, if any, payable on the debt securities if the responsible officers of the trustee consider such withholding to be in the interest of such holders.
The OP Indenture provides that no holders of the debt securities may institute any proceedings, judicial or otherwise, with respect to the OP Indenture or for any remedy which the OP Indenture provides, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the debt securities from instituting suit for the enforcement of payment of the principal of, and premium or make-whole amount, or interest on the debt securities at the due date of the debt securities.
Subject to provisions in the OP Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the OP Indenture at the request or direction of any holders of any series of debt securities then outstanding under the OP Indenture, unless such holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the OP Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the debt securities not joining in the proceeding.
Within 120 days after the close of each fiscal year, the Operating Partnership must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the OP Indenture and, if so, specifying each such default and the nature and status of the default.
Modification of the OP Indenture
Modifications and amendments of the OP Indenture may be made with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the OP Indenture, including the debt securities, which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:
(1)   change the stated maturity of the principal of, or premium or make-whole amounts, if any, or any installment of principal of or interest or additional amounts payable on, any such debt security;
(2)   reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amounts payable on redemption of, or any additional amounts payable with respect to, any such debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of the maturity of the debt security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;
(3)   change the place of payment, or the coin or currency, for payment of principal of, and premium or make-whole amounts, if any, or interest on, or any additional amounts payable with respect to, any such debt security;
(4)   impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;
(5)   reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the OP Indenture, to waive compliance with a provisions of the debt security or defaults and consequences under the OP Indenture or to reduce the quorum or voting requirements set forth in the OP Indenture;
(6)   modify any of the provisions relating to modification of the OP Indenture or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to effect such action or to provide that other provisions may not be modified or waived without the consent of the holder of the affected debt security; or
(7)   release any guarantor from any of its obligations under its guarantee or the OP Indenture, except in accordance with the terms of the OP Indenture.
The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive the Operating Partnership’s compliance with covenants in the OP Indenture applicable to such debt securities other than those covenants which require the consent of each affected holder of debt securities with respect to modifications or amendments to such covenant.
Modifications and amendments of the OP Indenture may be made by the Operating Partnership and the trustee without the consent of any holder of debt securities for any of the following purposes:
(1)   to evidence the succession of another person to the Operating Partnership as obligor or to any guarantor under the OP Indenture;
(2)   to add to the Operating Partnership’s or any guarantor’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or any guarantor in the OP Indenture;
(3)   to add events of default for the benefit of the holders of all or any series of debt securities;
(4)   to add to or change any of the provisions of the OP Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of securities in uncertificated form;
(5)   to add to, change or eliminate any of the provisions of the OP Indenture in respect of one or more series of securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become effective only when there is no such security outstanding;
(6)   to secure the debt securities or related guarantees;
(7)   to establish the form or terms of debt securities of any series;
(8)   to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the OP Indenture by more than one trustee;
(9)   to cure any ambiguity, defect or inconsistency in the OP Indenture or to make any other changes, provided that in each case, the action shall not adversely affect the interests of holders of debt securities or related guarantees of any series in any material respect;
(10)   to close the OP Indenture with respect to the authentication and delivery of additional series of debt securities or any related guarantees or to qualify, or maintain qualification of, the OP Indenture under the Trust Indenture Act; or
(11)   to supplement any of the provisions of the OP Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities and any related guarantees of any series in any material respect.
The OP Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the OP Indenture or whether a quorum is present at a meeting of holders of debt securities:
(1)   the principal amount of an original issue discount security that will be deemed to be outstanding shall be the amount of the principal of the debt security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of the debt securities;
(2)   the principal amount of a debt security denominated in a foreign currency that will be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for the debt securities, of the principal amount, or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of the debt securities of the amount determined as provided in (1) above;
(3)   the principal amount of an indexed security that shall be deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to Section 301 of the OP Indenture; and
(4)   debt securities owned by the Operating Partnership or any other obligor upon the debt securities or any of the Operating Partnership’s affiliates or of the other obligor will be disregarded.
The OP Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any such case upon notice given as provided in the OP Indenture.
Except for any consent that must be given by the holder of each debt security affected by modifications and amendments of the OP Indenture, any resolution presented at a meeting or at an adjourned meeting duly reconvened, at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the OP Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.
Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the OP Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by the action, or of the holders of that series and one or more additional series:
(1)   there shall be no minimum quorum requirement for the meeting; and
(2)   the principal amount of the outstanding debt securities of that series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the OP Indenture.
Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the OP Indenture to be given or taken by a specified percentage in principal amount of the holders of any or all series of debt securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the specified percentage of holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the OP Indenture, the action will become effective when the instrument or instruments are delivered to the trustee. Proof of execution of any instrument or of a writing appointing any agent will be sufficient for any purpose of the OP Indenture and, subject to the OP Indenture provisions relating to the appointment of any such agent, conclusive in favor of the trustee and the Operating Partnership, if made in the manner specified above.
Discharge, Defeasance and Covenant Defeasance
The Operating Partnership may discharge various obligations to holders of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or that are scheduled for redemption within one year. The discharge will be completed by irrevocably depositing with the trustee the funds needed to pay the principal, any make-whole amounts, interest and additional amounts payable to the date of deposit or to the date of maturity, as the case may be.
The Operating Partnership may take either of the following actions with respect to the debt securities:
(1)   The Operating Partnership may defease and be discharged from any and all obligations with respect to the debt securities. However, the Operating Partnership would continue to be obligated to pay any additional amounts resulting from tax events, assessment or governmental charges with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities. Additionally, the Operating Partnership would remain responsible for replacing temporary or mutilated, destroyed, lost or stolen debt securities, for maintaining an office or agency in respect of debt securities and for holding moneys for payment in trust.
(2)   With respect to the debt securities, the Operating Partnership may elect to effect covenant defeasance and be released from the Operating Partnership’s obligations to fulfill the covenants contained under the heading “— Covenants” in this prospectus. Further, the Operating Partnership may elect to be released from the Operating Partnership’s obligations with respect to any other covenant in the OP Indenture, if such a provision is included in the series of debt securities at the time that they are issued. Once the Operating Partnership has made this election, any omission to comply with those covenants shall not constitute a default or an event of default with respect to the series of debt securities.
In either case, the Operating Partnership must irrevocably deposit the needed funds in trust with the trustee.
The trust may only be established if, among other things, the Operating Partnership has delivered an opinion of counsel to the trustee. The opinion of counsel shall state that the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the OP Indenture.
If after the Operating Partnership has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series and
(1)   the holder of a series of debt securities is entitled to and elects to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt securities; or
(2)   a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by the debt securities will be deemed to have been, and will be, fully discharged. The indebtedness will be satisfied through the payment of the principal of, and premium or any make-whole amount and interest on, the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the holder’s election or the cessation of usage based on the applicable market exchange rate.
“Conversion event” means the cessation of use of:
(1)   a currency, currency unit or composite currency, other than the Euro or other currency unit, both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;
(2)   the Euro for the settlement of transactions by public institutions of or within the European Union; or
(3)   any currency unit or composite currency other than the Euro for the purposes for which it was established.
All payments of principal of, and premium or any make-whole amount and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.
In the event the Operating Partnership effects covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, other than the events of default that would no longer be applicable because of the covenant defeasance or an event of default triggered by an event of bankruptcy or other insolvency proceeding, the amount of funds on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, the Operating Partnership would remain liable to make payment of the amounts due at the time of acceleration.
Registration and Transfer
Subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the trustee referred to above. In addition, subject to the limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for exchange or registration of transfer of the debt security at the corporate trust office of the trustee referred to above. Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Operating Partnership may at any time designate a transfer agent, in addition to the trustee, with respect to any series of debt securities. If the Operating Partnership has designated such a transfer agent or transfer agents, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for the series.
Neither the Operating Partnership nor the trustee will be required to:
(1)   issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;
(2)   register the transfer of or exchange any debt security, or portion of security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or
(3)   issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the series. Global securities, if any, are expected to be deposited with The Depository Trust Company (“DTC”) as depository. Each global security will be issued:
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only in fully registered form; and

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without interest coupons.

You may hold your beneficial interests in the global securities directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.
Redemption notices will be sent to DTC. If less than all of the debt securities within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the series to be redeemed.
Neither DTC nor Cede & Co. will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to the Operating Partnership as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, which are identified in a listing attached to the omnibus proxy.
The Operating Partnership may, at any time, decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the debt securities will be printed and delivered.
What is a global security?   A global security is a special type of indirectly held security in the form of a certificate held by a depository for the investors in a particular issue of securities. The debt securities will be issued in the form of global securities, and the ultimate beneficial owners can only be indirect holders. The Operating Partnership does this by requiring that the global securities be registered in the name of a financial institution the Operating Partnership selects and by requiring that the debt securities included in the global securities not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global securities is called the “Depository.” Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depository.
Except as described below, each global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in global securities will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.
Special investor considerations for global securities.   As an indirect holder, an investor’s rights relating to global securities will be governed by the account rules of the investor’s financial institution and of the Depository, DTC, as well as general laws relating to securities transfers. The Operating Partnership does not recognize this type of investor as a holder of debt securities and instead deals only with DTC, the Depository that holds global securities.
An investor in global securities should be aware that because the debt securities are issued only in the form of global securities:
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The investor cannot get debt securities registered in his or her own name.

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The investor cannot receive physical certificates for his or her interest in the debt securities.

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The investor will be a “street name” holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities.

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The investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

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DTC’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global notes. The Operating Partnership and the trustee have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global securities. The Operating Partnership and the trustee also do not supervise DTC in any way.

Exchanges among the global securities.   Any beneficial interest in one of the global securities that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in such global note and become an interest in the other global security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other global security for as long as it remains such an interest.
Certain book-entry procedures for the global securities.   The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither the Operating Partnership nor the dealer managers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.
Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.
Clearstream Banking, S.A.   Clearstream Banking S.A. (“Clearstream”) has advised the Operating Partnership that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the

Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear.   Euroclear Bank SA/NV (“Euroclear”) has advised the Operating Partnership that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a United Kingdom corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.
DTC.   DTC has advised the Operating Partnership that it is the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System , a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to indirect participants. DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its participants are on file with the SEC.
Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or Indirect Participants.
The Operating Partnership expects that pursuant to procedures established by DTC (1) upon deposit of each global security, DTC will credit the accounts of participants with an interest in the global security and (2) ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the Indirect Participants (with respect to the interests of persons other than participants).
The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global security to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global security to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the OP Indenture. Owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the OP Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if such holder is not a participant or an Indirect Participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of debt securities under the OP Indenture or such global security. The Operating Partnership understands that under existing industry practice, in the event that the Operating Partnership requests any action of holders of debt securities, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of such global security, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither the Operating Partnership nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the debt securities by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such debt securities.
Payments with respect to the principal of, and premium, if any, additional interest, if any, and interest on, any debt securities represented by a global security registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing such debt securities under the OP Indenture. Under the terms of the OP Indenture, the Operating Partnership and the trustee may treat the persons in whose names the debt securities, including the global securities, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither the Operating Partnership nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global security (including principal, premium, if any, additional interest, if any, and interest). Payments by the participants and the Indirect Participants to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the Indirect Participants and DTC.
Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Operating Partnership nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the debt securities sold outside of the United States and cross-market transfers of the notes associated with secondary market trading. Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.
Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the United States agents of Clearstream and Euroclear, as participants in DTC. When debt securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its United States agent to receive debt securities against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day (European time).
Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending debt securities to the relevant United States agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants. When a Clearstream or Euroclear participant wishes to transfer debt securities to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its United States agent to transfer these debt securities against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.
Definitive securities.   A global security is exchangeable for definitive securities in registered certificated form (“Certificated Securities”) if:
(1)   DTC (a) notifies the issuer that it is unwilling or unable to continue as depository for the global securities or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each cash the issuer fails to appoint a successor depository;
(2)   the issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Securities; or
(3)   there shall have occurred and be continuing a default or event of default with respect to the debt securities.

In all cases, Certificated Securities delivered in exchange for any global security or beneficial interests in global securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).
Settlement and Payment
Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. All payments of principal and interest will be made by the Operating Partnership in immediately available funds or the equivalent, so long as DTC continues to make its Same-Day Funds Settlement System available to it.
No Personal Liability
Except as provided in the OP Indenture, no past, present or future trustee, director, officer, employee, stockholder or partner of the Operating Partnership or the Company or any successor to the Operating Partnership or the Company will have any liability for any of the Operating Partnership’s or the Company’s obligations under the debt securities or the OP Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting the debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of debt securities.
Trustee
Unless otherwise described in the applicable prospectus supplement, U.S. Bank Trust Company, National Association will be the trustee, registrar and paying agent. Unless otherwise described in the applicable prospectus supplement, Elavon Financial Services DAC will be the paying agent for debt securities denominated in euro or pounds sterling. Unless otherwise described in the applicable prospectus supplement, Elavon Financial Services DAC will be the registrar for debt securities denominated in euro. Under the OP Indenture, the trustee may resign or be removed with respect to the debt securities, and a successor trustee may be appointed to act with respect to the debt securities. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the OP Indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity satisfactory to it. If an event of default occurs and is continuing and the trustee becomes one of a creditor of the Operating Partnership or the Company, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the Operating Partnership and the Company. If, however, an event of default occurs and is continuing and the trustee acquires any conflicting interest, it must eliminate that conflict or resign.
The OP Indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under the OP Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the OP Indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the OP Indenture.
DESCRIPTION OF DEBT SECURITIES OF PROLOGIS EURO FINANCE LLC
The debt securities of Prologis Euro Finance LLC are to be issued under an Indenture, dated as of August 1, 2018 (the “Euro Base Indenture”) among Prologis Euro Finance LLC, Prologis, L.P., as guarantor, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee. The Euro Base Indenture has been supplemented by a First Supplemental Indenture, dated as of August 1, 2018. We collectively refer to the Euro Base Indenture as amended and supplemented by the First Supplemental Indenture as the “Euro Finance Indenture.” The Euro Base Indenture and First Supplemental Indenture have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part and are available for inspection at the corporate trust office of the trustee at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071 or as described below under “Where You Can Find More Information.” The Euro Finance Indenture is subject to, and governed by, the Trust Indenture Act of 1939. The statements made in this prospectus relating to the Euro Finance Indenture and the debt securities to be issued pursuant to the Euro Finance Indenture are summaries of some of the provisions of the Euro Finance Indenture and do not purport to be complete. The statements are subject to and are qualified in their entirety by reference to all the provisions of the Euro Finance Indenture and the debt securities. When used under this section “Description of Debt Securities of Prologis Euro Finance LLC,” the term “debt securities” refers to the debt securities issued under the Euro Finance Indenture.
General
The debt securities will be Prologis Euro Finance LLC’s direct, unsecured and unsubordinated obligations and will rank pari passu with all of Prologis Euro Finance LLC’s other unsecured and unsubordinated indebtedness outstanding from time to time and will be fully and unconditionally guaranteed by Prologis, L.P. except as may be limited to the maximum amount permitted under applicable federal or state law. Each guarantee of the debt securities will be an unsecured and unsubordinated obligation of Prologis, L.P. and will rank pari passu in right of payment with all of its current and future unsecured and unsubordinated indebtedness. The debt securities and each guarantee will be effectively subordinated to any current and future indebtedness of Prologis Euro Finance LLC and Prologis, L.P. that is both secured and unsubordinated to the extent of the assets securing such indebtedness.
Except as set forth below under “— Covenants — Limitations on incurrence of debt,” the Euro Finance Indenture will not contain any provisions that would limit Prologis, L.P.’s or Prologis Euro Finance LLC’s ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving Prologis, L.P. or Prologis Euro Finance LLC or in the event of a change of control. Although the covenants described under “— Covenants — Limitations on incurrence of debt” impose certain limitations on the incurrence of additional indebtedness, Prologis, L.P. and its subsidiaries will retain the ability to incur substantial additional secured and unsecured indebtedness and other liabilities in the future.
The Euro Finance Indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series. Under the Euro Finance Indenture, in addition to the ability to issue debt securities with terms different from other debt securities issued under the Euro Finance Indenture, Prologis Euro Finance LLC will have the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of any series without the consent of the holders. Each series may be as established from time to time in or pursuant to authority granted by a resolution of the sole member of Prologis Euro Finance LLC, or as established in one or more indentures supplemental to the Euro Finance Indenture.
Please refer to the prospectus supplement relating to the series of debt securities being offered for the specific terms of the debt securities, including:
(1)   the title of the series of debt securities;
(2)   the aggregate principal amount of the series of debt securities and any limit on the principal amount;
(3)   the percentage of the principal amount at which the debt securities of the series will be issued and, if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities, or the method by which any portion will be determined;
(4)   the date or dates, or the method by which the date or dates will be determined, on which the principal of the debt securities of the series will be payable and the amount of principal payable on the debt securities;
(5)   the rate or rates at which the debt securities will bear interest, if any — which may be fixed or variable — or the method by which the rate or rates will be determined;

(6)   the date or dates, or the method by which the date or dates will be determined, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the dates will be determined, the person to whom, and the manner in which, the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year comprised of twelve 30-day months;
(7)   the place or places where the principal of — and premium or make-whole amounts, if any — and interest and additional amounts, if any, on the debt securities of the series will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of the debt securities and the Euro Finance Indenture may be served;
(8)   the period or periods within which, the price or prices, including the premium or make-whole amounts, if any, at which, the currency or currencies in which, and the other terms and conditions upon which the debt securities of the series may be redeemed, as a whole or in part, at our option, if we are to have such an option;
(9)   our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the date or dates upon which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which the debt securities shall be redeemed, repaid or purchased, as a whole or in part, pursuant to that obligation;
(10)   if other than United States dollars, the currency or currencies in which the debt securities of the series are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating to the currency;
(11)   whether the amount of payments of principal — and premium or make-whole amounts, if any — or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which those amounts will be determined; the index, formula or method may be, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies;
(12)   whether the principal — and premium or make-whole amounts, if any — or interest or additional amounts, if any, on the debt securities of the series are to be payable, at our election or at the election of a holder of debt securities, in a currency or currencies, currency unit or units or composite currency or currencies, other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities are to be so payable;
(13)   any deletions from, modifications of or additions to the terms of the series of debt securities with respect to the events of default or covenants set forth in the Euro Finance Indenture;
(14)   whether the debt securities of the series will be issued in certificated or book-entry form;
(15)   whether the debt securities of the series will be in registered form and, if in registered form, the denominations of the debt securities if other than €1,000 and any integral multiple of the debt securities;
(16)   the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Euro Finance Indenture to the series of debt securities and any additions to or substitutions of the provisions;
(17)   if the debt securities of the series are to be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

(18)   whether and under what circumstances we will pay additional amounts as contemplated in the Euro Finance Indenture on the debt securities of the series in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts;
(19)   whether the debt securities will be guaranteed; and
(20)   any other terms of the series of debt securities not inconsistent with the provisions of the Euro Finance Indenture.
Prologis Euro Finance LLC may issue original issue discount securities. “Original issue discount securities” refer to debt securities which may provide that less than the entire principal amount of the debt securities will be paid if their maturity is accelerated, or bear no interest or bear interest at a rate which at the time of issuance is below market rates. Special United States federal income tax, accounting and other considerations apply to original issue discount securities and will be described in the applicable prospectus supplement.
Guarantees
Unless specified otherwise in the applicable prospectus supplement, the Euro Finance Indenture provides that Prologis Euro Finance LLC’s obligations under the debt securities will be guaranteed by Prologis, L.P. Prologis, L.P.’s guarantee of the debt securities will rank pari passu in right of payment with all of Prologis, L.P.’s unsecured and unsubordinated indebtedness, including Prologis, L.P.’s indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other unsecured and unsubordinated indebtedness. The guarantee of the debt securities by Prologis, L.P. will be effectively subordinated to all of the mortgages and other secured indebtedness of Prologis, L.P. and all of the secured and unsecured indebtedness and other liabilities of its other subsidiaries. The obligations of Prologis, L.P. under each guarantee will be limited to the maximum amount permitted under applicable federal or state law. A supplemental indenture or officer’s certificate establishing the terms of a particular series of debt securities may provide that such series will not be guaranteed by Prologis, L.P.
Denominations
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series issued in registered form will be issuable in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Principal and interest
Unless otherwise specified in the applicable prospectus supplement, the principal of, and premium or make-whole amounts, if any, and interest on any series of debt securities will be payable at the corporate trust office of Elavon Financial Services DAC, currently located at 125 Old Broad Street, London EC2N 1AR, United Kingdom; provided that, at Prologis Euro Finance LLC’s option, payment of interest may be made by check mailed to the address of the person entitled to the payment as it appears in the security register or by wire transfer of funds to the person to an account maintained within the United States.
Unless specified otherwise in the applicable prospectus supplement, interest on any series of debt securities will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date, principal payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date, principal payment date or the maturity date, as the case may be, until the next business day. Unless specified otherwise in the applicable prospectus supplement, “Business day” means any day, other than a Saturday, Sunday or legal holidays, on which banks in the Place of Payment are not authorized or required by law or executive order to be closed. Any interest not punctually paid or duly provided for on any interest payment date with respect to any debt security, will cease to be payable to the holder on the applicable regular record date and either may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which will be given to the holder of the debt security not less than ten days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the Euro Finance Indenture.
Merger, Consolidation or Sale
Prologis Euro Finance LLC may consolidate with or merge with or into another entity, or sell, lease or convey all or substantially all of its assets to another entity, provided that the following three conditions are met:
(1)   after the transaction, Prologis Euro Finance LLC is, or a person organized and existing under the laws of the United States or one of the fifty states is, the continuing entity. If the continuing entity is an entity other than Prologis Euro Finance LLC, that entity must also assume Prologis Euro Finance LLC’s payment obligations under the Euro Finance Indenture, as well as the due and punctual performance and observance of all of the covenants contained in the Euro Finance Indenture;
(2)   after giving effect to the transaction and treating any indebtedness which became an obligation of Prologis Euro Finance LLC or any of Prologis Euro Finance LLC’s subsidiaries as a result of the transaction as having been incurred by Prologis Euro Finance LLC or such subsidiary at the time of such transaction, an event of default (or an event which, with notice or lapse of time or both, would become an event of default) has not occurred under the Euro Finance Indenture; and
(3)   the continuing entity delivers an officers’ certificate and legal opinion covering (1) and (2) above.
The Euro Finance Indenture provides that Prologis, L.P., as guarantor of the debt securities, and any other guarantor, will not, in any transaction or series of transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:
•
either such guarantor is the continuing person or the successor person (if other than such guarantor) is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes such guarantor’s obligations with respect to the debt securities and the observance of all of the covenants and conditions contained in the Euro Finance Indenture and its guarantee;

•
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and shall be continuing; and

•
such guarantor delivers to the trustee an officers’ certificate and legal opinion covering compliance with these conditions.

In the event that such guarantor is not the continuing entity, then, for purposes of the second bullet point above, the successor entity will be deemed to be such guarantor.
Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.
Covenants
This section describes covenants Prologis, L.P. and/or Prologis Euro Finance LLC makes in the Euro Finance Indenture, for the benefit of the holders of certain series of debt securities.
Existence.   Except as permitted under “— Merger, Consolidation or Sale,” Prologis Euro Finance LLC and Prologis, L.P. will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights, both charter and statutory, and franchises of Prologis Euro Finance LLC, Prologis, L.P., and its subsidiaries; provided, however, that Prologis Euro Finance LLC and Prologis, L.P. will not be required to preserve any right or franchise if Prologis, L.P. or Prologis Euro Finance LLC, as applicable, determines that the preservation of the right or franchise is no longer desirable in the conduct of each of their businesses and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.
Payment of taxes and other claims.   Prologis, L.P. will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon Prologis, L.P. or any subsidiary or upon its income, profits or property or any subsidiary and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon Prologis, L.P.’s property or any subsidiary; provided, however, that Prologis, L.P. will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Provision of financial information.   Whether or not Prologis Euro Finance LLC or Prologis, L.P. are subject to Section 13 or 15(d) of the Exchange Act, Prologis Euro Finance LLC and Prologis, L.P. will, to the extent permitted under the Exchange Act, file Financial Statements with the SEC on or prior to the Required Filing Dates. However, Prologis Euro Finance LLC will not have any obligation to provide its separate financial information to the extent that it is otherwise exempt from the requirements of the applicable filing requirements of the Exchange Act.
Prologis Euro Finance LLC and Prologis, L.P. will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail or electronic transmittal to all holders, as their names and addresses appear in the security register, without cost to such Holders, copies of the annual reports and quarterly reports which Prologis, L.P. and Prologis Euro Finance LLC are required to file or would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Prologis Euro Finance LLC and Prologis, L.P. were subject to such sections, and (ii) file with the trustee copies of annual reports, quarterly reports and other documents which Prologis Euro Finance LLC and Prologis, L.P. would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Prologis Euro Finance LLC and Prologis, L.P. and were subject to such sections, provided that any such information, documents or reports electronically filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with, and delivered to, the trustee and transmitted to the holders at the same time as filed with the SEC, and (y) if filing such documents by Prologis Euro Finance LLC and Prologis, L.P. with the SEC is not permitted under the Exchange Act, in the event it has not made such reports publicly available on its website, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.
Limitations on incurrence of debt.   Prologis, L.P. will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of the additional Debt, the aggregate principal amount of all Prologis, L.P.’s outstanding Debt and that of its Subsidiaries on a consolidated basis as determined in accordance with GAAP is greater than 60% of the sum of (without duplication):
(1)   Prologis, L.P.’s Total Assets as of the end of the calendar quarter covered in Prologis, L.P.’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; and
(2)   the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Prologis, L.P. or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.
Additionally, Prologis, L.P. will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:
(1)   such Debt and any other Debt incurred by Prologis, L.P. and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;
(2)   the repayment or retirement of any other Debt by Prologis, L.P. and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);
(3)   in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and
(4)   in the case of any acquisition or disposition by Prologis, L.P. or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.
Prologis, L.P. and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of Prologis, L.P. and its Subsidiaries on a consolidated basis.
In addition to the foregoing limitations on the incurrence of Debt, Prologis, L.P. will not, and will not permit any Subsidiary to, incur any Debt for borrowed money secured by any mortgage, lien, charge, pledge, encumbrance or security interest upon any of Prologis, L.P.’s property or the property of any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of Prologis, L.P.’s outstanding Debt and the outstanding Debt of Prologis, L.P.’s Subsidiaries on a consolidated basis for borrowed money which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on Prologis, L.P.’s property or the property of any Subsidiary is greater than 40% of the sum of (without duplication):
(1)   Prologis, L.P.’s Total Assets as of the end of the calendar quarter covered in Prologis, L.P.’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; and
(2)   the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Prologis, L.P. or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.
For purposes of the covenants described under this “— Limitations on incurrence of debt,” Debt shall be deemed to be “incurred” by Prologis, L.P. or a Subsidiary whenever Prologis, L.P. or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.
Nothing in the above covenants shall prevent: (i) the incurrence by Prologis, L.P. or any Subsidiary of Debt between or among Prologis, L.P., any Subsidiary or any Equity Investee or (ii) Prologis, L.P. or any Subsidiary from incurring Refinancing Debt.
For purposes of the foregoing covenants the following definitions apply:
“Acquired Debt” means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.
“Annual Service Charge” as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, the Operating Partnership or its subsidiaries’ Debt and the amount of dividends which are payable in respect of any Disqualified Stock.
“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of Prologis, L.P. and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):
(A)   interest on Debt of Prologis, L.P. and its Subsidiaries,
(B)   provision for taxes of Prologis, L.P. and its Subsidiaries based on income,
(C)   amortization of debt discount,
(D)   provisions for unrealized gains and losses, depreciation and amortization, and the effect of any other non-cash items,
(E)   extraordinary, non-recurring and other unusual items (including, without limitation, any costs and fees incurred in connection with any debt financing or amendments thereto, any acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)),
(F)   the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period,
(G)   amortization of deferred charges, and
(H)   any of the items described in clauses (D) and (E) above that were included in Earnings From Operations on account of an Equity Investee.
“Debt” of any Person means, with respect to such Person, any indebtedness of such Person, excluding any accrued expense or trade payable, whether or not contingent, in respect of :
(1)   borrowed money evidenced by bonds, notes, debentures or similar instruments,
(2)   indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by such Person, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by such Person,
(3)   the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and called or amounts representing the balance deferred and unpaid of the purchase price of any property or services, or all conditional sale obligations or obligations under any title retention agreement,
(4)   the principal amount of all obligations of such Person with respect to redemption, repayment or other repurchase of any Disqualified Stock or
(5)   any lease of property by such Person as lessee which is reflected on Prologis, L.P.’s consolidated balance sheet as a capitalized lease in accordance with GAAP and to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on such Person’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than any of its Subsidiaries).

“Disqualified Stock” means, with respect to any person, any capital stock of such person which by the terms of such capital stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the stated maturity of a series of debt securities.
“Earnings from Operations” for any period means net earnings excluding gains and losses on sales of investments, net, as reflected in the financial statements of Prologis, L.P. and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Encumbrance” means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Prologis, L.P. or any Subsidiary securing indebtedness for borrowed money, other than a Permitted Encumbrance.
“Equity Investee” means any Person in which Prologis, L.P. or any Subsidiary hold an ownership interest that is accounted for by Prologis, L.P. or a Subsidiary under the equity method of accounting.
“GAAP” means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided, that solely for purposes of calculating these financial covenants, “GAAP” means generally accepted accounting principles as used in the United States on August 14, 2009 consistently applied.
“Permitted Encumbrances” means leases, Encumbrances securing taxes, assessments and similar charges, mechanics liens and other similar Encumbrances.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Refinancing Debt” means Debt issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Debt (including the principal amount, accrued interest and premium, if any, of such Debt plus any fees and expenses incurred in connection with such refinancing); provided that (a) if such new Debt, or the proceeds of such new Debt, are used to refinance or refund Debt that is subordinated in right of payment to the notes, such new Debt shall only be permitted if it is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes and (b) such new Debt does not mature prior to the stated maturity of the Debt to be refinanced or refunded, and the weighted average life of such new Debt is at least equal to the remaining weighted average life of the Debt to be refinanced or refunded.
“Subsidiary” means, with respect to any Person, (i) a corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person, any other Subsidiary or Subsidiaries of such Person, and (ii) any other entity the accounts of which are consolidated with the accounts of such Person. For the purposes of this definition, “voting capital stock” means capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.
“Total Assets” means, as of any date, the sum of (i) Undepreciated Real Estate Assets and (ii) all of Prologis, L.P. and its Subsidiaries’ other assets, but excluding accounts receivable and intangibles, determined in accordance with GAAP.
“Total Unencumbered Assets” means the sum of (i) Undepreciated Real Estate Assets not subject to an Encumbrance and (ii) the value (determined in accordance with GAAP) of all other assets (other than accounts receivable and intangibles) of Prologis, L.P. and its Subsidiaries not subject to an Encumbrance;

provided, however, “Total Unencumbered Assets” does not include investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.
“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of Prologis, L.P. and its Subsidiaries on such date, before depreciation, amortization and impairment charges determined on a consolidated basis in accordance with GAAP.
“Unsecured Debt” means, with respect to any Person, Debt of the types described in clauses (1), (3) and (4) of the definition thereof which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties of such Person.
Maintenance of properties.   Prologis, L.P. will cause all of its properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of Prologis, L.P.’s properties, all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that Prologis, L.P. and its subsidiaries will not be prevented from selling or otherwise disposing for value Prologis, L.P.’s properties in the ordinary course of business.
Insurance.   Prologis, L.P. will, and will cause each of Prologis, L.P.’s subsidiaries to, keep in force upon all of Prologis, L.P.’s properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.
Events of Default, Notice and Waiver
The Euro Finance Indenture provides that the following events are events of default with respect to any series of debt securities issued pursuant to it:
(1)   default in the payment of any installment of interest or additional amounts payable on any debt securities of such series which continues for 30 days;
(2)   default in the payment of the principal, or premium or make-whole amount, if any, on any debt securities of such series at its maturity or redemption date;
(3)   default in making any sinking fund payment as required for any debt securities of such series;
(4)   default in the performance of any other of Prologis Euro Finance LLC’s or any guarantor’s covenants contained in the Euro Finance Indenture, other than a covenant in the Euro Finance Indenture solely for the benefit of another series of debt securities issued under the Euro Finance Indenture, which continues for 60 days after written notice as provided in the Euro Finance Indenture;
(5)   default in the payment of an aggregate principal amount exceeding $50,000,000 under any bond, note or other evidence of indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured (or any such indebtedness of any of Prologis Euro Finance LLC’s, or any guarantor or subsidiaries, which Prologis, L.P. or Prologis Euro Finance LLC, as applicable, has guaranteed), such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within ten days after written notice as provided in the Euro Finance Indenture;
(6)   the entry by a court of competent jurisdiction of final judgments, orders or decrees against Prologis Euro Finance LLC, any guarantor or any of their subsidiaries in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 for a period of 60 consecutive days; and

(7)   events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for Prologis Euro Finance LLC, any guarantor or any significant subsidiary or for all or substantially all of Prologis, L.P., Prologis Euro Finance LLC’s or their significant subsidiary’s property.
The term significant subsidiary means Prologis, L.P.’s significant subsidiaries, as defined in Regulation S-X promulgated under the Securities Act.
If an event of default under the Euro Finance Indenture with respect to a series of debt securities occurs and is continuing, then in every such case, unless the principal of the debt securities of such series shall already have become due and payable, the trustee or the holders of not less than 25% in principal amount of such series of debt securities may declare the principal and the make-whole amount on the debt securities of such series to be due and payable immediately by written notice to Prologis Euro Finance LLC that payment of the debt securities is due, and to the trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to a series of debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the debt securities of a series may rescind and annul such declaration and its consequences if Prologis Euro Finance LLC shall have deposited with the trustee all required payments of the principal of, and premium or make-whole amount and interest on, the debt securities of such series, plus fees, expenses, disbursements and advances of the trustee and all events of default, other than the nonpayment of accelerated principal, the make-whole amount or interest with respect to debt securities of such series have been cured or waived as provided in the Euro Finance Indenture. The Euro Finance Indenture also provides that the holders of not less than a majority in principal amount of the debt securities of a series may waive any past default with respect to such series and its consequences, except a default in the payment of the principal of, or premium or make-whole amount or interest payable on the debt securities or in respect of a covenant or provision contained in the Euro Finance Indenture that cannot be modified or amended without the consent of the holder of each outstanding the debt security affected by the proposed modification or amendment.
The trustee is required to give notice to the holders of the debt securities within 90 days of a default under the Euro Finance Indenture known to the trustee, unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of any default with respect to such series, except a default in the payment of the principal of, or premium or make-whole amount, if any, or interest or sinking fund installment, if any, payable on the debt securities if the responsible officers of the trustee consider such withholding to be in the interest of such holders.
The Euro Finance Indenture provides that no holders of the debt securities may institute any proceedings, judicial or otherwise, with respect to the Euro Finance Indenture or for any remedy which the Euro Finance Indenture provides, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the debt securities from instituting suit for the enforcement of payment of the principal of, and premium or make-whole amount, or interest on the debt securities at the due date of the debt securities.
Subject to provisions in the Euro Finance Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Euro Finance Indenture at the request or direction of any holders of any series of debt securities then outstanding under the Euro Finance Indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the Trustee. The holders of not less than a majority in principal amount of the debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the Euro Finance Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the debt securities not joining in the proceeding.
Within 120 days after the close of each fiscal year, Prologis Euro Finance LLC must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Euro Finance Indenture and, if so, specifying each such default and the nature and status of the default.
Modification of the Euro Finance Indenture
Modifications and amendments of the Euro Finance Indenture may be made with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Euro Finance Indenture, including the debt securities, which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:
(1)   change the stated maturity of the principal of, or premium or make-whole amounts, if any, or any installment of principal of or interest or additional amounts payable on, any such debt security;
(2)   reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amounts payable on redemption of, or any additional amounts payable with respect to, any such debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of the maturity of the debt security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;
(3)   change the place of payment, or the coin or currency, for payment of principal of, and premium or make-whole amounts, if any, or interest on, or any additional amounts payable with respect to, any such debt security;
(4)   impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;
(5)   reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the Euro Finance Indenture, to waive compliance with a provisions of the debt security or defaults and consequences under the Euro Finance Indenture or to reduce the quorum or voting requirements set forth in the Euro Finance Indenture;
(6)   modify any of the provisions relating to modification of the Euro Finance Indenture or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to effect such action or to provide that other provisions may not be modified or waived without the consent of the holder of the affected debt security; or
(7)   release any guarantor from any of its obligations under its guarantee or the Euro Finance Indenture, except in accordance with the terms of the Euro Finance Indenture.
The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive Prologis, L.P.’s or Prologis Euro Finance LLC’s compliance with covenants in the Euro Finance Indenture applicable to such debt securities other than those covenants which require the consent of each affected holder of debt securities with respect to modifications or amendments to such covenant.
Modifications and amendments of the Euro Finance Indenture may be made by Prologis Euro Finance LLC, Prologis, L.P. and the trustee without the consent of any holder of debt securities for any of the following purposes:
(1)   to evidence the succession of another person to Prologis Euro Finance LLC as obligor or to any guarantor under the Euro Finance Indenture;
(2)   to add to Prologis Euro Finance LLC’s or any guarantor’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Prologis Euro Finance LLC or any guarantor in the Euro Finance Indenture;
(3)   to add events of default for the benefit of the holders of all or any series of debt securities;
(4)   to add to or change any of the provisions of the Euro Finance Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of securities in uncertificated form;
(5)   to add to, change or eliminate any of the provisions of the Euro Finance Indenture in respect of one or more series of securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become effective only when there is no such security outstanding;
(6)   to secure the debt securities or related guarantees;
(7)   to establish the form or terms of debt securities of any series;
(8)   to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the Euro Finance Indenture by more than one trustee;
(9)   to cure any ambiguity, defect or inconsistency in the Euro Finance Indenture or to make any other changes, provided that in each case, the action shall not adversely affect the interests of holders of debt securities or related guarantees of any series in any material respect;
(10)   to amend the Euro Finance Indenture with respect to the authentication and delivery of additional series of debt securities or any related guarantees or to qualify, or maintain qualification of, the Euro Finance Indenture under the Trust Indenture Act; or
(11)   to supplement any of the provisions of the Euro Finance Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities and any related guarantees of any series in any material respect.
The Euro Finance Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the Euro Finance Indenture or whether a quorum is present at a meeting of holders of debt securities:
(1)   the principal amount of an original issue discount security that will be deemed to be outstanding shall be the amount of the principal of the debt security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of the debt securities;
(2)   the principal amount of a debt security denominated in a foreign currency that will be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for the debt securities, of the principal amount, or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of the debt securities of the amount determined as provided in (1) above;
(3)   the principal amount of an indexed security that shall be deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to Section 301 of the Euro Finance Indenture; and
(4)   debt securities owned by Prologis Euro Finance LLC or any other obligor upon the debt securities or any of Prologis Euro Finance LLC’s affiliates or of the other obligor will be disregarded.
The Euro Finance Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon request, by Prologis Euro Finance LLC or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any such case upon notice given as provided in the Euro Finance Indenture.
Except for any consent that must be given by the holder of each debt security affected by modifications and amendments of the Euro Finance Indenture, any resolution presented at a meeting or at an adjourned meeting duly reconvened, at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Euro Finance Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.
Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Euro Finance Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by the action, or of the holders of that series and one or more additional series:
(1)   there shall be no minimum quorum requirement for the meeting; and
(2)   the principal amount of the outstanding debt securities of that series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Euro Finance Indenture.
Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Euro Finance Indenture to be given or taken by a specified percentage in principal amount of the holders of any or all series of debt securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the specified percentage of holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the Euro Finance Indenture, the action will become effective when the instrument or instruments are delivered to the trustee. Proof of execution of any instrument or of a writing appointing any agent will be sufficient for any purpose of the Euro Finance Indenture and, subject to the Euro Finance Indenture provisions relating to the appointment of any such agent, conclusive in favor of the trustee and Prologis Euro Finance LLC, if made in the manner specified above.
Discharge, Defeasance and Covenant Defeasance
Prologis Euro Finance LLC may discharge various obligations to holders of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or that are scheduled for redemption within one year. The discharge will be completed by irrevocably depositing with the trustee the funds needed to pay the principal, any make-whole amounts, interest and additional amounts payable to the date of deposit or to the date of maturity, as the case may be.
Prologis Euro Finance LLC may take either of the following actions with respect to the debt securities:
(1)   Prologis Euro Finance LLC may defease and be discharged from any and all obligations with respect to the debt securities. However, Prologis Euro Finance LLC would continue to be obligated to pay any additional amounts resulting from tax events, assessment or governmental charges with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities. Additionally, Prologis Euro Finance LLC would remain responsible for replacing temporary or mutilated, destroyed, lost or stolen debt securities, for maintaining an office or agency in respect of debt securities and for holding moneys for payment in trust.

(2)   With respect to the debt securities, Prologis Euro Finance LLC may elect to effect covenant defeasance and be released from Prologis Euro Finance LLC’s obligations to fulfill the covenants contained under the heading “— Covenants” in this prospectus. Further, Prologis Euro Finance LLC may elect to be released from Prologis Euro Finance LLC’s obligations with respect to any other covenant in the Euro Finance Indenture, if such a provision is included in the series of debt securities at the time that they are issued. Once Prologis Euro Finance LLC has made this election, any omission to comply with those covenants shall not constitute a default or an event of default with respect to the series of debt securities.
In either case, Prologis Euro Finance LLC must irrevocably deposit the needed funds in trust with the trustee.
The trust may only be established if, among other things, Prologis Euro Finance LLC has delivered an opinion of counsel to the trustee. The opinion of counsel shall state that the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Euro Finance Indenture.
If after Prologis Euro Finance LLC has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series and
(1)   the holder of a series of debt securities is entitled to and elects to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt securities; or
(2)   a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by the debt securities will be deemed to have been, and will be, fully discharged. The indebtedness will be satisfied through the payment of the principal of, and premium or any make-whole amount and interest on, the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the holder’s election or the cessation of usage based on the applicable market exchange rate.
“Conversion event” means the cessation of use of:
(1)   a currency, currency unit or composite currency, other than the Euro or other currency unit, both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;
(2)   the Euro for the settlement of transactions by public institutions of or within the European Union; or
(3)   any currency unit or composite currency other than the Euro for the purposes for which it was established.
All payments of principal of, and premium or any make-whole amount and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.
In the event Prologis Euro Finance LLC effects covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, other than the events of default that would no longer be applicable because of the covenant defeasance or an event of default triggered by an event of bankruptcy or other insolvency proceeding, the amount of funds on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, Prologis Euro Finance LLC would remain liable to make payment of the amounts due at the time of acceleration.
Registration and Transfer
Subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the trustee referred to above. In addition, subject to the limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for exchange or registration of transfer of the debt security at the corporate trust office of the trustee referred to above. Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but Prologis Euro Finance LLC may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prologis Euro Finance LLC may at any time designate a transfer agent, in addition to the trustee, with respect to any series of debt securities. If Prologis Euro Finance LLC has designated such a transfer agent or transfer agents, Prologis Euro Finance LLC may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that Prologis Euro Finance LLC will be required to maintain a transfer agent in each place of payment for the series.
Neither Prologis Euro Finance LLC nor the trustee will be required to:
(1)   issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;
(2)   register the transfer of or exchange any debt security, or portion of security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or
(3)   issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the series. Global securities, if any, are expected to be deposited with DTC as depository. Each global security will be issued:
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only in fully registered form; and

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without interest coupons.

You may hold your beneficial interests in the global securities directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.
Redemption notices will be sent to DTC. If less than all of the debt securities within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the series to be redeemed.
Neither DTC nor Cede & Co. will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to Prologis Euro Finance LLC as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, which are identified in a listing attached to the omnibus proxy.
Prologis Euro Finance LLC may, at any time, decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the debt securities will be printed and delivered.

What is a global security?   A global security is a special type of indirectly held security in the form of a certificate held by a depository for the investors in a particular issue of securities. The debt securities will be issued in the form of global securities, and the ultimate beneficial owners can only be indirect holders. Prologis Euro Finance LLC does this by requiring that the global securities be registered in the name of a financial institution Prologis Euro Finance LLC selects and by requiring that the debt securities included in the global securities not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global securities is called the “Depository.” Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depository.
Except as described below, each global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in global securities will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.
Special investor considerations for global securities.   As an indirect holder, an investor’s rights relating to global securities will be governed by the account rules of the investor’s financial institution and of the Depository, DTC, as well as general laws relating to securities transfers. Prologis Euro Finance LLC does not recognize this type of investor as a holder of debt securities and instead deals only with DTC, the Depository that holds global securities.
An investor in global securities should be aware that because the debt securities are issued only in the form of global securities:
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The investor cannot get debt securities registered in his or her own name.

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The investor cannot receive physical certificates for his or her interest in the debt securities.

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The investor will be a “street name” holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities.

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The investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

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DTC’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global notes. Prologis Euro Finance LLC and the trustee have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global securities. Prologis Euro Finance LLC and the trustee also do not supervise DTC in any way.

Exchanges among the global securities.   Any beneficial interest in one of the global securities that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in such global note and become an interest in the other global security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other global security for as long as it remains such an interest.
Certain book-entry procedures for the global securities.   The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither Prologis Euro Finance LLC nor the dealer managers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.
Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.
Clearstream Banking, S.A.   Clearstream has advised Prologis Euro Finance LLC that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear.   Euroclear has advised Prologis Euro Finance LLC that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a United Kingdom corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.
DTC.   DTC has advised Prologis Euro Finance LLC that it is the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System , a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to indirect participants. DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its participants are on file with the SEC.
Indirect access to DTC’s system is also available to the Indirect Participants that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or Indirect Participants.
Prologis Euro Finance LLC expects that pursuant to procedures established by DTC (1) upon deposit of each global security, DTC will credit the accounts of participants with an interest in the global security and (2) ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the Indirect Participants (with respect to the interests of persons other than participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global security to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global security to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the Euro Finance Indenture. Owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the Euro Finance Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if such holder is not a participant or an Indirect Participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of debt securities under the Euro Finance Indenture or such global security. Prologis Euro Finance LLC understands that under existing industry practice, in the event that Prologis Euro Finance LLC requests any action of holders of debt securities, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of such global security, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. None of Prologis, L.P., Prologis Euro Finance LLC nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the debt securities by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such debt securities.
Payments with respect to the principal of, and premium, if any, additional interest, if any, and interest on, any debt securities represented by a global security registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing such debt securities under the Euro Finance Indenture. Under the terms of the Euro Finance Indenture, Prologis Euro Finance LLC and the trustee may treat the persons in whose names the debt securities, including the global securities, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, none of Prologis, L.P., Prologis Euro Finance LLC nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global security (including principal, premium, if any, additional interest, if any, and interest). Payments by the participants and the Indirect Participants to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the Indirect Participants and DTC.
Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of Prologis, L.P., Prologis Euro Finance LLC nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the debt securities sold outside of the United States and cross-market transfers of the notes associated with secondary market trading. Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.
Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the United States agents of Clearstream and Euroclear, as participants in DTC. When debt securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its United States agent to receive debt securities against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day (European time).
Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending debt securities to the relevant United States agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants. When a Clearstream or Euroclear participant wishes to transfer debt securities to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its United States agent to transfer these debt securities against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.
Definitive securities.   A global security is exchangeable for Certificated Securities if:
(1)   DTC (a) notifies the issuer that it is unwilling or unable to continue as depository for the global securities or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each cash the issuer fails to appoint a successor depository;

(2)   the issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Securities; or
(3)   there shall have occurred and be continuing a default or event of default with respect to the debt securities.
In all cases, Certificated Securities delivered in exchange for any global security or beneficial interests in global securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).
No Personal Liability
Except as provided in the Euro Finance Indenture, no past, present or future trustee, director, officer, employee, stockholder or partner of Prologis, L.P. or Prologis Euro Finance LLC or any successor to Prologis, L.P. or Prologis Euro Finance LLC will have any liability for any of Prologis, L.P.’s or Prologis Euro Finance LLC’s obligations under the debt securities or the Euro Finance Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting the debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of debt securities.
Trustee
Unless otherwise described in the applicable prospectus supplement, U.S. Bank, Trust Company National Association will be the trustee and registrar and Elavon Financial Services DAC will be the paying agent. Under the Euro Finance Indenture, the trustee may resign or be removed with respect to the debt securities, and a successor trustee may be appointed to act with respect to the debt securities. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the Euro Finance Indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity satisfactory to it. If an event of default occurs and is continuing and the trustee becomes one of a creditor of Prologis, L.P. or Prologis Euro Finance LLC, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Prologis, L.P. or Prologis Euro Finance LLC. If, however, an event of default occurs and is continuing and the trustee acquires any conflicting interest, it must eliminate that conflict or resign.
The Euro Finance Indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under the Euro Finance Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the Euro Finance Indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Euro Finance Indenture.
DESCRIPTION OF DEBT SECURITIES OF PROLOGIS YEN FINANCE LLC
The debt securities of Prologis Yen Finance LLC are to be issued under an Indenture, dated as of August 24, 2018 (the “Yen Base Indenture”) among Prologis Yen Finance LLC, Prologis, L.P., as guarantor, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee. The Yen Base Indenture has been supplemented by a First Supplemental Indenture, dated as of August 24, 2018, and a Second Supplemental Indenture, dated as of March 26, 2019. We collectively refer to the Yen Base Indenture as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture as the “Yen Finance Indenture.” The Yen Base Indenture and First Supplemental Indenture have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part and are available for inspection at the corporate trust office of the trustee at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071 or as described below under “Where

You Can Find More Information.” The Yen Finance Indenture is subject to, and governed by, the Trust Indenture Act of 1939. The statements made in this prospectus relating to the Yen Finance Indenture and the debt securities to be issued pursuant to the Yen Finance Indenture are summaries of some of the provisions of the Yen Finance Indenture and do not purport to be complete. The statements are subject to and are qualified in their entirety by reference to all the provisions of the Yen Finance Indenture and the debt securities. When used under this section “Description of Debt Securities of Prologis Yen Finance LLC,” the term “debt securities” refers to the debt securities issued under the Yen Finance Indenture.
General
The debt securities will be Prologis Yen Finance LLC’s direct, unsecured and unsubordinated obligations and will rank pari passu with all of Prologis Yen Finance LLC’s other unsecured and unsubordinated indebtedness outstanding from time to time and will be fully and unconditionally guaranteed by Prologis, L.P. except as may be limited to the maximum amount permitted under applicable federal or state law. Each guarantee of the debt securities will be an unsecured and unsubordinated obligation of Prologis, L.P. and will rank pari passu in right of payment with all of its current and future unsecured and unsubordinated indebtedness. The debt securities and each guarantee will be effectively subordinated to any current and future indebtedness of Prologis Yen Finance LLC and Prologis, L.P. that is both secured and unsubordinated to the extent of the assets securing such indebtedness.
Except as set forth below under “— Covenants — Limitations on incurrence of debt,” the Yen Finance Indenture will not contain any provisions that would limit Prologis, L.P.’s or Prologis Yen Finance LLC’s ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving Prologis, L.P. or Prologis Yen Finance LLC or in the event of a change of control. Although the covenants described under “— Covenants — Limitations on incurrence of debt” impose certain limitations on the incurrence of additional indebtedness, Prologis, L.P. and its subsidiaries will retain the ability to incur substantial additional secured and unsecured indebtedness and other liabilities in the future.
The Yen Finance Indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series. Under the Yen Finance Indenture, in addition to the ability to issue debt securities with terms different from other debt securities issued under the Yen Finance Indenture, Prologis Yen Finance LLC will have the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of any series without the consent of the holders. Each series may be as established from time to time in or pursuant to authority granted by a resolution of the Company, as general partner of the Operating Partnership, which is the indirect sole member of Prologis Yen Finance LLC, or as established in one or more indentures supplemental to the Yen Finance Indenture.
Please refer to the prospectus supplement relating to the series of debt securities being offered for the specific terms of the debt securities, including:
(1)   the title of the series of debt securities;
(2)   the aggregate principal amount of the series of debt securities and any limit on the principal amount;
(3)   the percentage of the principal amount at which the debt securities of the series will be issued and, if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities, or the method by which any portion will be determined;
(4)   the date or dates, or the method by which the date or dates will be determined, on which the principal of the debt securities of the series will be payable and the amount of principal payable on the debt securities;
(5)   the rate or rates at which the debt securities will bear interest, if any — which may be fixed or variable — or the method by which the rate or rates will be determined;
(6)   the date or dates, or the method by which the date or dates will be determined, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the dates will be determined, the person to whom, and the manner in which, the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year comprised of twelve 30-day months;
(7)   the place or places where the principal of — and premium or make-whole amounts, if any — and interest and additional amounts, if any, on the debt securities of the series will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of the debt securities and the Yen Finance Indenture may be served;
(8)   the period or periods within which, the price or prices, including the premium or make-whole amounts, if any, at which, the currency or currencies in which, and the other terms and conditions upon which the debt securities of the series may be redeemed, as a whole or in part, at our option, if we are to have such an option;
(9)   our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the date or dates upon which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which the debt securities shall be redeemed, repaid or purchased, as a whole or in part, pursuant to that obligation;
(10)   if other than United States dollars, the currency or currencies in which the debt securities of the series are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating to the currency;
(11)   whether the amount of payments of principal — and premium or make-whole amounts, if any — or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which those amounts will be determined; the index, formula or method may be, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies;
(12)   whether the principal — and premium or make-whole amounts, if any — or interest or additional amounts, if any, on the debt securities of the series are to be payable, at our election or at the election of a holder of debt securities, in a currency or currencies, currency unit or units or composite currency or currencies, other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities are to be so payable;
(13)   any deletions from, modifications of or additions to the terms of the series of debt securities with respect to the events of default or covenants set forth in the Yen Finance Indenture;
(14)   whether the debt securities of the series will be issued in certificated or book-entry form;
(15)   whether the debt securities of the series will be in registered form and, if in registered form, the denominations of the debt securities if other than ¥10,000,000 and any integral multiple of the debt securities;
(16)   the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Yen Finance Indenture to the series of debt securities and any additions to or substitutions of the provisions;
(17)   if the debt securities of the series are to be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;
(18)   whether and under what circumstances we will pay additional amounts as contemplated in the Yen Finance Indenture on the debt securities of the series in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts;
(19)   whether the debt securities will be guaranteed; and
(20)   any other terms of the series of debt securities not inconsistent with the provisions of the Yen Finance Indenture.
Prologis Yen Finance LLC may issue original issue discount securities. “Original issue discount securities” refer to debt securities which may provide that less than the entire principal amount of the debt securities will be paid if their maturity is accelerated, or bear no interest or bear interest at a rate which at the time of issuance is below market rates. Special United States federal income tax, accounting and other considerations apply to original issue discount securities and will be described in the applicable prospectus supplement.
Guarantees
Unless specified otherwise in the applicable prospectus supplement, the Yen Finance Indenture provides that Prologis Yen Finance LLC’s obligations under the debt securities will be guaranteed by Prologis, L.P. Prologis, L.P.’s guarantee of the debt securities will rank pari passu in right of payment with all of Prologis, L.P.’s unsecured and unsubordinated indebtedness, including Prologis, L.P.’s indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other unsecured and unsubordinated indebtedness. The guarantee of the debt securities by Prologis, L.P. will be effectively subordinated to all of the mortgages and other secured indebtedness of Prologis, L.P. and all of the secured and unsecured indebtedness and other liabilities of its other subsidiaries. The obligations of Prologis, L.P. under each guarantee will be limited to the maximum amount permitted under applicable federal or state law. A supplemental indenture or officer’s certificate establishing the terms of a particular series of debt securities may provide that such series will not be guaranteed by Prologis, L.P.
Denominations
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series issued in registered form will be issuable in denominations of ¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof.
Principal and interest
Unless otherwise specified in the applicable prospectus supplement, the principal of, and premium or make-whole amounts, if any, and interest on any series of debt securities will be payable at the corporate trust office of U.S. Bank Trust Company, National Association, currently located at 111 Fillmore Ave. East, St. Paul, Minnesota 55107; provided that, at Prologis Yen Finance LLC’s option, payment of interest may be made by check mailed to the address of the person entitled to the payment as it appears in the security register or by wire transfer of funds to the person to an account maintained within the United States.
Unless specified otherwise in the applicable prospectus supplement, interest on any series of debt securities will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date, principal payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date, principal payment date or the maturity date, as the case may be, until the next business day. Unless specified otherwise in the applicable prospectus supplement, “Business day” means any day, other than a Saturday, Sunday or legal holidays, on which banks in the Place of Payment are not authorized or required by law or executive order to be closed. Any interest not punctually paid or duly provided for on any interest payment date with respect to any debt security, will cease to be payable to the holder on the applicable regular record date and either may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which will be given to the holder of the debt security not less than ten days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the Yen Finance Indenture.
Merger, Consolidation or Sale
Prologis Yen Finance LLC may consolidate with or merge with or into another entity, or sell, lease or convey all or substantially all of its assets to another entity, provided that the following three conditions are met:
(1)   after the transaction, Prologis Yen Finance LLC is, or a person organized and existing under the laws of the United States or one of the fifty states is, the continuing entity. If the continuing entity is an entity other than Prologis Yen Finance LLC, that entity must also assume Prologis Yen Finance LLC’s payment obligations under the Yen Finance Indenture, as well as the due and punctual performance and observance of all of the covenants contained in the Yen Finance Indenture;
(2)   after giving effect to the transaction and treating any indebtedness which became an obligation of Prologis Yen Finance LLC or any of Prologis Yen Finance LLC’s subsidiaries as a result of the transaction as having been incurred by Prologis Yen Finance LLC or such subsidiary at the time of such transaction, an event of default (or an event which, with notice or lapse of time or both, would become an event of default) has not occurred under the Yen Finance Indenture; and
(3)   the continuing entity delivers an officers’ certificate and legal opinion covering (1) and (2) above.
The Yen Finance Indenture provides that Prologis, L.P., as guarantor of the debt securities, and any other guarantor, will not, in any transaction or series of transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:
•
either such guarantor is the continuing person or the successor person (if other than such guarantor) is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes such guarantor’s obligations with respect to the debt securities and the observance of all of the covenants and conditions contained in the Yen Finance Indenture and its guarantee;

•
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and shall be continuing; and

•
such guarantor delivers to the trustee an officers’ certificate and legal opinion covering compliance with these conditions.

In the event that such guarantor is not the continuing entity, then, for purposes of the second bullet point above, the successor entity will be deemed to be such guarantor.
Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.
Covenants
This section describes covenants Prologis, L.P. and/or Prologis Yen Finance LLC makes in the Yen Finance Indenture, for the benefit of the holders of certain series of debt securities.
Existence.   Except as permitted under “— Merger, Consolidation or Sale,” Prologis Yen Finance LLC and Prologis, L.P. will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights, both charter and statutory, and franchises of Prologis Yen Finance LLC, Prologis,

L.P., and its subsidiaries; provided, however, that Prologis Yen Finance LLC and Prologis, L.P. will not be required to preserve any right or franchise if Prologis, L.P. or Prologis Yen Finance LLC, as applicable, determines that the preservation of the right or franchise is no longer desirable in the conduct of each of their businesses and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.
Payment of taxes and other claims.   Prologis, L.P. will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon Prologis, L.P. or any subsidiary or upon its income, profits or property or any subsidiary and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon Prologis, L.P.’s property or any subsidiary; provided, however, that Prologis, L.P. will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Provision of financial information.   Whether or not Prologis Yen Finance LLC or Prologis, L.P. are subject to Section 13 or 15(d) of the Exchange Act, Prologis Yen Finance LLC and Prologis, L.P. will, to the extent permitted under the Exchange Act, file Financial Statements with the SEC on or prior to the Required Filing Dates. However, Prologis Yen Finance LLC will not have any obligation to provide its separate financial information to the extent that it is otherwise exempt from the requirements of the applicable filing requirements of the Exchange Act.
Prologis Yen Finance LLC and Prologis, L.P. will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail or electronic transmittal to all holders, as their names and addresses appear in the security register, without cost to such Holders, copies of the annual reports and quarterly reports which Prologis, L.P. and Prologis Yen Finance LLC are required to file or would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Prologis Yen Finance LLC and Prologis, L.P. were subject to such sections, and (ii) file with the trustee copies of annual reports, quarterly reports and other documents which Prologis Yen Finance LLC and Prologis, L.P. would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Prologis Yen Finance LLC and Prologis, L.P. and were subject to such sections, provided that any such information, documents or reports electronically filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with, and delivered to, the trustee and transmitted to the holders at the same time as filed with the SEC, and (y) if filing such documents by Prologis Yen Finance LLC and Prologis, L.P. with the SEC is not permitted under the Exchange Act, in the event it has not made such reports publicly available on its website, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.
Limitations on incurrence of debt.   Prologis, L.P. will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of the additional Debt, the aggregate principal amount of all Prologis, L.P.’s outstanding Debt and that of its Subsidiaries on a consolidated basis as determined in accordance with GAAP is greater than 60% of the sum of (without duplication):
(1)   Prologis, L.P.’s Total Assets as of the end of the calendar quarter covered in Prologis, L.P.’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; and
(2)   the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Prologis, L.P. or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.
Additionally, Prologis, L.P. will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

(1)   such Debt and any other Debt incurred by Prologis, L.P. and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;
(2)   the repayment or retirement of any other Debt by Prologis, L.P. and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);
(3)   in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and
(4)   in the case of any acquisition or disposition by Prologis, L.P. or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.
Prologis, L.P. and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of Prologis, L.P. and its Subsidiaries on a consolidated basis.
In addition to the foregoing limitations on the incurrence of Debt, Prologis, L.P. will not, and will not permit any Subsidiary to, incur any Debt for borrowed money secured by any mortgage, lien, charge, pledge, encumbrance or security interest upon any of Prologis, L.P.’s property or the property of any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of Prologis, L.P.’s outstanding Debt and the outstanding Debt of Prologis, L.P.’s Subsidiaries on a consolidated basis for borrowed money which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on Prologis, L.P.’s property or the property of any Subsidiary is greater than 40% of the sum of (without duplication):
(1)   Prologis, L.P.’s Total Assets as of the end of the calendar quarter covered in Prologis, L.P.’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; and
(2)   the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Prologis, L.P. or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.
For purposes of the covenants described under this “— Limitations on incurrence of debt,” Debt shall be deemed to be “incurred” by Prologis, L.P. or a Subsidiary whenever Prologis, L.P. or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.
Nothing in the above covenants shall prevent: (i) the incurrence by Prologis, L.P. or any Subsidiary of Debt between or among Prologis, L.P., any Subsidiary or any Equity Investee or (ii) Prologis, L.P. or any Subsidiary from incurring Refinancing Debt.
For purposes of the foregoing covenants the following definitions apply:
“Acquired Debt” means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Annual Service Charge” as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, the Operating Partnership or its subsidiaries’ Debt and the amount of dividends which are payable in respect of any Disqualified Stock.
“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of Prologis, L.P. and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):
(A)   interest on Debt of Prologis, L.P. and its Subsidiaries,
(B)   provision for taxes of Prologis, L.P. and its Subsidiaries based on income,
(C)   amortization of debt discount,
(D)   provisions for unrealized gains and losses, depreciation and amortization, and the effect of any other non-cash items,
(E)   extraordinary, non-recurring and other unusual items (including, without limitation, any costs and fees incurred in connection with any debt financing or amendments thereto, any acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)),
(F)   the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period,
(G)   amortization of deferred charges, and
(H)   any of the items described in clauses (D) and (E) above that were included in Earnings From Operations on account of an Equity Investee.
“Debt” of any Person means, with respect to such Person, any indebtedness of such Person, excluding any accrued expense or trade payable, whether or not contingent, in respect of:
(1)   borrowed money evidenced by bonds, notes, debentures or similar instruments,
(2)   indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by such Person, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by such Person,
(3)   the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and called or amounts representing the balance deferred and unpaid of the purchase price of any property or services, or all conditional sale obligations or obligations under any title retention agreement,
(4)   the principal amount of all obligations of such Person with respect to redemption, repayment or other repurchase of any Disqualified Stock or
(5)   any lease of property by such Person as lessee which is reflected on Prologis, L.P.’s consolidated balance sheet as a capitalized lease in accordance with GAAP and to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on such Person’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than any of its Subsidiaries).
“Disqualified Stock” means, with respect to any person, any capital stock of such person which by the terms of such capital stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the stated maturity of a series of debt securities.
“Earnings from Operations” for any period means net earnings excluding gains and losses on sales of investments, net, as reflected in the financial statements of Prologis, L.P. and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Encumbrance” means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Prologis, L.P. or any Subsidiary securing indebtedness for borrowed money, other than a Permitted Encumbrance.
“Equity Investee” means any Person in which Prologis, L.P. or any Subsidiary hold an ownership interest that is accounted for by Prologis, L.P. or a Subsidiary under the equity method of accounting.
“GAAP” means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided, that solely for purposes of calculating these financial covenants, “GAAP” means generally accepted accounting principles as used in the United States on August 14, 2009 consistently applied.
“Permitted Encumbrances” means leases, Encumbrances securing taxes, assessments and similar charges, mechanics liens and other similar Encumbrances.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Refinancing Debt” means Debt issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Debt (including the principal amount, accrued interest and premium, if any, of such Debt plus any fees and expenses incurred in connection with such refinancing); provided that (a) if such new Debt, or the proceeds of such new Debt, are used to refinance or refund Debt that is subordinated in right of payment to the notes, such new Debt shall only be permitted if it is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes and (b) such new Debt does not mature prior to the stated maturity of the Debt to be refinanced or refunded, and the weighted average life of such new Debt is at least equal to the remaining weighted average life of the Debt to be refinanced or refunded.
“Subsidiary” means, with respect to any Person, (i) a corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person, any other Subsidiary or Subsidiaries of such Person, and (ii) any other entity the accounts of which are consolidated with the accounts of such Person. For the purposes of this definition, “voting capital stock” means capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.
“Total Assets” means, as of any date, the sum of (i) Undepreciated Real Estate Assets and (ii) all of Prologis, L.P. and its Subsidiaries’ other assets, but excluding accounts receivable and intangibles, determined in accordance with GAAP.
“Total Unencumbered Assets”means the sum of (i) Undepreciated Real Estate Assets not subject to an Encumbrance and (ii) the value (determined in accordance with GAAP) of all other assets (other than accounts receivable and intangibles) of Prologis, L.P. and its Subsidiaries not subject to an Encumbrance; provided, however, “Total Unencumbered Assets” does not include investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.
“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of Prologis, L.P. and its Subsidiaries on such date, before depreciation, amortization and impairment charges determined on a consolidated basis in accordance with GAAP.

“Unsecured Debt” means, with respect to any Person, Debt of the types described in clauses (1), (3) and (4) of the definition thereof which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties of such Person.
Maintenance of properties.   Prologis, L.P. will cause all of its properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of Prologis, L.P.’s properties, all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that Prologis, L.P. and its subsidiaries will not be prevented from selling or otherwise disposing for value Prologis, L.P.’s properties in the ordinary course of business.
Insurance.   Prologis, L.P. will, and will cause each of Prologis, L.P.’s subsidiaries to, keep in force upon all of Prologis, L.P.’s properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.
Events of Default, Notice and Waiver
The Yen Finance Indenture provides that the following events are events of default with respect to any series of debt securities issued pursuant to it:
(1)   default in the payment of any installment of interest or additional amounts payable on any debt securities of such series which continues for 30 days;
(2)   default in the payment of the principal, or premium or make-whole amount, if any, on any debt securities of such series at its maturity or redemption date;
(3)   default in making any sinking fund payment as required for any debt securities of such series;
(4)   default in the performance of any other of Prologis Yen Finance LLC’s or any guarantor’s covenants contained in the Yen Finance Indenture, other than a covenant in the Yen Finance Indenture solely for the benefit of another series of debt securities issued under the Yen Finance Indenture, which continues for 60 days after written notice as provided in the Yen Finance Indenture;
(5)   default in the payment of an aggregate principal amount exceeding $50,000,000 under any bond, note or other evidence of indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured (or any such indebtedness of any of Prologis Yen Finance LLC’s, or any guarantor or subsidiaries, which Prologis, L.P. or Prologis Yen Finance LLC, as applicable, has guaranteed), such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within ten days after written notice as provided in the Yen Finance Indenture;
(6)   the entry by a court of competent jurisdiction of final judgments, orders or decrees against Prologis Yen Finance LLC, any guarantor or any of their subsidiaries in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 for a period of 60 consecutive days; and
(7)   events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for Prologis Yen Finance LLC, any guarantor or any significant subsidiary or for all or substantially all of Prologis, L.P., Prologis Yen Finance LLC’s or their significant subsidiary’s property.
The term significant subsidiary means Prologis, L.P.’s significant subsidiaries, as defined in Regulation S-X promulgated under the Securities Act.

If an event of default under the Yen Finance Indenture with respect to a series of debt securities occurs and is continuing, then in every such case, unless the principal of the debt securities of such series shall already have become due and payable, the trustee or the holders of not less than 25% in principal amount of such series of debt securities may declare the principal and the make-whole amount on the debt securities of such series to be due and payable immediately by written notice to Prologis Yen Finance LLC that payment of the debt securities is due, and to the trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to a series of debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the debt securities of a series may rescind and annul such declaration and its consequences if Prologis Yen Finance LLC shall have deposited with the trustee all required payments of the principal of, and premium or make-whole amount and interest on, the debt securities of such series, plus fees, expenses, disbursements and advances of the trustee and all events of default, other than the nonpayment of accelerated principal, the make-whole amount or interest with respect to debt securities of such series have been cured or waived as provided in the Yen Finance Indenture. The Yen Finance Indenture also provides that the holders of not less than a majority in principal amount of the debt securities of a series may waive any past default with respect to such series and its consequences, except a default in the payment of the principal of, or premium or make-whole amount or interest payable on the debt securities or in respect of a covenant or provision contained in the Yen Finance Indenture that cannot be modified or amended without the consent of the holder of each outstanding the debt security affected by the proposed modification or amendment.
The trustee is required to give notice to the holders of the debt securities within 90 days of a default under the Yen Finance Indenture known to the trustee, unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of any default with respect to such series, except a default in the payment of the principal of, or premium or make-whole amount, if any, or interest or sinking fund installment, if any, payable on the debt securities if the responsible officers of the trustee consider such withholding to be in the interest of such holders.
The Yen Finance Indenture provides that no holders of the debt securities may institute any proceedings, judicial or otherwise, with respect to the Yen Finance Indenture or for any remedy which the Yen Finance Indenture provides, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the debt securities from instituting suit for the enforcement of payment of the principal of, and premium or make-whole amount, or interest on the debt securities at the due date of the debt securities.
Subject to provisions in the Yen Finance Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Yen Finance Indenture at the request or direction of any holders of any series of debt securities then outstanding under the Yen Finance Indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the Trustee. The holders of not less than a majority in principal amount of the debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the Yen Finance Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the debt securities not joining in the proceeding.
Within 120 days after the close of each fiscal year, Prologis Yen Finance LLC must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Yen Finance Indenture and, if so, specifying each such default and the nature and status of the default.
Modification of the Yen Finance Indenture
Modifications and amendments of the Yen Finance Indenture may be made with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Yen Finance Indenture, including the debt securities, which are affected by such modification or amendment;

provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:
(1)   change the stated maturity of the principal of, or premium or make-whole amounts, if any, or any installment of principal of or interest or additional amounts payable on, any such debt security;
(2)   reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amounts payable on redemption of, or any additional amounts payable with respect to, any such debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of the maturity of the debt security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;
(3)   change the place of payment, or the coin or currency, for payment of principal of, and premium or make-whole amounts, if any, or interest on, or any additional amounts payable with respect to, any such debt security;
(4)   impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;
(5)   reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the Yen Finance Indenture, to waive compliance with a provisions of the debt security or defaults and consequences under the Yen Finance Indenture or to reduce the quorum or voting requirements set forth in the Yen Finance Indenture;
(6)   modify any of the provisions relating to modification of the Yen Finance Indenture or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to effect such action or to provide that other provisions may not be modified or waived without the consent of the holder of the affected debt security; or
(7)   release any guarantor from any of its obligations under its guarantee or the Yen Finance Indenture, except in accordance with the terms of the Yen Finance Indenture.
The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive Prologis, L.P.’s or Prologis Yen Finance LLC’s compliance with covenants in the Yen Finance Indenture applicable to such debt securities other than those covenants which require the consent of each affected holder of debt securities with respect to modifications or amendments to such covenant.
Modifications and amendments of the Yen Finance Indenture may be made by Prologis Yen Finance LLC, Prologis, L.P. and the trustee without the consent of any holder of debt securities for any of the following purposes:
(1)   to evidence the succession of another person to Prologis Yen Finance LLC as obligor or to any guarantor under the Yen Finance Indenture;
(2)   to add to Prologis Yen Finance LLC’s or any guarantor’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Prologis Yen Finance LLC or any guarantor in the Yen Finance Indenture;
(3)   to add events of default for the benefit of the holders of all or any series of debt securities;
(4)   to add to or change any of the provisions of the Yen Finance Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of securities in uncertificated form;
(5)   to add to, change or eliminate any of the provisions of the Yen Finance Indenture in respect of one or more series of securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become effective only when there is no such security outstanding;
(6)   to secure the debt securities or related guarantees;
(7)   to establish the form or terms of debt securities of any series;
(8)   to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the Yen Finance Indenture by more than one trustee;
(9)   to cure any ambiguity, defect or inconsistency in the Yen Finance Indenture or to make any other changes, provided that in each case, the action shall not adversely affect the interests of holders of debt securities or related guarantees of any series in any material respect;
(10)   to amend the Yen Finance Indenture with respect to the authentication and delivery of additional series of debt securities or any related guarantees or to qualify, or maintain qualification of, the Yen Finance Indenture under the Trust Indenture Act; or
(11)   to supplement any of the provisions of the Yen Finance Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities and any related guarantees of any series in any material respect.
The Yen Finance Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the Yen Finance Indenture or whether a quorum is present at a meeting of holders of debt securities:
(1)   the principal amount of an original issue discount security that will be deemed to be outstanding shall be the amount of the principal of the debt security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of the debt securities;
(2)   the principal amount of a debt security denominated in a foreign currency that will be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for the debt securities, of the principal amount, or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of the debt securities of the amount determined as provided in (1) above;
(3)   the principal amount of an indexed security that shall be deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to Section 301 of the Yen Finance Indenture; and
(4)   debt securities owned by Prologis Yen Finance LLC or any other obligor upon the debt securities or any of Prologis Yen Finance LLC’s affiliates or of the other obligor will be disregarded.
The Yen Finance Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon request, by Prologis Yen Finance LLC or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any such case upon notice given as provided in the Yen Finance Indenture.
Except for any consent that must be given by the holder of each debt security affected by modifications and amendments of the Yen Finance Indenture, any resolution presented at a meeting or at an adjourned meeting duly reconvened, at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Yen Finance Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.
Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Yen Finance Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by the action, or of the holders of that series and one or more additional series:
(1)   there shall be no minimum quorum requirement for the meeting; and
(2)   the principal amount of the outstanding debt securities of that series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Yen Finance Indenture.
Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Yen Finance Indenture to be given or taken by a specified percentage in principal amount of the holders of any or all series of debt securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the specified percentage of holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the Yen Finance Indenture, the action will become effective when the instrument or instruments are delivered to the trustee. Proof of execution of any instrument or of a writing appointing any agent will be sufficient for any purpose of the Yen Finance Indenture and, subject to the Yen Finance Indenture provisions relating to the appointment of any such agent, conclusive in favor of the trustee and Prologis Yen Finance LLC, if made in the manner specified above.
Discharge, Defeasance and Covenant Defeasance
Prologis Yen Finance LLC may discharge various obligations to holders of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or that are scheduled for redemption within one year. The discharge will be completed by irrevocably depositing with the trustee the funds needed to pay the principal, any make-whole amounts, interest and additional amounts payable to the date of deposit or to the date of maturity, as the case may be.
Prologis Yen Finance LLC may take either of the following actions with respect to the debt securities:
(1)   Prologis Yen Finance LLC may defease and be discharged from any and all obligations with respect to the debt securities. However, Prologis Yen Finance LLC would continue to be obligated to pay any additional amounts resulting from tax events, assessment or governmental charges with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities. Additionally, Prologis Yen Finance LLC would remain responsible for replacing temporary or mutilated, destroyed, lost or stolen debt securities, for maintaining an office or agency in respect of debt securities and for holding moneys for payment in trust.
(2)   With respect to the debt securities, Prologis Yen Finance LLC may elect to effect covenant defeasance and be released from Prologis Yen Finance LLC’s obligations to fulfill the covenants contained under the heading “— Covenants” in this prospectus. Further, Prologis Yen Finance LLC may elect to be released from Prologis Yen Finance LLC’s obligations with respect to any other covenant in the Yen Finance Indenture, if such a provision is included in the series of debt securities at the time that they are issued. Once Prologis Yen Finance LLC has made this election, any omission to comply with those covenants shall not constitute a default or an event of default with respect to the series of debt securities.
In either case, Prologis Yen Finance LLC must irrevocably deposit the needed funds in trust with the trustee.
The trust may only be established if, among other things, Prologis Yen Finance LLC has delivered an opinion of counsel to the trustee. The opinion of counsel shall state that the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Yen Finance Indenture.
If after Prologis Yen Finance LLC has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series and
(1)   the holder of a series of debt securities is entitled to and elects to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt securities; or
(2)   a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by the debt securities will be deemed to have been, and will be, fully discharged. The indebtedness will be satisfied through the payment of the principal of, and premium or any make-whole amount and interest on, the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the holder’s election or the cessation of usage based on the applicable market exchange rate.
“Conversion event” means the cessation of use of:
(1)   a currency, currency unit or composite currency, other than the Yen or other currency unit, both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;
(2)   the Yen for the settlement of transactions by public institutions of or within Japan; or
(3)   any currency unit or composite currency other than the Yen for the purposes for which it was established.
All payments of principal of, and premium or any make-whole amount and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.
In the event Prologis Yen Finance LLC effects covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, other than the events of default that would no longer be applicable because of the covenant defeasance or an event of default triggered by an event of bankruptcy or other insolvency proceeding, the amount of funds on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, Prologis Yen Finance LLC would remain liable to make payment of the amounts due at the time of acceleration.
Registration and Transfer
Subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the trustee referred to above. In addition, subject to the limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for exchange or registration of transfer of the debt security at the corporate trust office of the trustee referred to above. Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but Prologis Yen Finance LLC may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prologis Yen Finance LLC may at any time designate a transfer agent, in addition to the trustee, with respect to any series of debt securities. If Prologis Yen Finance LLC has designated such a transfer agent or transfer agents, Prologis Yen Finance LLC may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that Prologis Yen Finance LLC will be required to maintain a transfer agent in each place of payment for the series.
Neither Prologis Yen Finance LLC nor the trustee will be required to:
(1)   issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;
(2)   register the transfer of or exchange any debt security, or portion of security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or
(3)   issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the series. Global securities, if any, are expected to be deposited with DTC as depository. Each global security will be issued:
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only in fully registered form; and

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without interest coupons.

You may hold your beneficial interests in the global securities directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.
Redemption notices will be sent to DTC. If less than all of the debt securities within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the series to be redeemed.
Neither DTC nor Cede & Co. will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to Prologis Yen Finance LLC as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, which are identified in a listing attached to the omnibus proxy.
Prologis Yen Finance LLC may, at any time, decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the debt securities will be printed and delivered.
What is a global security?   A global security is a special type of indirectly held security in the form of a certificate held by a depository for the investors in a particular issue of securities. The debt securities will be issued in the form of global securities, and the ultimate beneficial owners can only be indirect holders. Prologis Yen Finance LLC does this by requiring that the global securities be registered in the name of a financial institution Prologis Yen Finance LLC selects and by requiring that the debt securities included in the global securities not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global securities is called the “Depository.” Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depository.
Except as described below, each global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in global securities will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.
Special investor considerations for global securities.   As an indirect holder, an investor’s rights relating to global securities will be governed by the account rules of the investor’s financial institution and of the Depository, DTC, as well as general laws relating to securities transfers. Prologis Yen Finance LLC does not recognize this type of investor as a holder of debt securities and instead deals only with DTC, the Depository that holds global securities.
An investor in global securities should be aware that because the debt securities are issued only in the form of global securities:
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The investor cannot get debt securities registered in his or her own name.

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The investor cannot receive physical certificates for his or her interest in the debt securities.

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The investor will be a “street name” holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities.

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The investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

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DTC’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global notes. Prologis Yen Finance LLC and the trustee have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global securities. Prologis Yen Finance LLC and the trustee also do not supervise DTC in any way.

Exchanges among the global securities.   Any beneficial interest in one of the global securities that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in such global note and become an interest in the other global security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other global security for as long as it remains such an interest.
Certain book-entry procedures for the global securities.   The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither Prologis Yen Finance LLC nor the dealer managers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.
Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.
Clearstream Banking, S.A.   Clearstream has advised Prologis Yen Finance LLC that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial

Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear.   Euroclear has advised Prologis Yen Finance LLC that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a United Kingdom corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.
DTC.   DTC has advised Prologis Yen Finance LLC that it is the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System , a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to indirect participants. DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its participants are on file with the SEC.
Indirect access to DTC’s system is also available to the Indirect Participants that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or Indirect Participants.
Prologis Yen Finance LLC expects that pursuant to procedures established by DTC (1) upon deposit of each global security, DTC will credit the accounts of participants with an interest in the global security and (2) ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the Indirect Participants (with respect to the interests of persons other than participants).
The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global security to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global security to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the Yen Finance Indenture. Owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the Yen Finance Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if such holder is not a participant or an Indirect Participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of debt securities under the Yen Finance Indenture or such global security. Prologis Yen Finance LLC understands that under existing industry practice, in the event that Prologis Yen Finance LLC requests any action of holders of debt securities, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of such global security, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. None of Prologis, L.P., Prologis Yen Finance LLC nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the debt securities by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such debt securities.
Payments with respect to the principal of, and premium, if any, additional interest, if any, and interest on, any debt securities represented by a global security registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing such debt securities under the Yen Finance Indenture. Under the terms of the Yen Finance Indenture, Prologis Yen Finance LLC and the trustee may treat the persons in whose names the debt securities, including the global securities, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, none of Prologis, L.P., Prologis Yen Finance LLC nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global security (including principal, premium, if any, additional interest, if any, and interest). Payments by the participants and the Indirect Participants to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the Indirect Participants and DTC.
Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of Prologis, L.P., Prologis Yen Finance LLC nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the debt securities sold outside of the United States and cross-market transfers of the notes associated with secondary market trading. Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.
Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the United States agents of Clearstream and Euroclear, as participants in DTC. When debt securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its United States agent to receive debt securities against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day (European time).
Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending debt securities to the relevant United States agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants. When a Clearstream or Euroclear participant wishes to transfer debt securities to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its United States agent to transfer these debt securities against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States or Japan.
Definitive securities.   A global security is exchangeable for Certificated Securities if:
(1)   DTC (a) notifies the issuer that it is unwilling or unable to continue as depository for the global securities or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each cash the issuer fails to appoint a successor depository;
(2)   the issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Securities; or
(3)   there shall have occurred and be continuing a default or event of default with respect to the debt securities.

In all cases, Certificated Securities delivered in exchange for any global security or beneficial interests in global securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).
No Personal Liability
Except as provided in the Yen Finance Indenture, no past, present or future trustee, director, officer, employee, stockholder or partner of Prologis, L.P. or Prologis Yen Finance LLC or any successor to Prologis, L.P. or Prologis Yen Finance LLC will have any liability for any of Prologis, L.P.’s or Prologis Yen Finance LLC’s obligations under the debt securities or the Yen Finance Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting the debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of debt securities.
Trustee
Unless otherwise described in the applicable prospectus supplement, U.S. Bank Trust Company, National Association will be the trustee, registrar and paying agent. Under the Yen Finance Indenture, the trustee may resign or be removed with respect to the debt securities, and a successor trustee may be appointed to act with respect to the debt securities. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the Yen Finance Indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity satisfactory to it. If an event of default occurs and is continuing and the trustee becomes one of a creditor of Prologis, L.P. or Prologis Yen Finance LLC, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Prologis, L.P. or Prologis Yen Finance LLC. If, however, an event of default occurs and is continuing and the trustee acquires any conflicting interest, it must eliminate that conflict or resign.
The Yen Finance Indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under the Yen Finance Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the Yen Finance Indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Yen Finance Indenture.
DESCRIPTION OF DEBT SECURITIES OF PROLOGIS STERLING FINANCE LLC
The debt securities of Prologis Sterling Finance LLC are to be issued under an Indenture to be entered into (the “Sterling Finance Indenture”) among Prologis Sterling Finance LLC, Prologis, L.P., as guarantor, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee. The form of the Sterling Finance Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is available for inspection at the corporate trust office of the trustee at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071 or as described below under “Where You Can Find More Information.” The Sterling Finance Indenture is subject to, and governed by, the Trust Indenture Act of 1939. The statements made in this prospectus relating to the Sterling Finance Indenture and the debt securities to be issued pursuant to the Sterling Finance Indenture are summaries of some of the provisions of the Sterling Finance Indenture and do not purport to be complete. The statements are subject to and are qualified in their entirety by reference to all the provisions of the Sterling Finance Indenture and the debt securities. When used under this section “Description of Debt Securities of Prologis Sterling Finance LLC,” the term “debt securities” refers to the debt securities issued under the Sterling Finance Indenture.

General
The debt securities will be Prologis Sterling Finance LLC’s direct, unsecured and unsubordinated obligations and will rank pari passu with all of Prologis Sterling Finance LLC’s other unsecured and unsubordinated indebtedness outstanding from time to time and will be fully and unconditionally guaranteed by Prologis, L.P. except as may be limited to the maximum amount permitted under applicable federal or state law. Each guarantee of the debt securities will be an unsecured and unsubordinated obligation of Prologis, L.P. and will rank pari passu in right of payment with all of its current and future unsecured and unsubordinated indebtedness. The debt securities and each guarantee will be effectively subordinated to any current and future indebtedness of Prologis Sterling Finance LLC and Prologis, L.P. that is both secured and unsubordinated to the extent of the assets securing such indebtedness.
Except as set forth below under “— Covenants — Limitations on incurrence of debt,” the Sterling Finance Indenture will not contain any provisions that would limit Prologis, L.P.’s or Prologis Sterling Finance LLC’s ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving Prologis, L.P. or Prologis Sterling Finance LLC or in the event of a change of control. Although the covenants described under “— Covenants — Limitations on incurrence of debt” impose certain limitations on the incurrence of additional indebtedness, Prologis, L.P. and its subsidiaries will retain the ability to incur substantial additional secured and unsecured indebtedness and other liabilities in the future.
The Sterling Finance Indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series. Under the Sterling Finance Indenture, in addition to the ability to issue debt securities with terms different from other debt securities issued under the Sterling Finance Indenture, Prologis Sterling Finance LLC will have the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of any series without the consent of the holders. Each series may be as established from time to time in or pursuant to authority granted by a resolution of the Company, as general partner of the Operating Partnership, which is the indirect sole member of Prologis Sterling Finance LLC, or as established in one or more indentures supplemental to the Sterling Finance Indenture.
Please refer to the prospectus supplement relating to the series of debt securities being offered for the specific terms of the debt securities, including:
(1)   the title of the series of debt securities;
(2)   the aggregate principal amount of the series of debt securities and any limit on the principal amount;
(3)   the percentage of the principal amount at which the debt securities of the series will be issued and, if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities, or the method by which any portion will be determined;
(4)   the date or dates, or the method by which the date or dates will be determined, on which the principal of the debt securities of the series will be payable and the amount of principal payable on the debt securities;
(5)   the rate or rates at which the debt securities will bear interest, if any — which may be fixed or variable — or the method by which the rate or rates will be determined;
(6)   the date or dates, or the method by which the date or dates will be determined, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the dates will be determined, the person to whom, and the manner in which, the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year comprised of twelve 30-day months;
(7)   the place or places where the principal of — and premium or make-whole amounts, if any — and interest and additional amounts, if any, on the debt securities of the series will be payable,

where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of the debt securities and the Sterling Finance Indenture may be served;
(8)   the period or periods within which, the price or prices, including the premium or make-whole amounts, if any, at which, the currency or currencies in which, and the other terms and conditions upon which the debt securities of the series may be redeemed, as a whole or in part, at our option, if we are to have such an option;
(9)   our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the date or dates upon which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which the debt securities shall be redeemed, repaid or purchased, as a whole or in part, pursuant to that obligation;
(10)   if other than United States dollars, the currency or currencies in which the debt securities of the series are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating to the currency;
(11)   whether the amount of payments of principal — and premium or make-whole amounts, if any — or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which those amounts will be determined; the index, formula or method may be, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies;
(12)   whether the principal — and premium or make-whole amounts, if any — or interest or additional amounts, if any, on the debt securities of the series are to be payable, at our election or at the election of a holder of debt securities, in a currency or currencies, currency unit or units or composite currency or currencies, other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities are to be so payable;
(13)   any deletions from, modifications of or additions to the terms of the series of debt securities with respect to the events of default or covenants set forth in the Sterling Finance Indenture;
(14)   whether the debt securities of the series will be issued in certificated or book-entry form;
(15)   whether the debt securities of the series will be in registered form and, if in registered form, the denominations of the debt securities if other than £1,000 and any integral multiple of the debt securities;
(16)   the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Sterling Finance Indenture to the series of debt securities and any additions to or substitutions of the provisions;
(17)   if the debt securities of the series are to be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;
(18)   whether and under what circumstances we will pay additional amounts as contemplated in the Sterling Finance Indenture on the debt securities of the series in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts;
(19)   whether the debt securities will be guaranteed; and
(20)   any other terms of the series of debt securities not inconsistent with the provisions of the Sterling Finance Indenture.

Prologis Sterling Finance LLC may issue original issue discount securities. “Original issue discount securities” refer to debt securities which may provide that less than the entire principal amount of the debt securities will be paid if their maturity is accelerated, or bear no interest or bear interest at a rate which at the time of issuance is below market rates. Special United States federal income tax, accounting and other considerations apply to original issue discount securities and will be described in the applicable prospectus supplement.
Guarantees
Unless specified otherwise in the applicable prospectus supplement, the Sterling Finance Indenture provides that Prologis Sterling Finance LLC’s obligations under the debt securities will be guaranteed by Prologis, L.P. Prologis, L.P.’s guarantee of the debt securities will rank pari passu in right of payment with all of Prologis, L.P.’s unsecured and unsubordinated indebtedness, including Prologis, L.P.’s indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other unsecured and unsubordinated indebtedness. The guarantee of the debt securities by Prologis, L.P. will be effectively subordinated to all of the mortgages and other secured indebtedness of Prologis, L.P. and all of the secured and unsecured indebtedness and other liabilities of its other subsidiaries. The obligations of Prologis, L.P. under each guarantee will be limited to the maximum amount permitted under applicable federal or state law. A supplemental indenture or officer’s certificate establishing the terms of a particular series of debt securities may provide that such series will not be guaranteed by Prologis, L.P.
Denominations
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series issued in registered form will be issuable in denominations of £100,000 and integral multiples of £1,000 in excess thereof.
Principal and interest
Unless otherwise specified in the applicable prospectus supplement, the principal of, and premium or make-whole amounts, if any, and interest on any series of debt securities will be payable at the corporate trust office of Elavon Financial Services DAC, currently located at 125 Old Broad Street, London EC2N 1AR, United Kingdom; provided that, at Prologis Sterling Finance LLC’s option, payment of interest may be made by check mailed to the address of the person entitled to the payment as it appears in the security register or by wire transfer of funds to the person to an account maintained within the United States.
Unless specified otherwise in the applicable prospectus supplement, interest on any series of debt securities will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date, principal payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date, principal payment date or the maturity date, as the case may be, until the next business day. Unless specified otherwise in the applicable prospectus supplement, “Business day” means any day, other than a Saturday, Sunday or legal holidays, on which banks in the Place of Payment are not authorized or required by law or executive order to be closed. Any interest not punctually paid or duly provided for on any interest payment date with respect to any debt security, will cease to be payable to the holder on the applicable regular record date and either may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which will be given to the holder of the debt security not less than ten days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the Sterling Finance Indenture.
Merger, Consolidation or Sale
Prologis Sterling Finance LLC may consolidate with or merge with or into another entity, or sell, lease or convey all or substantially all of its assets to another entity, provided that the following three conditions are met:

(1)   after the transaction, Prologis Sterling Finance LLC is, or a person organized and existing under the laws of the United States or one of the fifty states is, the continuing entity. If the continuing entity is an entity other than Prologis Sterling Finance LLC, that entity must also assume Prologis Sterling Finance LLC’s payment obligations under the Sterling Finance Indenture, as well as the due and punctual performance and observance of all of the covenants contained in the Sterling Finance Indenture;
(2)   after giving effect to the transaction and treating any indebtedness which became an obligation of Prologis Sterling Finance LLC or any of Prologis Sterling Finance LLC’s subsidiaries as a result of the transaction as having been incurred by Prologis Sterling Finance LLC or such subsidiary at the time of such transaction, an event of default (or an event which, with notice or lapse of time or both, would become an event of default) has not occurred under the Sterling Finance Indenture; and
(3)   the continuing entity delivers an officers’ certificate and legal opinion covering (1) and (2) above.
The Sterling Finance Indenture provides that Prologis, L.P., as guarantor of the debt securities, and any other guarantor, will not, in any transaction or series of transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:
•
either such guarantor is the continuing person or the successor person (if other than such guarantor) is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes such guarantor’s obligations with respect to the debt securities and the observance of all of the covenants and conditions contained in the Sterling Finance Indenture and its guarantee;

•
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and shall be continuing; and

•
such guarantor delivers to the trustee an officers’ certificate and legal opinion covering compliance with these conditions.

In the event that such guarantor is not the continuing entity, then, for purposes of the second bullet point above, the successor entity will be deemed to be such guarantor.
Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.
Covenants
This section describes covenants Prologis, L.P. and/or Prologis Sterling Finance LLC makes in the Sterling Finance Indenture, for the benefit of the holders of certain series of debt securities.
Existence.   Except as permitted under “— Merger, Consolidation or Sale,” Prologis Sterling Finance LLC and Prologis, L.P. will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights, both charter and statutory, and franchises of Prologis Sterling Finance LLC, Prologis, L.P., and its subsidiaries; provided, however, that Prologis Sterling Finance LLC and Prologis, L.P. will not be required to preserve any right or franchise if Prologis, L.P. or Prologis Sterling Finance LLC, as applicable, determines that the preservation of the right or franchise is no longer desirable in the conduct of each of their businesses and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.
Payment of taxes and other claims.   Prologis, L.P. will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon Prologis, L.P. or any subsidiary or upon its income, profits or property or any subsidiary and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon Prologis,

L.P.’s property or any subsidiary; provided, however, that Prologis, L.P. will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Provision of financial information.   Whether or not Prologis Sterling Finance LLC or Prologis, L.P. are subject to Section 13 or 15(d) of the Exchange Act, Prologis Sterling Finance LLC and Prologis, L.P. will, to the extent permitted under the Exchange Act, file Financial Statements with the SEC on or prior to the Required Filing Dates. However, Prologis Sterling Finance LLC will not have any obligation to provide its separate financial information to the extent that it is otherwise exempt from the requirements of the applicable filing requirements of the Exchange Act.
Prologis Sterling Finance LLC and Prologis, L.P. will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail or electronic transmittal to all holders, as their names and addresses appear in the security register, without cost to such Holders, copies of the annual reports and quarterly reports which Prologis, L.P. and Prologis Sterling Finance LLC are required to file or would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Prologis Sterling Finance LLC and Prologis, L.P. were subject to such sections, and (ii) file with the trustee copies of annual reports, quarterly reports and other documents which Prologis Sterling Finance LLC and Prologis, L.P. would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Prologis Sterling Finance LLC and Prologis, L.P. and were subject to such sections, provided that any such information, documents or reports electronically filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with, and delivered to, the trustee and transmitted to the holders at the same time as filed with the SEC, and (y) if filing such documents by Prologis Sterling Finance LLC and Prologis, L.P. with the SEC is not permitted under the Exchange Act, in the event it has not made such reports publicly available on its website, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.
Limitations on incurrence of debt.   Prologis, L.P. will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of the additional Debt, the aggregate principal amount of all Prologis, L.P.’s outstanding Debt and that of its Subsidiaries on a consolidated basis as determined in accordance with GAAP is greater than 60% of the sum of (without duplication):
(1)   Prologis, L.P.’s Total Assets as of the end of the calendar quarter covered in Prologis, L.P.’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; and
(2)   the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Prologis, L.P. or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.
Additionally, Prologis, L.P. will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:
(1)   such Debt and any other Debt incurred by Prologis, L.P. and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;
(2)   the repayment or retirement of any other Debt by Prologis, L.P. and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

(3)   in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and
(4)   in the case of any acquisition or disposition by Prologis, L.P. or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.
Prologis, L.P. and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of Prologis, L.P. and its Subsidiaries on a consolidated basis.
In addition to the foregoing limitations on the incurrence of Debt, Prologis, L.P. will not, and will not permit any Subsidiary to, incur any Debt for borrowed money secured by any mortgage, lien, charge, pledge, encumbrance or security interest upon any of Prologis, L.P.’s property or the property of any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of Prologis, L.P.’s outstanding Debt and the outstanding Debt of Prologis, L.P.’s Subsidiaries on a consolidated basis for borrowed money which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on Prologis, L.P.’s property or the property of any Subsidiary is greater than 40% of the sum of (without duplication):
(1)   Prologis, L.P.’s Total Assets as of the end of the calendar quarter covered in Prologis, L.P.’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; and
(2)   the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Prologis, L.P. or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.
For purposes of the covenants described under this “— Limitations on incurrence of debt,” Debt shall be deemed to be “incurred” by Prologis, L.P. or a Subsidiary whenever Prologis, L.P. or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.
Nothing in the above covenants shall prevent: (i) the incurrence by Prologis, L.P. or any Subsidiary of Debt between or among Prologis, L.P., any Subsidiary or any Equity Investee or (ii) Prologis, L.P. or any Subsidiary from incurring Refinancing Debt.
For purposes of the foregoing covenants the following definitions apply:
“Acquired Debt” means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.
“Annual Service Charge” as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, the Operating Partnership or its subsidiaries’ Debt and the amount of dividends which are payable in respect of any Disqualified Stock.
“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of Prologis, L.P. and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

(A)   interest on Debt of Prologis, L.P. and its Subsidiaries,
(B)   provision for taxes of Prologis, L.P. and its Subsidiaries based on income,
(C)   amortization of debt discount,
(D)   provisions for unrealized gains and losses, depreciation and amortization, and the effect of any other non-cash items,
(E)   extraordinary, non-recurring and other unusual items (including, without limitation, any costs and fees incurred in connection with any debt financing or amendments thereto, any acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)),
(F)   the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period,
(G)   amortization of deferred charges, and
(H)   any of the items described in clauses (D) and (E) above that were included in Earnings From Operations on account of an Equity Investee.
“Debt” of any Person means, with respect to such Person, any indebtedness of such Person, excluding any accrued expense or trade payable, whether or not contingent, in respect of:
(1)   borrowed money evidenced by bonds, notes, debentures or similar instruments,
(2)   indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by such Person, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by such Person,
(3)   the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and called or amounts representing the balance deferred and unpaid of the purchase price of any property or services, or all conditional sale obligations or obligations under any title retention agreement,
(4)   the principal amount of all obligations of such Person with respect to redemption, repayment or other repurchase of any Disqualified Stock or
(5)   any lease of property by such Person as lessee which is reflected on Prologis, L.P.’s consolidated balance sheet as a capitalized lease in accordance with GAAP and to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on such Person’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than any of its Subsidiaries).
“Disqualified Stock” means, with respect to any person, any capital stock of such person which by the terms of such capital stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the stated maturity of a series of debt securities.
“Earnings from Operations” for any period means net earnings excluding gains and losses on sales of investments, net, as reflected in the financial statements of Prologis, L.P. and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Encumbrance” means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Prologis, L.P. or any Subsidiary securing indebtedness for borrowed money, other than a Permitted Encumbrance.
“Equity Investee” means any Person in which Prologis, L.P. or any Subsidiary hold an ownership interest that is accounted for by Prologis, L.P. or a Subsidiary under the equity method of accounting.
“GAAP” means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided, that solely for purposes of calculating these financial covenants, “GAAP” means generally accepted accounting principles as used in the United States on August 14, 2009 consistently applied.
“Permitted Encumbrances” means leases, Encumbrances securing taxes, assessments and similar charges, mechanics liens and other similar Encumbrances.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Refinancing Debt” means Debt issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Debt (including the principal amount, accrued interest and premium, if any, of such Debt plus any fees and expenses incurred in connection with such refinancing); provided that (a) if such new Debt, or the proceeds of such new Debt, are used to refinance or refund Debt that is subordinated in right of payment to the notes, such new Debt shall only be permitted if it is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes and (b) such new Debt does not mature prior to the stated maturity of the Debt to be refinanced or refunded, and the weighted average life of such new Debt is at least equal to the remaining weighted average life of the Debt to be refinanced or refunded.
“Subsidiary” means, with respect to any Person, (i) a corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person, any other Subsidiary or Subsidiaries of such Person, and (ii) any other entity the accounts of which are consolidated with the accounts of such Person. For the purposes of this definition, “voting capital stock” means capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.
“Total Assets” means, as of any date, the sum of (i) Undepreciated Real Estate Assets and (ii) all of Prologis, L.P. and its Subsidiaries’ other assets, but excluding accounts receivable and intangibles, determined in accordance with GAAP.
“Total Unencumbered Assets”means the sum of (i) Undepreciated Real Estate Assets not subject to an Encumbrance and (ii) the value (determined in accordance with GAAP) of all other assets (other than accounts receivable and intangibles) of Prologis, L.P. and its Subsidiaries not subject to an Encumbrance; provided, however, “Total Unencumbered Assets” does not include investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.
“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of Prologis, L.P. and its Subsidiaries on such date, before depreciation, amortization and impairment charges determined on a consolidated basis in accordance with GAAP.
“Unsecured Debt” means, with respect to any Person, Debt of the types described in clauses (1), (3) and (4) of the definition thereof which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties of such Person.

Maintenance of properties.   Prologis, L.P. will cause all of its properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of Prologis, L.P.’s properties, all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that Prologis, L.P. and its subsidiaries will not be prevented from selling or otherwise disposing for value Prologis, L.P.’s properties in the ordinary course of business.
Insurance.   Prologis, L.P. will, and will cause each of Prologis, L.P.’s subsidiaries to, keep in force upon all of Prologis, L.P.’s properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.
Events of Default, Notice and Waiver
The Sterling Finance Indenture provides that the following events are events of default with respect to any series of debt securities issued pursuant to it:
(1)   default in the payment of any installment of interest or additional amounts payable on any debt securities of such series which continues for 30 days;
(2)   default in the payment of the principal, or premium or make-whole amount, if any, on any debt securities of such series at its maturity or redemption date;
(3)   default in making any sinking fund payment as required for any debt securities of such series;
(4)   default in the performance of any other of Prologis Sterling Finance LLC’s or any guarantor’s covenants contained in the Sterling Finance Indenture, other than a covenant in the Sterling Finance Indenture solely for the benefit of another series of debt securities issued under the Sterling Finance Indenture, which continues for 60 days after written notice as provided in the Sterling Finance Indenture;
(5)   default in the payment of an aggregate principal amount exceeding $50,000,000 under any bond, note or other evidence of indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured (or any such indebtedness of any of Prologis Sterling Finance LLC’s, or any guarantor or subsidiaries, which Prologis, L.P. or Prologis Sterling Finance LLC, as applicable, has guaranteed), such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within ten days after written notice as provided in the Sterling Finance Indenture;
(6)   the entry by a court of competent jurisdiction of final judgments, orders or decrees against Prologis Sterling Finance LLC, any guarantor or any of their subsidiaries in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 for a period of 60 consecutive days; and
(7)   events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for Prologis Sterling Finance LLC, any guarantor or any significant subsidiary or for all or substantially all of Prologis, L.P., Prologis Sterling Finance LLC’s or their significant subsidiary’s property.
The term significant subsidiary means Prologis, L.P.’s significant subsidiaries, as defined in Regulation S-X promulgated under the Securities Act.
If an event of default under the Sterling Finance Indenture with respect to a series of debt securities occurs and is continuing, then in every such case, unless the principal of the debt securities of such series shall already have become due and payable, the trustee or the holders of not less than 25% in principal amount of such series of debt securities may declare the principal and the make-whole amount on the debt securities of such series to be due and payable immediately by written notice to Prologis Sterling Finance LLC that payment of the debt securities is due, and to the trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to a series of debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the debt securities of a series may rescind and annul such declaration and its consequences if Prologis Sterling Finance LLC shall have deposited with the trustee all required payments of the principal of, and premium or make-whole amount and interest on, the debt securities of such series, plus fees, expenses, disbursements and advances of the trustee and all events of default, other than the nonpayment of accelerated principal, the make-whole amount or interest with respect to debt securities of such series have been cured or waived as provided in the Sterling Finance Indenture. The Sterling Finance Indenture also provides that the holders of not less than a majority in principal amount of the debt securities of a series may waive any past default with respect to such series and its consequences, except a default in the payment of the principal of, or premium or make-whole amount or interest payable on the debt securities or in respect of a covenant or provision contained in the Sterling Finance Indenture that cannot be modified or amended without the consent of the holder of each outstanding the debt security affected by the proposed modification or amendment.
The trustee is required to give notice to the holders of the debt securities within 90 days of a default under the Sterling Finance Indenture known to the trustee, unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of any default with respect to such series, except a default in the payment of the principal of, or premium or make-whole amount, if any, or interest or sinking fund installment, if any, payable on the debt securities if the responsible officers of the trustee consider such withholding to be in the interest of such holders.
The Sterling Finance Indenture provides that no holders of the debt securities may institute any proceedings, judicial or otherwise, with respect to the Sterling Finance Indenture or for any remedy which the Sterling Finance Indenture provides, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the debt securities from instituting suit for the enforcement of payment of the principal of, and premium or make-whole amount, or interest on the debt securities at the due date of the debt securities.
Subject to provisions in the Sterling Finance Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Sterling Finance Indenture at the request or direction of any holders of any series of debt securities then outstanding under the Sterling Finance Indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the Trustee. The holders of not less than a majority in principal amount of the debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the Sterling Finance Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the debt securities not joining in the proceeding.
Within 120 days after the close of each fiscal year, Prologis Sterling Finance LLC must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Sterling Finance Indenture and, if so, specifying each such default and the nature and status of the default.
Modification of the Sterling Finance Indenture
Modifications and amendments of the Sterling Finance Indenture may be made with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Sterling Finance Indenture, including the debt securities, which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

(1)   change the stated maturity of the principal of, or premium or make-whole amounts, if any, or any installment of principal of or interest or additional amounts payable on, any such debt security;
(2)   reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amounts payable on redemption of, or any additional amounts payable with respect to, any such debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of the maturity of the debt security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;
(3)   change the place of payment, or the coin or currency, for payment of principal of, and premium or make-whole amounts, if any, or interest on, or any additional amounts payable with respect to, any such debt security;
(4)   impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;
(5)   reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the Sterling Finance Indenture, to waive compliance with a provisions of the debt security or defaults and consequences under the Sterling Finance Indenture or to reduce the quorum or voting requirements set forth in the Sterling Finance Indenture;
(6)   modify any of the provisions relating to modification of the Sterling Finance Indenture or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to effect such action or to provide that other provisions may not be modified or waived without the consent of the holder of the affected debt security; or
(7)   release any guarantor from any of its obligations under its guarantee or the Sterling Finance Indenture, except in accordance with the terms of the Sterling Finance Indenture.
The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive Prologis, L.P.’s or Prologis Sterling Finance LLC’s compliance with covenants in the Sterling Finance Indenture applicable to such debt securities other than those covenants which require the consent of each affected holder of debt securities with respect to modifications or amendments to such covenant.
Modifications and amendments of the Sterling Finance Indenture may be made by Prologis Sterling Finance LLC, Prologis, L.P. and the trustee without the consent of any holder of debt securities for any of the following purposes:
(1)   to evidence the succession of another person to Prologis Sterling Finance LLC as obligor or to any guarantor under the Sterling Finance Indenture;
(2)   to add to Prologis Sterling Finance LLC’s or any guarantor’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Prologis Sterling Finance LLC or any guarantor in the Sterling Finance Indenture;
(3)   to add events of default for the benefit of the holders of all or any series of debt securities;
(4)   to add to or change any of the provisions of the Sterling Finance Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of securities in uncertificated form;
(5)   to add to, change or eliminate any of the provisions of the Sterling Finance Indenture in respect of one or more series of securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become effective only when there is no such security outstanding;
(6)   to secure the debt securities or related guarantees;

(7)   to establish the form or terms of debt securities of any series;
(8)   to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the Sterling Finance Indenture by more than one trustee;
(9)   to cure any ambiguity, defect or inconsistency in the Sterling Finance Indenture or to make any other changes, provided that in each case, the action shall not adversely affect the interests of holders of debt securities or related guarantees of any series in any material respect;
(10)   to amend the Sterling Finance Indenture with respect to the authentication and delivery of additional series of debt securities or any related guarantees or to qualify, or maintain qualification of, the Sterling Finance Indenture under the Trust Indenture Act; or
(11)   to supplement any of the provisions of the Sterling Finance Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities and any related guarantees of any series in any material respect.
The Sterling Finance Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the Sterling Finance Indenture or whether a quorum is present at a meeting of holders of debt securities:
(1)   the principal amount of an original issue discount security that will be deemed to be outstanding shall be the amount of the principal of the debt security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of the debt securities;
(2)   the principal amount of a debt security denominated in a foreign currency that will be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for the debt securities, of the principal amount, or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of the debt securities of the amount determined as provided in (1) above;
(3)   the principal amount of an indexed security that shall be deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to Section 301 of the Sterling Finance Indenture; and
(4)   debt securities owned by Prologis Sterling Finance LLC or any other obligor upon the debt securities or any of Prologis Sterling Finance LLC’s affiliates or of the other obligor will be disregarded.
The Sterling Finance Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon request, by Prologis Sterling Finance LLC or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any such case upon notice given as provided in the Sterling Finance Indenture.
Except for any consent that must be given by the holder of each debt security affected by modifications and amendments of the Sterling Finance Indenture, any resolution presented at a meeting or at an adjourned meeting duly reconvened, at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Sterling Finance Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.
Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Sterling Finance Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by the action, or of the holders of that series and one or more additional series:
(1)   there shall be no minimum quorum requirement for the meeting; and
(2)   the principal amount of the outstanding debt securities of that series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Sterling Finance Indenture.
Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Sterling Finance Indenture to be given or taken by a specified percentage in principal amount of the holders of any or all series of debt securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the specified percentage of holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the Sterling Finance Indenture, the action will become effective when the instrument or instruments are delivered to the trustee. Proof of execution of any instrument or of a writing appointing any agent will be sufficient for any purpose of the Sterling Finance Indenture and, subject to the Sterling Finance Indenture provisions relating to the appointment of any such agent, conclusive in favor of the trustee and Prologis Sterling Finance LLC, if made in the manner specified above.
Discharge, Defeasance and Covenant Defeasance
Prologis Sterling Finance LLC may discharge various obligations to holders of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or that are scheduled for redemption within one year. The discharge will be completed by irrevocably depositing with the trustee the funds needed to pay the principal, any make-whole amounts, interest and additional amounts payable to the date of deposit or to the date of maturity, as the case may be.
Prologis Sterling Finance LLC may take either of the following actions with respect to the debt securities:
(1)   Prologis Sterling Finance LLC may defease and be discharged from any and all obligations with respect to the debt securities. However, Prologis Sterling Finance LLC would continue to be obligated to pay any additional amounts resulting from tax events, assessment or governmental charges with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities. Additionally, Prologis Sterling Finance LLC would remain responsible for replacing temporary or mutilated, destroyed, lost or stolen debt securities, for maintaining an office or agency in respect of debt securities and for holding moneys for payment in trust.
(2)   With respect to the debt securities, Prologis Sterling Finance LLC may elect to effect covenant defeasance and be released from Prologis Sterling Finance LLC’s obligations to fulfill the covenants contained under the heading “— Covenants” in this prospectus. Further, Prologis Sterling Finance LLC may elect to be released from Prologis Sterling Finance LLC’s obligations with respect to any other covenant in the Sterling Finance Indenture, if such a provision is included in the series of debt securities at the time that they are issued. Once Prologis Sterling Finance LLC has made this election, any omission to comply with those covenants shall not constitute a default or an event of default with respect to the series of debt securities.

In either case, Prologis Sterling Finance LLC must irrevocably deposit the needed funds in trust with the trustee.
The trust may only be established if, among other things, Prologis Sterling Finance LLC has delivered an opinion of counsel to the trustee. The opinion of counsel shall state that the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Sterling Finance Indenture.
If after Prologis Sterling Finance LLC has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series and
(1)   the holder of a series of debt securities is entitled to and elects to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt securities; or
(2)   a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by the debt securities will be deemed to have been, and will be, fully discharged. The indebtedness will be satisfied through the payment of the principal of, and premium or any make-whole amount and interest on, the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the holder’s election or the cessation of usage based on the applicable market exchange rate.
“Conversion event” means the cessation of use of:
(1)   a currency, currency unit or composite currency, other than the pound sterling or other currency unit, both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;
(2)   the pound sterling for the settlement of transactions by public institutions of or within the United Kingdom; or
(3)   any currency unit or composite currency other than the pound sterling for the purposes for which it was established.
All payments of principal of, and premium or any make-whole amount and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.
In the event Prologis Sterling Finance LLC effects covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, other than the events of default that would no longer be applicable because of the covenant defeasance or an event of default triggered by an event of bankruptcy or other insolvency proceeding, the amount of funds on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, Prologis Sterling Finance LLC would remain liable to make payment of the amounts due at the time of acceleration.
Registration and Transfer
Subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the trustee referred to above. In addition, subject to the limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for exchange or registration of transfer of the debt security at the corporate trust office of the trustee referred to above. Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but Prologis Sterling Finance LLC may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prologis Sterling Finance LLC may at any time designate a transfer agent, in addition to the trustee, with respect to any series of debt securities. If Prologis Sterling Finance LLC has designated such a transfer agent or transfer agents, Prologis Sterling Finance LLC may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that Prologis Sterling Finance LLC will be required to maintain a transfer agent in each place of payment for the series.
Neither Prologis Sterling Finance LLC nor the trustee will be required to:
(1)   issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;
(2)   register the transfer of or exchange any debt security, or portion of security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or
(3)   issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the series. Global securities, if any, are expected to be deposited with DTC as depository. Each global security will be issued:
•
only in fully registered form; and

•
without interest coupons.

You may hold your beneficial interests in the global securities directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.
Redemption notices will be sent to DTC. If less than all of the debt securities within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the series to be redeemed.
Neither DTC nor Cede & Co. will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to Prologis Sterling Finance LLC as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, which are identified in a listing attached to the omnibus proxy.
Prologis Sterling Finance LLC may, at any time, decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the debt securities will be printed and delivered.
What is a global security?   A global security is a special type of indirectly held security in the form of a certificate held by a depository for the investors in a particular issue of securities. The debt securities will be issued in the form of global securities, and the ultimate beneficial owners can only be indirect holders. Prologis Sterling Finance LLC does this by requiring that the global securities be registered in the name of a financial institution Prologis Sterling Finance LLC selects and by requiring that the debt securities included in the global securities not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global securities is called the “Depository.” Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depository.
Except as described below, each global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in global securities will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.
Special investor considerations for global securities.   As an indirect holder, an investor’s rights relating to global securities will be governed by the account rules of the investor’s financial institution and of the Depository, DTC, as well as general laws relating to securities transfers. Prologis Sterling Finance LLC does not recognize this type of investor as a holder of debt securities and instead deals only with DTC, the Depository that holds global securities.
An investor in global securities should be aware that because the debt securities are issued only in the form of global securities:
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The investor cannot get debt securities registered in his or her own name.

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The investor cannot receive physical certificates for his or her interest in the debt securities.

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The investor will be a “street name” holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities.

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The investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

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DTC’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global notes. Prologis Sterling Finance LLC and the trustee have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global securities. Prologis Sterling Finance LLC and the trustee also do not supervise DTC in any way.

Exchanges among the global securities.   Any beneficial interest in one of the global securities that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in such global note and become an interest in the other global security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other global security for as long as it remains such an interest.
Certain book-entry procedures for the global securities.   The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither Prologis Sterling Finance LLC nor the dealer managers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.
Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.
Clearstream Banking, S.A.   Clearstream has advised Prologis Sterling Finance LLC that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream

participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear.   Euroclear has advised Prologis Sterling Finance LLC that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a United Kingdom corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.
DTC.   DTC has advised Prologis Sterling Finance LLC that it is the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System , a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to indirect participants. DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its participants are on file with the SEC.
Indirect access to DTC’s system is also available to the Indirect Participants that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or Indirect Participants.
Prologis Sterling Finance LLC expects that pursuant to procedures established by DTC (1) upon deposit of each global security, DTC will credit the accounts of participants with an interest in the global security and (2) ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the Indirect Participants (with respect to the interests of persons other than participants).
The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global security to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global security to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the Sterling Finance Indenture. Owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the Sterling Finance Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if such holder is not a participant or an Indirect Participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of debt securities under the Sterling Finance Indenture or such global security. Prologis Sterling Finance LLC understands that under existing industry practice, in the event that Prologis Sterling Finance LLC requests any action of holders of debt securities, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of such global security, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. None of Prologis, L.P., Prologis Sterling Finance LLC nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the debt securities by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such debt securities.
Payments with respect to the principal of, and premium, if any, additional interest, if any, and interest on, any debt securities represented by a global security registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing such debt securities under the Sterling Finance Indenture. Under the terms of the Sterling Finance Indenture, Prologis Sterling Finance LLC and the trustee may treat the persons in whose names the debt securities, including the global securities, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, none of Prologis, L.P., Prologis Sterling Finance LLC nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global security (including principal, premium, if any, additional interest, if any, and interest). Payments by the participants and the Indirect Participants to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the Indirect Participants and DTC.
Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of Prologis, L.P., Prologis Sterling Finance LLC nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the debt securities sold outside of the United States and cross-market transfers of the notes associated with secondary market trading. Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.
Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the United States agents of Clearstream and Euroclear, as participants in DTC. When debt securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its United States agent to receive debt securities against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day (European time).
Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending debt securities to the relevant United States agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants. When a Clearstream or Euroclear participant wishes to transfer debt securities to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its United States agent to transfer these debt securities against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States or the United Kingdom.
Definitive securities.   A global security is exchangeable for Certificated Securities if:
(1)   DTC (a) notifies the issuer that it is unwilling or unable to continue as depository for the global securities or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each cash the issuer fails to appoint a successor depository;
(2)   the issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Securities; or
(3)   there shall have occurred and be continuing a default or event of default with respect to the debt securities.

In all cases, Certificated Securities delivered in exchange for any global security or beneficial interests in global securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).
No Personal Liability
Except as provided in the Sterling Finance Indenture, no past, present or future trustee, director, officer, employee, stockholder or partner of Prologis, L.P. or Prologis Sterling Finance LLC or any successor to Prologis, L.P. or Prologis Sterling Finance LLC will have any liability for any of Prologis, L.P.’s or Prologis Sterling Finance LLC’s obligations under the debt securities or the Sterling Finance Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting the debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of debt securities.
Trustee
Unless otherwise described in the applicable prospectus supplement, U.S. Bank Trust Company, National Association will be the trustee and registrar and Elavon Financial Services DAC will be the paying agent. Under the Sterling Finance Indenture, the trustee may resign or be removed with respect to the debt securities, and a successor trustee may be appointed to act with respect to the debt securities. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the Sterling Finance Indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity satisfactory to it. If an event of default occurs and is continuing and the trustee becomes one of a creditor of Prologis, L.P. or Prologis Sterling Finance LLC, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Prologis, L.P. or Prologis Sterling Finance LLC. If, however, an event of default occurs and is continuing and the trustee acquires any conflicting interest, it must eliminate that conflict or resign.
The Sterling Finance Indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under the Sterling Finance Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the Sterling Finance Indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Sterling Finance Indenture.
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of the United States federal income tax considerations regarding our election to be taxed as a REIT and the ownership and disposition of our capital stock. The tax consequences of owning and disposing of debt securities and warrants are not summarized in this discussion. Since these provisions are highly technical and complex, if you are a prospective investor of our debt securities, rights, warrants, preferred stock or common stock, then you are urged to consult your own tax advisor with respect to the United States federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the debt securities, rights, warrants, preferred stock or common stock. This summary of material federal income tax considerations is for general information only and is not tax advice. The information in this summary is based on current law, including:
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the Code;

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current, temporary and proposed Treasury regulations promulgated under the Code;

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the legislative history of the Code;

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current administrative interpretations and practices of the Internal Revenue Service; and

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court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service except with respect to the particular taxpayers that requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively.
In addition, this summary does not consider the effect of any foreign, state, local or other tax laws that may be applicable to us or to our stockholders.
We have not requested, and do not plan to request, any rulings from the Internal Revenue Service with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. We can provide no assurance that the tax considerations described in this discussion will not be challenged by the Internal Revenue Service or, if so challenged, would be sustained by a court.
You are urged to consult your tax advisor regarding the specific tax consequences to you of:
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The acquisition, ownership and sale or other disposition of the securities offered by this prospectus, including the federal, state, local, foreign and other tax consequences;

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Our election to be taxed as a REIT for federal income tax purposes; and

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Potential changes in applicable tax laws.

Our Qualification and Taxation as a REIT
General.   We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ending December 31, 1997. We believe that we have been organized and have operated in a manner that allows us to qualify for taxation as a REIT under the Code commencing with our taxable year ending December 31, 1997, and we currently intend to continue to be organized and operate in this manner. However, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by our tax counsel. Accordingly, the actual results of our operations during any particular taxable year may not satisfy those requirements, and no assurance can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify.”
The sections of the Code and the corresponding Treasury regulations that relate to the qualification and taxation as a REIT are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and Treasury regulations promulgated under the Code, and administrative and judicial interpretations of the Code, and those rules and Treasury regulations.
Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a “C corporation.” Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when that income is distributed. We will, however, be required to pay federal income tax as follows:
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First, we will be required to pay tax at the corporate rate on any undistributed “REIT taxable income,” including undistributed net capital gains.

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Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, we will be required to pay tax at the corporate rate on this income. Foreclosure property is generally property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

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Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

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Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (B) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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Fifth, if we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, provided such failure is due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the corporate tax rate multiplied by the net income generated by the non-qualifying assets that caused us to fail such test.

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Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our initial basis in the asset is less than the fair market value of the asset at the time we acquire the asset, and we subsequently recognize gain on the disposition of the asset during the applicable recognition period, then we will be required to pay tax at the corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the necessary parties make or refrain from making the appropriate elections under the applicable Treasury regulations then in effect.

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Ninth, our subsidiaries that are C corporations, including our “taxable REIT subsidiaries,” generally will be required to pay federal corporate income tax on their taxable income. See “— Ownership of Interests in Taxable REIT Subsidiaries.”

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Tenth, the Operating Partnership and our other subsidiaries that are classified as partnerships for United States federal income tax purposes may be required to pay tax, penalties and interest in connection with an income tax audit. See “Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies — Partnership Audit Rules.”

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Eleventh, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary of our company to any of our tenants. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary attributable to services provided to us or on our behalf that is less than the income that the taxable REIT subsidiary would have earned from such services based on arm’s length negotiations. See “— Redetermined Rents, Redetermined Deductions, Excess Interest, and Redetermined TRS Service Income” below.

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Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our stock and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

Requirements for Qualification as a REIT.   The Code defines a REIT as a corporation, trust or association:
(1)   that is managed by one or more trustees or directors;
(2)   that issues transferable shares or transferable certificates to evidence its beneficial ownership;
(3)   that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;
(4)   that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;
(5)   that is beneficially owned by 100 or more persons;
(6)   not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, (as defined in the Code to include certain entities) during the last half of each taxable year; and
(7)   that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.
The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) above do not apply until after the first taxable year for which an election is made to be taxed as a REIT.
For purposes of condition (6), specified tax-exempt entities are treated as individuals, except that a “look-through” exception applies with respect to pension funds.
We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions on the ownership and transfer of our shares intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See the section below entitled “— Failure to Qualify.”
In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and intend to continue to have a calendar taxable year.
Ownership of a Partnership Interest.   We own and operate one or more properties through partnerships and limited liability companies treated as partnerships for federal income tax purposes. Treasury regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in the partnership’s capital, subject to special rules relating to the 10% asset test described below. We also will be deemed to be entitled to our proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in our hands for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we directly or indirectly own an interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. Thus, our proportionate share of the assets and items of income of the Operating Partnership, including the Operating Partnership’s share of these items for any partnership in which the Operating Partnership owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below. We have included a brief summary of the rules governing the federal income taxation of partnerships below in “— Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”
We have direct control of the Operating Partnership and indirect control of some of our subsidiary partnerships, and we intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT. However, we are a limited partner in certain partnerships. If a partnership in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action that could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. See “— Failure to Qualify” below. The treatment described in this paragraph also applies with respect to our ownership of interests in limited liability companies or other entities or arrangements that are treated as partnerships for federal income tax purposes.
Ownership of Interests in Qualified REIT Subsidiaries.   We own 100% of the stock of a number of corporate subsidiaries that we believe will be treated as qualified REIT subsidiaries under the Code, and may acquire additional qualified REIT subsidiaries in the future. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its stock and it is not a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as our assets, liabilities and such items (as the case may be) for all purposes under the Code, including the REIT qualification tests. For this reason, references in this discussion to our income and assets include the income and assets of any qualified REIT subsidiary we own. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries.   Our taxable REIT subsidiaries are corporations other than REITs and qualified REIT subsidiaries in which we directly or indirectly hold stock, and that have made a joint election with us to be treated as taxable REIT subsidiaries. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which one of our taxable REIT subsidiaries owns more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, our taxable REIT subsidiaries may be limited in their ability to deduct interest expenses as described below under “— Limitation on Deductibility of Business Interest.”. We currently hold an interest in a number of taxable REIT subsidiaries, and may acquire securities in one or more additional taxable REIT subsidiaries in the future. Our ownership of securities of taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests, but will be subject to the 20% asset test, described below under “— Asset Tests.”
Affiliated REITs.   We own interests in certain corporate subsidiaries which have elected to be taxed as REITs. Provided each of these subsidiary REITs qualifies as a REIT, our interest in each subsidiary REIT will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us from each such subsidiary REIT will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each subsidiary REIT must independently satisfy the various REIT qualification requirements described in this summary. If a subsidiary REIT were to fail to qualify as a REIT, and certain relief provisions did not apply, such subsidiary REIT would be treated as a taxable C corporation and its income would be subject to federal income tax. In addition, a failure of a subsidiary REIT to qualify as a REIT could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT.
Income Tests.   We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, from certain hedging transactions entered into after July 30, 2008 and from certain foreign currency gains recognized after July 30, 2008) from investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or from certain types of temporary investments. Second, in each taxable year, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, from certain hedges of indebtedness, from certain other hedges entered into after July 30, 2008 and from certain foreign currency gains) from (a) these real property investments, (b) dividends, interest and gain from the sale or disposition of stock or securities, or (c) any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements described above only if all of the following conditions are met:
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The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

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We, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents received from such a tenant that is also a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value;

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Rent attributable to personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property;” and

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We generally must not operate or manage our property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to its provision of non-customary services will, however, be non-qualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend to take, and as the general partner of the Operating Partnership, do not intend to permit the Operating Partnership to take, actions we believe will cause us to fail to satisfy any of the rental conditions described above. However, we may intentionally have taken and may intentionally continue to take actions that fail to satisfy these conditions to the extent the failure will not, based on the advice of tax counsel, jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly and timely identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction was entered into on or after January 1, 2005, and will not constitute gross income and thus will be exempt from the 75% gross income test to the extent such hedging transaction was entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as non-qualifying income for purposes of the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, and (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test (or any property which generates such income and gain) and (B) for taxable years beginning after December 31, 2015, new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
We have made investments in certain entities located outside the United States, and from time to time we may acquire additional properties outside of the United States, through a taxable REIT subsidiary or otherwise. These acquisitions could cause us to incur foreign currency gains or losses. Prior to July 30, 2008, the characterization of any such foreign currency gains for purposes of the REIT gross income tests was unclear, although the IRS had indicated that REITs may apply the principles of proposed Treasury regulations to determine whether such foreign currency gain constitutes qualifying income under the REIT income tests. As a result, we anticipated that any foreign currency gain we recognized relating to rents we receive from any property located outside of the United States were qualifying income for purposes of the 75% and 95% gross income tests. Any foreign currency gains recognized after July 30, 2008 to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and will be exempt from these tests.
Our taxable REIT subsidiaries may provide certain services in exchange for a fee or derive other income that would not qualify under the REIT gross income tests. Such fees and other income do not accrue to us, but, to the extent our taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend income through our interest in the Operating Partnership. Such dividend income qualifies under the 95%, but not the 75%, REIT gross income test. The Operating Partnership may provide certain management or administrative services to our taxable REIT subsidiaries. In addition, certain of our subsidiaries receive fees, which may include incentive fees, in exchange for the provision of certain services to asset management clients. The fees we derive as a result of the provision of such services will be non-qualifying income to us under both the 95% and 75% REIT income tests. The amount of such dividend and fee income will depend on a number of factors that cannot be determined with certainty, including the level of services provided by the subsidiaries receiving fees, our taxable REIT subsidiaries and the Operating Partnership. We will monitor the amount of the dividend income from our taxable REIT subsidiaries and the fee income (received by certain subsidiaries) described above, and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the REIT income tests. However, there can be no guarantee that such actions will in all cases prevent us from violating a REIT income test.

We believe that the aggregate amount of our non-qualifying income, from all sources, in any taxable year will not exceed the limit on non-qualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury regulations to be issued; and

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our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally accrue or receive exceeds the limits on non-qualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “— Our Qualification and Taxation as a REIT — General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our non-qualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Prohibited Transaction Income.   Any gain we recognize (including any net foreign currency gain) on the sale of property (other than foreclosure property) held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our qualified REIT subsidiaries, partnerships or limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income could also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. A sale of property will not be treated as a prohibited transaction if the sale meets the requirements of safe harbor provisions contained in the Code. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not believe that any of our sales were prohibited transactions, but we may not always meet the safe harbor requirements described above. The Internal Revenue Service may contend that one or more of these sales is subject to the 100% penalty tax.
Redetermined Rents, Redetermined Deductions, Excess Interest, and Redetermined TRS Service Income.   Any redetermined rents, redetermined deductions, excess interest or (for taxable years beginning after December 31, 2015) redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length agreements, and redetermined TRS service income is income of a taxable REIT subsidiary attributable to services provided to us or on our behalf that is less than the income that would have been earned from such services based on arm’s length agreements. Rents we receive will not constitute redetermined rents if they qualify under the safe harbor provisions contained in the Code.
We intend to deal with our taxable REIT subsidiaries on a commercially reasonable arm’s length basis, but we may not always satisfy the safe harbor provisions described above. These determinations are inherently factual, and the Internal Revenue Service has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the Internal Revenue Service successfully made such an assertion, we would be required to pay a 100% penalty tax on the difference between an arm’s length amount and the amount actually paid.

Asset Tests.   At the close of each quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and United States government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds. For taxable years beginning after December 31, 2015, the term “real estate assets” also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of our total assets may be represented by securities, other than those securities included in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe harbor. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.
Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Through the Operating Partnership, we own an interest in several corporations which have jointly elected or will jointly elect with us to be treated as taxable REIT subsidiaries. Some of these corporations own the stock of other corporations, which have also become taxable REIT subsidiaries. So long as each of these corporations qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded and will not exceed 20% of the aggregate value of our gross assets. Prior to the election to treat these corporations as our taxable REIT subsidiaries, we did not own more than 10% of the voting securities of these corporations. In addition, we believe that prior to the election to treat these corporations as our taxable REIT subsidiaries, the value of the pro rata share of the securities of these corporations held by us did not, in any case, exceed 5% of the total value of our assets. With respect to each issuer in which we currently own securities that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that the value of the securities of each issuer does not exceed 5% of the total value of our assets and our ownership of the securities of each issuer complies with the 10% voting securities limitation and 10% value limitation. No independent appraisals have been obtained to support these conclusions, and there can be no assurance that the Internal Revenue Service will agree with our determinations of value.
Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the treatment of debt instruments of publicly offered REITs as real estate assets, as described above.
The asset tests must be satisfied at the close of each quarter of our taxable year in which we (directly or through our qualified REIT subsidiaries, partnerships or limited liability companies) acquire securities in the applicable issuer, and also at the close of each quarter of our taxable year in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in the Operating

Partnership or other partnerships and limited liability companies that own such securities, or acquire other assets. For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to the Operating Partnership or as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a change caused by changes in the foreign currency exchange rate used to value foreign assets). If we fail to satisfy an asset test because we acquire securities or other property during a quarter, we may cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. For this purpose, an increase in our interests in the Operating Partnership or any other partnership or limited liability company in which we directly or indirectly own an interest will be treated as an acquisition of a portion of the securities or other property owned by that partnership or limited liability company.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our non-qualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the non-qualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient non-qualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the corporate tax rate multiplied by the net income generated by the non-qualifying assets, and (3) disclosing certain information to the IRS.
Although we believe that we have satisfied the asset tests and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that our efforts will always be successful, or will not require a reduction in the Operating Partnership’s overall interest in an issuer. If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT. See “— Failure to Qualify” below.
Annual Distribution Requirements.   To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:
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90% of our “REIT taxable income,” and

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90% of our after tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of our non-cash income over 5% of “REIT taxable income” as described below.

Our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.
In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our initial basis in the asset is less than the fair market value of the asset at the time we acquire the asset, within five years from the date of acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.
We generally must pay the distributions described above in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year.

Such distributions are treated as paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for that year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve month period following the close of that year. Except as provided below, these distributions are taxable to our stockholders, other than tax-exempt entities, as discussed below, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at the regular corporate tax rate. We believe we have made and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the Operating Partnership agreement authorizes us, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.
We expect that our “REIT taxable income” will be less than our cash flow because of depreciation and other non-cash charges included in computing our “REIT taxable income.” Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may be required to borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.
In certain cases, we may decide to make distributions partly in cash and partly in stock. If we make such a distribution, taxable stockholders would be required to include the full amount of the dividend (i.e., the cash and the stock portion) as ordinary income (subject to limited exceptions), to the extent of our current and accumulated earnings and profits for United States federal income tax purposes, as described below under the headings “Taxation of Our Stockholders — Taxable United States Stockholders — Distributions Generally” and “Taxation of Our Stockholders — Non-United States Stockholders — Distributions Generally.” As a result, our stockholders could recognize taxable income in excess of the cash received and may be required to pay tax with respect to such dividends in excess of the cash received. If a taxable stockholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to non-United States holders, we may be required to withhold United States tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.
Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which we may include in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the tax in subsequent years.
Like-Kind Exchanges.   We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Earnings and Profits Distribution Requirement.   A REIT is not permitted to have accumulated earnings and profits attributable to non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute all such earnings and profits. Our failure to comply with this rule would require that we pay a “deficiency dividend” to our stockholders, and interest to the Internal Revenue Service, to distribute any remaining earnings and profits. A failure to make this deficiency dividend distribution would result in the loss of our REIT status. See “— Failure to Qualify.”
Limitation on Deductibility of Business Interest.   Under new legislation, the deduction for net business interest is generally limited to 30% of the borrower’s adjusted taxable income (excluding non-business income, net operating losses, business interest income, and, for taxable years beginning before January 1, 2022, computed without regard to depreciation and amortization). This limitation on the deductibility of net business interest could result in additional taxable income for us and our United States subsidiaries that are C corporations, including our taxable REIT subsidiaries, unless we and our subsidiaries qualify as real estate companies and elect not to be subject to such limitation in exchange for using longer depreciation periods than may otherwise be available. The limitation on the deductibility of business interest was increased from 30% to 50% of adjusted taxable income for taxable years beginning in 2019 or 2020, provided that for partnerships the 50% limitation applied only for taxable years beginning in 2020.
Failure to Qualify
Specified cure provisions will be available to us in the event that we violate a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.
If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be required to pay tax on our taxable income at the corporate rate. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as ordinary corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies
General.   Substantially all of our investments are held indirectly through the Operating Partnership and subsidiary partnerships and limited liability companies. In general, partnerships and limited liability companies that are classified as partnerships for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the entity. We will include in our income our proportionate share of these partnership and limited liability company items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests and subject to special rules relating to the 10% asset test described above, we will include our proportionate share of assets held by the Operating Partnership and our subsidiary partnerships and limited liability companies.
Entity Classification.   Our ownership of an interest in the Operating Partnership involves special tax considerations, including the possibility that the Internal Revenue Service might challenge the status of the Operating Partnership or one or more of the subsidiary partnerships or limited liability companies as partnerships, as opposed to associations taxable as corporations for federal income tax purposes. If the Operating Partnership or one or more of the subsidiary partnerships or limited liability companies were treated as an association, they would be taxable as a corporation and therefore be required to pay an entity-level income tax. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the asset tests and possibly the income tests. This, in turn, could prevent us from qualifying as a REIT. In addition, a change in the tax status of the Operating Partnership or one or more of the subsidiary partnerships or limited liability companies might be treated as a taxable event, in which case, we might incur a tax liability without any related cash distributions.
Treasury regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation and which has at least two members may elect to be treated as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury regulations in effect prior to this date. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership (or disregarded entity) for federal income tax purposes unless it elects otherwise.
An entity that is otherwise classified as a partnership may be treated as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are considered readily tradable on a secondary market or the substantial equivalent thereof. Treasury regulations provide safe harbors under which the interests in a partnership will not be considered readily tradable on a secondary market (or its substantial equivalent). In addition, a publicly traded partnership will not be treated as a corporation for tax purposes if 90% or more of its gross income consists of “qualifying income.” Qualifying income generally includes rents from real property, gain from the sale of real property, and other income that would satisfy the 95% gross income test applicable to REITs as described above. We expect the Operating Partnership and the subsidiary partnerships and limited liability companies to qualify for one or more exemptions from treatment as a corporation under the publicly traded partnership rules. Consequently, we believe that the Operating Partnership and the subsidiary partnerships and limited liability companies will be classified as partnerships (or disregarded entities) for federal income tax purposes. No assurance can be given, however, that the Internal Revenue Service would not assert that the Operating Partnership or a subsidiary partnership or limited liability company constitutes a publicly traded partnership or that facts and circumstances will not develop which could result in the Operating Partnership or a subsidiary partnership or limited liability company being treated as a publicly traded partnership that is treated as a corporation for federal tax purposes.
Allocations of Income, Gain, Loss and Deduction.   The net proceeds from our issuance of any preferred stock will be contributed to the Operating Partnership in exchange for its preferred limited partnership units. In addition, to the extent we issue preferred stock in exchange for preferred limited partnership units of Prologis 2, L.P., we will contribute substantially all of such units to the Operating Partnership in exchange for additional preferred limited partnership units in the Operating Partnership. In each case, the Operating Partnership’s partnership agreement will provide for preferred distributions of cash and preferred allocations of income to us with respect to these newly issued preferred units. As a consequence, we will receive distributions from the Operating Partnership that we will use to pay dividends on substantially all of the shares of preferred stock that we issue before any of the other partners in the Operating Partnership (other than a holder of preferred units, if such units are not then held by us) receive a distribution.
In addition, if necessary, income will be specially allocated to us, and losses will be allocated to the other partners of the Operating Partnership, in amounts necessary to ensure that the balance in our capital account will at all times be equal to or in excess of the amount we are required to pay on the preferred stock then issued by us upon liquidation or redemption. Similar preferred distributions and allocations will be made for the benefit of other holders of preferred or other special limited partnership units in the Operating Partnership. Except as provided below, all remaining items of operating income and loss will be allocated to the holders of common units in the Operating Partnership in proportion to the number of units or performance units held by each such unitholder. All remaining items of gain or loss relating to the disposition of the Operating Partnership’s assets upon liquidation will be allocated first to the partners in the amounts necessary, in general, to equalize our and the limited partners’ per unit capital accounts, with any special allocation of gain to the holders of performance units being offset by a reduction in the gain allocation to us and to unitholders that were performance investors.

Certain limited partners have agreed to guarantee debt of our Operating Partnership, either directly or indirectly under limited circumstances. As a result of these guarantees, and notwithstanding the foregoing discussion of allocations of income and loss of our Operating Partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of gain or loss upon a liquidation of our Operating Partnership.
If an allocation of income of a partnership or limited liability company does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. Our Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.
Tax Allocations With Respect to the Properties.   Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value and the adjusted tax basis of the contributed property at the time of contribution as adjusted from time to time. These allocations are solely for federal income tax purposes, and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. The Operating Partnership was formed by way of contributions of appreciated property, i.e., property having an adjusted tax basis less than its fair market value at the time of contribution. Moreover, subsequent to the formation of the Operating Partnership, additional appreciated property has been contributed to it in exchange for Operating Partnership interests. The Operating Partnership agreement requires that allocations of income, gain, loss and deduction attributable to these appreciated properties be made in a manner consistent with Section 704(c) of the Code.
Treasury regulations issued under Section 704(c) of the Code provide partnerships and limited liability companies with a choice of several methods of accounting for book-tax differences. We and our Operating Partnership have agreed to use the “traditional method” to account for book-tax differences for the properties initially contributed to the Operating Partnership and for some assets acquired subsequently. Under the “traditional method,” which is the least favorable method from our perspective, the carryover basis of contributed interests in the properties in the hands of our Operating Partnership (i) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our Operating Partnership. An allocation described in (ii) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “— Our Qualification and Taxation as a REIT.” To the extent our depreciation is reduced, or our gain on sale is increased, stockholders may recognize additional dividend income without an increase in distributions. We and our Operating Partnership have not yet decided what method will be used to account for book-tax differences for properties to be acquired by the Operating Partnership in the future.
Any property acquired by the Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.
Partnership Audit Rules.   The Bipartisan Budget Act of 2015 changed the rules applicable to United States federal income tax audits of partnerships. Under these rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The application of certain aspects of these partnership audit rules is still unclear.
Taxation of Our Stockholders
The following summary describes certain of the United States federal income tax consequences of owning and disposing of our capital stock. This summary assumes that you hold our stock as a “capital asset” within the meaning of the Code (generally, property held for investment).
This summary does not deal with all aspects of federal income taxation that may affect particular holders of capital stock in light of their individual circumstances, or with holders subject to special treatment under the federal income tax laws, including:
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insurance companies;

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tax-exempt organizations;

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financial institutions or broker-dealers;

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traders in securities that elect to mark to market;

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holders owning our capital stock as part of a “straddle,” “hedge,” “conversion” or other risk reduction transaction;

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holders whose functional currency is not the United States dollar;

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holders subject to the alternative minimum tax;

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persons deemed to sell our capital stock under the constructive sale provisions of the Code;

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“S” corporations;

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partnerships and persons holding our capital stock through an entity treated as a partnership for federal income tax purposes;

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expatriates;

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REITs or regulated investment companies;

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holders who acquire our capital stock as compensation; and

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except as specifically provided below, non-United States stockholders (as defined below).

Taxable United States Stockholders
If you are a “United States stockholder,” as defined below, this section applies to you. Otherwise, the next section, “Non-United States Stockholders,” applies to you.
Definition of a United States Stockholder.   A “United States stockholder” is a beneficial holder of capital stock who is, for United States federal income tax purposes:
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a citizen or resident of the United States;

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a corporation, partnership or other entity created or organized in or under the laws of the United States or of any state or in the District of Columbia, unless, in the case of a partnership, Treasury regulations provide otherwise;

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an estate which is required to pay United States federal income tax regardless of the source of its income; or

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a trust if a United States court can exercise primary supervision over the administration of such trust and one or more United States persons have authority to control all substantial decisions of such trust, or if such trust has a valid election in place to be treated as a United States person.

Distributions Generally.   Distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, will constitute dividends generally taxable to our taxable United States stockholders as ordinary income. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of United States stockholders that are corporations. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to distributions on our outstanding preferred stock and then to distributions on our outstanding common stock.
To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each United States stockholder. This treatment will reduce the adjusted tax basis which each United States stockholder has in its shares of our stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a United States stockholder’s adjusted tax basis in its shares will be taxable as capital gain, provided that the shares have been held as capital assets. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. Stockholders may not include in their own income or on their tax returns any of our net operating losses or capital losses.
In addition, certain dividends partially paid in our stock and partially paid in cash will be taxable to the recipient United States stockholder to the same extent as if entirely paid in cash. See Requirements for Qualification as a REIT — Annual Distribution Requirements” above.
For taxable years beginning after December 31, 2017 and before January 1, 2026, a non-corporate United States stockholder may deduct 20% of ordinary REIT dividends (i.e., not including any REIT capital gain dividends or qualified dividends). The cumulative amount that a United States stockholder may deduct for any taxable year with respect to ordinary REIT dividends from all sources (together with certain other categories of income that are also eligible for such 20% deduction) may not exceed 20% of such United States stockholder’s total taxable income (excluding any net capital gain).
Capital Gain Distributions.   Distributions that we properly designate as capital gain dividends will be taxable to our taxable United States stockholders as gain from the sale or disposition of a capital asset to the extent that such gain does not exceed our actual net capital gain for the taxable year and, for taxable years beginning after December 31, 2015, to the extent such gain does not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. If we properly designate any portion of a dividend as a capital gain dividend, then we intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our stock in proportion to the amount that our total dividends, as determined for federal income tax purposes, paid or made available to the holders of our stock for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of our stock for the year.
Retention of Net Long-Term Capital Gains.   We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a United States stockholder generally would:
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include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls;

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be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the United States stockholder’s long-term capital gains;

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receive a credit or refund for the amount of tax deemed paid by it;

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increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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in the case of a United States stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains as required by Treasury regulations to be prescribed by the Internal Revenue Service.

Passive Activity Losses and Investment Interest Limitations.   Distributions we make and gain arising from the sale or exchange by a United States stockholder of our shares will not be treated as passive activity income. As a result, United States stockholders generally will not be able to apply any “passive losses” against this income or gain. A United States stockholder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Stock.   If a United States stockholder sells or disposes of its shares of our stock to a person other than us, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property it receives on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if it has held the stock for more than one year. In general, if a United States stockholder recognizes loss upon the sale or other disposition of stock that it has held for six months or less, the loss recognized will be treated as a long-term capital loss to the extent the United States stockholder received distributions from us which were required to be treated as long-term capital gains.
Tax Rates.   The maximum United States federal income tax rate on long-term capital gains and qualified dividends for individuals is generally 20%. In general, dividends payable by a REIT are not eligible for the reduced tax rate on qualified dividends, except to the extent the REIT’s dividends are attributable either to dividends received from taxable corporations (such as our taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if we distribute taxable income that we retained and paid tax on in the prior taxable year) or to dividends properly designated by us as “capital gain dividends” (although, depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate). Ordinary REIT dividends that do not qualify for the reduced rate will be taxed at the higher tax rates applicable to ordinary income (the current maximum rate for non-corporate taxpayers is 37%, scheduled to increase to 39.6% for taxable years beginning after December 31, 2025), but will generally be eligible for a 20% deduction as described above.
A tax of 3.8% generally is imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from dividends and net gain attributable to the disposition of certain property, such as our stock, less certain deductions. In the case of individuals, this tax will only apply to the extent such individual’s modified adjusted net income exceeds $200,000 ($250,000 for married couples filing a joint return and surviving spouses, and $125,000 for married individuals filing a separate return). Prospective investors should consult their own tax advisors regarding the possible implications of these rules in their particular circumstances.
Information Reporting and Backup Withholding.   We report to our United States stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount of any tax withheld. A United States stockholder may be subject to backup withholding with respect to dividends paid by us unless the holder is a corporation or is otherwise exempt and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the backup withholding rules. A United States stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of distributions to any stockholders who fail to certify their non-foreign status.
Tax-Exempt Stockholders
Except as described below, dividend income from us and gain arising upon the sale of shares generally will not be unrelated business taxable income to a tax-exempt stockholder. This income or gain will be unrelated business taxable income, however, if the tax-exempt stockholder holds its shares as “debt financed property” within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.
For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” will be treated as unrelated business taxable income as to some trusts that hold more than 10%, by value, of the interests of a REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts. As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our stock is publicly traded, we cannot guarantee that this will always be the case.
Non-United States Stockholders
The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our stock by non-United States stockholders. When we use the term “non-United States stockholders,” we mean stockholders who are not United States stockholders, as described above in “— Taxable United States Stockholders — Definition of a United States Stockholder.” The rules governing the United States federal income taxation of the ownership and disposition of our stock by non-United States stockholders are complex, and no attempt is made herein to provide more than a brief summary. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-United States stockholder in light of such stockholder’s particular circumstances and does not address any state, local or foreign tax consequences. We urge non-United States stockholders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the purchase, ownership, and disposition of shares of our stock, including any reporting requirements.
Distributions Generally.   Distributions that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-United States stockholder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business (and, in the case of an applicable income tax treaty, are attributable to a permanent establishment) will be subject to tax on a net basis in the same manner as dividends paid to United States stockholders are subject to tax (currently at a 21% federal rate in the case of a non-United States stockholder that is a corporation and at graduated federal rates up to 37% in the case of other non-United States stockholders), and are generally not subject to withholding. Any such dividends received by a non-United States stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-United States stockholder to the extent that such distributions do not exceed the non-United States stockholder’s adjusted basis in our stock, but rather will reduce the adjusted basis of such stock. However, such distributions may be subject to withholding of United States federal income tax at a 15% rate if such withholding would be required in connection with a sale or exchange of such non-United States stockholder’s stock under FIRPTA (as described below under “— Sale of Our Stock”), in which case such non-United States stockholder would be required to file a United States tax return in order to claim a refund of the amount withheld. To the extent that these distributions exceed a non-United States stockholder’s adjusted basis in our stock, they will generally give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below under “— Sale of Our Stock.” However, recent legislation may cause such excess distributions to be treated as dividend income for certain non-United States stockholders.
Except as otherwise described below, we expect to withhold United States income tax at the rate of 30% on any distributions made to a non-United States stockholder unless:
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a lower treaty rate applies and the non-United States stockholder files with us an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, evidencing eligibility for that reduced treaty rate; or

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the non-United States stockholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with the non-United States stockholder’s trade or business.

However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.   Distributions to a non-United States stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:
(1)   the investment in our stock is treated as effectively connected with the non-United States stockholder’s United States trade or business (and, in the case of an applicable income tax treaty, is attributable to a permanent establishment), in which case the non-United States stockholder will be subject to the same treatment as United States stockholders with respect to such gain, except that a non-United States stockholder that is a foreign corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty), as discussed above; or
(2)   the non-United States stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.
Pursuant to the Foreign Investment in Real Property Tax Act, which we refer to as “FIRPTA,” distributions to a non-United States stockholder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-United States stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-United States stockholders would generally be taxed at the same rates applicable to United States stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the Internal Revenue Service 21% (or less to the extent provided in applicable Treasury regulations) of any distribution to a non-United States stockholder that is designated as a capital gain dividend, or, if greater, 21% (or less to the extent provided in applicable Treasury regulations) of a distribution to the non-United States stockholder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-United States stockholder’s United States federal income tax liability. However, any distribution with respect to any class of stock which is “regularly traded” (as defined by applicable Treasury regulations) on an established securities market located in the United States is not subject to FIRPTA, and therefore not subject to the 21% United States withholding tax described above, if the non-United States stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will be treated as ordinary dividend distributions.
In addition, distributions to certain publicly traded non-United States stockholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA and will instead be treated as ordinary dividend distributions, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our common stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-United States stockholders should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains.   Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the capital stock held by United States stockholders generally should be treated with respect to non-United States stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-United States stockholder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the Internal Revenue Service a refund to the extent of the non-United States stockholder’s proportionate share of such tax paid by us exceeds its actual United States federal income tax liability.
Sale of Our Stock.   Gain recognized by a non-United States stockholder upon the sale or exchange of our stock generally will not be subject to United States taxation unless such stock constitutes a “United States real property interest” within the meaning of FIRPTA. Our stock will not constitute a “United States real property interest” so long as we are a “domestically-controlled qualified investment entity.” A “domestically-controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-United States stockholders. For this purpose, any person that at all times during the testing period holds less than 5% of a class of our stock that is regularly traded on an established securities market in the United States is treated as a United States stockholder unless we have actual knowledge that such person is a non-United States stockholder. We believe, but cannot guarantee, that we have been a “domestically-controlled qualified investment entity,” but because our capital stock is publicly traded, no assurance can be given that we are or will continue to be a “domestically-controlled qualified investment entity.”
Notwithstanding the foregoing, gain from the sale or exchange of our stock not otherwise subject to FIRPTA will be taxable to a non-United States stockholder if either (1) the investment in our stock is treated as effectively connected with the non-United States stockholder’s United States trade or business (and, in the case of an applicable income tax treaty, is attributable to a permanent establishment) or (2) the non-United States stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically-controlled qualified investment entity, upon disposition of our stock (subject to the 10% exception applicable to “regularly traded” stock and the FIRPTA exemptions for “qualified shareholders” and “qualified foreign pension funds,” each as described above), a non-United States stockholder may be treated as having gain from the sale or exchange of United States real property interest if the non-United States stockholder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of our stock within 30 days after such ex-dividend date.
Even if we do not qualify as a “domestically-controlled qualified investment entity” at the time a non-United States stockholder sells or exchanges our stock, gain arising from such a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a “United States real property interest” if:
(1)   our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE; and
(2)   such non-United States stockholder owned, actually and constructively, 10% or less of our stock throughout the five-year period ending on the date of the sale or exchange.
In addition, dispositions of our stock by “qualified shareholders” are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our stock. Furthermore, dispositions of our stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-United States stockholders should consult their tax advisors regarding the application of these rules.

If gain on the sale or exchange of our stock were subject to taxation under FIRPTA, the non-United States stockholder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable United States stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or exchange of our stock were subject to taxation under FIRPTA, and if shares of our stock were not “regularly traded” on an established securities market, the purchaser of the stock would be required to withhold and remit to the Internal Revenue Service 15% of the purchase price.
Information Reporting and Backup Withholding.   Generally, we must report annually to the Internal Revenue Service the amount of dividends paid to a non-United States stockholder, such non-United States stockholder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-United States stockholder. Pursuant to tax treaties or other agreements, the Internal Revenue Service may make its reports available to tax authorities in the non-United States stockholder’s country of residence.
Payments of dividends or of proceeds from the disposition of stock made to a non-United States stockholder may be subject to information reporting and backup withholding unless such non-United States stockholder establishes an exemption, for example, by properly certifying its non-United States status on an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or another appropriate version of Internal Revenue Service Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-United States stockholder is a United States person.
Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the Internal Revenue Service.
FATCA Withholding.   Pursuant to Sections 1471 through 1474 of the Code and the United States Treasury regulations promulgated thereunder, which we refer to as “FATCA”, a United States withholding tax at the rate of 30% is imposed on payments of certain United States source income (including dividends) paid to non-United States financial institutions and certain other non-United States non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk of FATCA withholding on our distributions to non-United States stockholders, these agreements are expected to reduce the risk of the withholding for non-United States stockholders in (or non-United States stockholders indirectly holding our stock through financial institutions in) those countries. Non-United States stockholders should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of our stock.
Other Tax Consequences
We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business, and our stockholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, a stockholder’s state and local tax treatment may not conform to the federal income tax consequences discussed above. This discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. Consequently, prospective investors should consult their tax advisors regarding the effect of state, local or foreign tax laws on an investment in our shares.

PLAN OF DISTRIBUTION
We or any selling stockholder may sell the securities offered pursuant to any applicable prospectus supplement, directly to one or more purchasers or through dealers, agents or underwriters, or through a combination of methods. The securities may be sold domestically or abroad. Selling stockholders to be named in a prospectus supplement may offer and sell, from time to time, the common stock and preferred stock up to such amounts as set forth in a prospectus supplement. The common stock, preferred stock, rights or warrants offered pursuant to any applicable prospectus supplement may be sold in at-the-market equity offerings or on a negotiated or competitive bid basis through underwriters or dealers or directly to other purchasers or through agents. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our stockholders. In connection with subscription offerings or the distribution of subscription rights to stockholders, if all of the underlying common stock and preferred stock are not subscribed for, we may sell such unsubscribed common stock and preferred stock to third parties directly or through agents and, in addition, whether or not all of the underlying common stock and preferred stock are subscribed for, we may concurrently offer additional common stock and preferred stock to third parties directly or through agents, which agents may be affiliated with us. We will name any underwriter, dealer or agent involved in the offer and sale of the securities in the applicable prospectus supplement. We reserve the right to sell the securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.
The securities may be distributed from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

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at negotiated prices.

We may also, from time to time, authorize underwriters, dealers or other persons, acting as our agents, to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. We will also describe in the applicable prospectus supplement any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with any underwriters, dealers and agents which may entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement for certain expenses. We will describe any indemnification agreements in the applicable prospectus supplement.
Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder, except in the case of the common stock, will be a new issue with no established trading market. If we sell any shares of our common stock, such shares will be listed on the New York Stock Exchange, subject to official notice of issuance. In addition to common stock, we may elect to list any series of securities issued hereunder on any exchange, but we are not obligated to do so. It is possible that one or more underwriters or agents may make a market in the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot assure you as to the liquidity of the trading market for the securities.

If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions or other suitable persons to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. We may make delayed delivery with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Certain of the underwriters, dealers or agents and their respective associates may be customers of, and/or engage in transactions with and perform services for, us in the ordinary course of business.

LEGAL MATTERS
The validity of the securities will be passed upon for us by Mayer Brown LLP, Chicago, Illinois.
EXPERTS
The consolidated financial statements and financial statement schedule III of Prologis, Inc., Prologis, L.P. and subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting of Prologis, Inc. as of December 31, 2021 have been incorporated by reference herein and in the registration statement and in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:
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Combined Annual Report of Prologis and Prologis OP on Form 10-K for the fiscal year ended December 31, 2021, filed on February 9, 2022;

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Combined Quarterly Report of Prologis and Prologis OP on Form 10-Q for the fiscal quarter ended March 31, 2022, filed on April 26, 2022;

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Combined Quarterly Reports of Prologis and Prologis OP on Form 10-Q for the fiscal quarter ended June 30, 2022, filed on August 8, 2022;

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Combined Current Reports of Prologis and Prologis OP on Form 8-K, filed on February 8, 2022, February 15, 2022 (as amended by a Form 8-K/A filed on April 5, 2022), May 9, 2022, May 10, 2022, June 13, 2022 (Items 1.01 and 9.01), July 6, 2022 (Items 1.01, 1.02, 2.03 and 9.01), August 10, 2022 and September 15, 2022;

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The description of the common stock of Prologis, Inc. contained in the Registration Statement of Prologis, Inc. on Form 8-A filed on October 28, 1997 as updated by Exhibit 4.1 to the combined Annual Report of Prologis, Inc. and Prologis, L.P. on Form 10-K for the fiscal year ended December 31, 2021; and

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All documents filed by Prologis, Inc. and Prologis, L.P. with the SEC pursuant to Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering (but excluding any documents or portions of documents which are deemed “furnished” and not filed with the SEC).

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect the registration statement, including exhibits, at the SEC’s website at http://www.sec.gov or on our website at http://www.prologis.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to:
Prologis, Inc.
Prologis, L.P.
Attn: Investor Relations
Pier 1, Bay 1
San Francisco, CA 94111
(415) 394-9000
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public at the SEC’s website at http://www.sec.gov or on our website at http://www.prologis.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC.

C$
Prologis, L.P.
 % Notes due

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Scotiabank
TD Securities

The date of this prospectus supplement is                 , 2022.